UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

of Stockholders

2019

Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238

Notice of Annual Meeting of Stockholders

To be held on May 9, 2019

The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 9, 2019 at 10:30 a.m. local time for the following purposes:

1.	To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To vote on a proposal to approve, on an advisory basis, the company’s 2018 executive compensation;

3.	To vote on a proposal to approve an amendment to the Hexcel Corporation 2013 Incentive Stock Plan;

4.	To vote on a proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2019; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 13, 2019, as the record date for determination of the stockholders entitled to vote at the meeting or any adjournments or postponements thereof.

By order of the Board of Directors

Gail E. Lehman

Executive Vice President, General Counsel and Secretary

Dated: March 22, 2019

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2019

The proxy statement, annual report to stockholders and related materials are available on our website at
http://investors.hexcel.com/financials/proxy-materials.

This proxy statement is furnished to the holders of common stock of Hexcel Corporation (“Hexcel” or the “company”) in connection with the solicitation of proxies by Hexcel on behalf of the Board of Directors of the company (the “board of directors” or the “board”) for use at the Annual Meeting of Stockholders, or any adjournments or postponements thereof, to be held on May 9, 2019 (the “Annual Meeting”). This proxy statement and the accompanying proxy card are first being distributed or made available to stockholders on or about March 22, 2019.

HEXCEL CORPORATION | 2019 Proxy Statement

2019 Proxy Statement Summary

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

The Meeting

TO BE HELD ON:	May 9, 2019

TIME:	10:30 am, local time

PLACE:	Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901

RECORD DATE:	You will be eligible to vote your shares of common stock at the Annual Meeting if you were a stockholder of record at the close of business on March 13, 2019. As of that date, 84,868,544 shares of common stock were issued and outstanding. The holders of 42,434,273 shares will constitute a quorum at the Annual Meeting.

Proposals and Board Recommendations

Proposal No.	Proposal	Board Recommendation	See Page
1	Elect nine directors	FOR all nominees	1
2	Approve, on an advisory basis, 2018 executive compensation	FOR	53
3	Approve an amendment to the Hexcel Corporation 2013 Incentive Stock Plan	FOR	55
4	Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2019	FOR	65
HEXCEL CORPORATION | 2019 Proxy Statement	i

2019 PROXY STATEMENT SUMMARY

Company Highlights

Fiscal 2018 Performance

■	Our sales were a record $2.189 billion in 2018, an increase of 11% compared to 2017.

■	Our diluted net income per common share was $3.11 for 2018, compared to $3.09 in 2017.

■	Our adjusted diluted earnings per share was $3.05 for 2018, as compared to $2.68 in 2017. Adjusted diluted earnings per share is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of adjusted diluted earnings per share to GAAP diluted earnings per share.

■	Our net cash provided by operating activities was $421.4 million in 2018, compared to $428.7 million in 2017. Our free cash flow, a non-GAAP financial measure, was a record $237.3 million in 2018, compared to $150.6 million in 2017. Free cash flow equals our net cash provided by operating activities minus capital expenditures ($184.1 million in 2018; $278.1 million in 2017).

Corporate Governance Practices

We believe that our corporate governance practices generally reflect best practices consistent with Hexcel’s and our stockholders’ interests.

✓	Eight of nine director nominees are independent

✓	Average age of director nominees is 60

✓	Gender diversity reflected in the composition of the board

✓	Diversity of director experience, including in business background, technological acumen and tenure, reflected in the composition of the board

✓	Mandatory retirement age of 70 for directors

✓	Annual elections for all directors

✓	Independent lead director empowered with broad responsibilities and governance duties

✓	Majority voting in uncontested elections of directors

✓	One class of stock with equal voting rights

✓	Comprehensive enterprise risk, succession and business strategy oversight
✓	Regular executive sessions of the independent directors

✓	Annual board and board committee self-evaluations, and peer review of individual directors every other year

✓	Policies prohibiting hedging and pledging Hexcel stock by directors

✓	Robust stock ownership guidelines for directors

Executive Compensation

Our compensation philosophy is to deliver pay for performance, and we follow a number of compensation practices designed to provide a level of performance that creates sustainable value for our stockholders.

✓	Annual say-on-pay stockholder vote

✓	Emphasis on performance-based compensation

✓	81% of target CEO pay in 2018 was variable and at risk

✓	Non-guaranteed performance-based annual cash bonuses

✓	Challenging performance targets under annual cash bonus plan and long-term stock-based compensation plan based on return on invested capital and, since 2017, relative earnings per share growth targets

✓	Multi-year vesting periods for annual stock awards

✓	Limit on maximum incentive payouts

✓	No excise tax gross-up under severance agreements (subsequent to 2013) or under our Executive Severance Policy

✓	No repricing of any stock options without stockholder approval

✓	Clawback policy that applies to executive officer incentive-based compensation

✓	Policies prohibiting hedging and pledging Hexcel stock by executive officers

✓	Robust stock ownership guidelines for executive officers

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Questions and Answers

Who is entitled to vote at the Annual Meeting?

You will be eligible to vote your shares of common stock at the Annual Meeting if you were a holder of our common stock at the close of business on March 13, 2019, the record date. Each share of common stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered the stockholder of record or a “record holder” with respect to those shares, and you may submit a proxy card and vote those shares in the manner described in this proxy statement.

Most of our stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares. As the beneficial owner, you generally have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is responsible for providing you with a voting instruction form that you use to give instructions as to how your shares are to be voted.

How do I vote?

Voting by proxy

If you were a record holder on the record date, you can vote by returning a signed proxy card that provides your instructions as to how your shares will be voted.

Voting shares you hold through a broker, bank or other nominee

If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee. Your broker, bank or other nominee should provide a voting instruction form that explains how you may vote your shares. You should complete that firm’s voting instruction form and return it as requested by the firm. If internet or telephone voting is offered, the voting instruction form should contain instructions on how to vote using those methods.

Voting in person

If you are a record holder, you may vote your shares in person by ballot at the Annual Meeting. You should indicate that you plan to attend the Annual Meeting when submitting your proxy card by checking the box under the caption “Meeting Attendance” on the proxy card. Even if you plan to attend the meeting, we urge you to submit a proxy card so that your vote will be recorded in the event that you are unable to attend.

If you are a beneficial owner, you will need an admission ticket or proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from your broker, bank or other nominee are examples of proof of ownership. If you want to vote the shares you hold as a beneficial owner in person at the Annual Meeting, you must bring a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Employee stockholders

If you hold shares through our Employee Stock Purchase Plan or our 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) savings plan, all shares of common stock for which the trustee has not received timely instructions will be voted by the trustee in the same proportion as the shares of common stock for which the trustee received timely instructions, unless inconsistent with applicable law. With respect to our Employee Stock Purchase Plan, we consider all shares of common stock for which the custodian has not received timely instructions not present for quorum purposes, and those shares will not be voted by the custodian.

HEXCEL CORPORATION | 2019 Proxy Statement	iii

2019 PROXY STATEMENT SUMMARY

What does it mean if I receive more than one proxy card or voting instruction form?

If your shares are held in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to submit a proxy card or voting instruction form.

What is required in order to attend the Annual Meeting?

In accordance with our security procedures, admission to the Annual Meeting is restricted to record holders and beneficial owners of Hexcel stock as of the record date, March 13, 2019. If you are a record holder, indicate that you plan to attend the Annual Meeting when submitting your proxy card by checking the box under the caption “Meeting Attendance” on the proxy card. If you are not a record holder, or if you are a record holder and have not submitted your proxy card or did not indicate on your submitted proxy card that you plan to attend the Annual Meeting, please contact the office of the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901; facsimile number (203) 358-3972 to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the Annual Meeting. All stockholders attending the Annual Meeting must also present a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the Annual Meeting. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting. You may contact Morrow Sodali LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

How does the board of directors recommend that I vote?

The board recommends that you vote:

■	FOR the election of the nine director nominees;

■	FOR the approval, on an advisory basis, of the company’s 2018 executive compensation;

■	FOR the approval of an amendment to the Hexcel Corporation 2013 Incentive Stock Plan; and

■	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2019.

What if I return my proxy card but do not vote for all of the proposals?

All shares that are represented by a properly completed proxy card that we receive in time to be voted will be voted at the Annual Meeting. The persons designated on the proxy card as “proxies” (the “proxy holders”) will vote all shares covered by the proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares in accordance with the board’s recommendations.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares in their discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What is a “broker non-vote”?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, brokers are not permitted to vote on the election of directors, the advisory vote on the compensation of our named executive officers or the amendment to the Hexcel Corporation 2013 Incentive Stock Plan; therefore, if your shares are held by a broker, you must provide voting instructions if you want your broker to vote on these matters.

Can I vote by telephone or over the internet?

If you are a record holder, you can vote by returning a signed proxy card, providing instructions as to how your shares will be voted, or vote by ballot at the Annual Meeting. Telephone and internet voting is not available for record holders. If you are a beneficial owner, you should receive material from your broker, bank or other nominee asking you for instructions on how you want them to vote your shares. If the firm offers internet or telephone voting, the voting instruction form should contain instructions on how to vote using one of those methods.

iv	HEXCEL CORPORATION | 2019 Proxy Statement

2019 PROXY STATEMENT SUMMARY

How do I revoke a proxy?

If you are a record holder and have provided a proxy, you may revoke it at any time prior to the Annual Meeting by:

■	mailing a revocation to our Corporate Secretary at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, with a later date than the date of any proxy you previously provided, so long as the revocation is received by our Corporate Secretary prior to the Annual Meeting;

■	submitting another properly completed proxy dated later than the date of any proxy you previously provided, so long as it is received by our Corporate Secretary prior to the Annual Meeting;

■	filing a written revocation at the Annual Meeting with our Corporate Secretary; or

■	casting a ballot at the Annual Meeting.

If you are a beneficial owner, you should contact your broker, bank, or other nominee for instructions on how to revoke your proxy or change your vote. If you are an employee stockholder who holds shares through one of our benefit plans, you should contact the trustee or custodian for instructions on how to revoke your proxy or change your vote.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. As of the record date, March 13, 2019, 84,868,544 shares of common stock were issued and outstanding. The holders of 42,434,273 shares will constitute a quorum at the meeting.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the Annual Meeting and the effect of abstentions and broker non-votes.

	Required Vote	Effect of Votes, Abstentions and Broker Non-Votes
Proposal 1 — Elect nine directors	Number of votes cast “for” the nominee must exceed the number of votes cast “against” that nominee.	Abstentions and broker non-votes will have no effect on the voting for this matter.
Proposal 2 — Approve, on an advisory basis, 2018 executive compensation	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Approve an amendment to the Hexcel Corporation 2013 Incentive Stock Plan	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 4 — Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2019	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” There should be no broker non-votes since brokers are permitted to vote on this proposal, even if they have not received voting instructions from the beneficial owners.

How may the company solicit my proxy?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in soliciting proxies for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

How will the votes at the Annual Meeting be tabulated?

At the Annual Meeting, Morrow Sodali will tabulate all votes cast in person or by proxy. Its officers or employees will serve as inspectors of election.

HEXCEL CORPORATION | 2019 Proxy Statement	v

2019 PROXY STATEMENT SUMMARY

Where will I find the voting results on the proposals presented at the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (“SEC”), generally within four business days following the Annual Meeting.

Several stockholders live at my address. Why did we receive only one set of proxy materials?

We typically deliver only one annual report and one proxy statement to multiple stockholders at the same address, unless we have received contrary instructions from one or more of the stockholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Record holders who wish to receive a separate annual report or proxy statement in the future, or record holders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should notify our company’s Corporate Secretary at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901. Beneficial owners who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank, or other nominee.

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Proposal 1—Election of Directors

At the Annual Meeting, nine directors will be elected to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board are currently serving as directors of the company.

Majority Voting Standard for Election of Directors

Our Bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this standard, which will apply to the election of directors at the Annual Meeting, a director nominee will be elected only if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the vote. If a nominee who currently is serving as a director is not re-elected, Delaware law provides that the director will continue to serve on the board. However, each incumbent director nominee standing for re-election must submit an irrevocable resignation in advance of the stockholder vote regarding the election of directors. The resignation is contingent upon both the director not receiving the required vote for re-election and the board’s acceptance of the resignation, which the board, in its discretion, may reject if it deems such rejection to be in the best interest of the company.

Prior to the board’s determination to accept or reject the resignation, the nominating and corporate governance committee, composed entirely of independent directors, will make a recommendation to the board with respect to the tendered resignation. The board must take action on the committee’s recommendation within 90 days following the meeting at which the election of directors occurred. An incumbent director whose resignation is the subject of the board’s determination is not permitted to participate in the deliberations or votes of the committee or the board regarding the acceptance of the resignation.

In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected, which is not the case with respect to the election of directors at the Annual Meeting), a plurality voting standard will apply.

HEXCEL CORPORATION | 2019 Proxy Statement	1

PROPOSAL 1—Election of Directors

Information Regarding the Directors

All but one of our current directors have been nominated for re-election to the board. David L. Pugh has not been nominated for re-election because he has reached the age of 70 and, as stated in our corporate governance guidelines, it is our general policy that a director who has attained the age of 70 will not be nominated for re-election. Effective as of the date of the Annual Meeting, the number of directors will be reduced to nine. The nominating and corporate governance committee considered the following attributes in connection with its determination that our current directors should continue to serve on our board: familiarity with large-scale operations; industry expertise and professional relationships; the ability to utilize past experience in management, finance, technology, operations, and other areas to address issues we face on a recurring basis; collegiality and the ability to work together as a group; outstanding integrity and business judgment; and the ability to ask probing questions during board discussions and to carefully scrutinize significant business, financing and other proposals suggested by management. In addition to these factors, the committee also considered the respective attributes with respect to each nominee that are listed below that nominee’s biographical information:

NICK L. STANAGE

Chairman, Chief Executive Officer and President
Age: 60
Director Since: 2013

Mr. Stanage became a director and our Chief Executive Officer and President on August 1, 2013, and also became our Chairman of the Board on January 1, 2014. He has served as our President since November 2009. Mr. Stanage served as our Chief Operating Officer from May 2012 until assuming the Chief Executive Officer position. Prior to joining Hexcel, Mr. Stanage was President of the Heavy Vehicle Products group (including both Commercial Vehicle Products and Off Highway Products) at Dana Holding Corporation from December 2005 to October 2009, and served as Vice President and General Manager of the Commercial Vehicle Group at Dana from August 2005 to December 2005. From 1986 to 2005, Mr. Stanage held positions of increasing responsibility in engineering, operations and marketing with Honeywell Inc. (formerly AlliedSignal Inc.). Among the positions held by Mr. Stanage at Honeywell were Vice President Integrated Supply Chain and Technology for the Consumer Products Group from 2003 to January 2005, and Vice President and General Manager of the Aerospace Group’s Engine Systems and Accessories Division from January 2005 to August 2005. Mr. Stanage began his career as a design engineer with Clark Equipment Company. Mr. Stanage also serves on the board of directors of TriMas Corporation, as well as on the audit, compensation, and corporate governance and nominating committees of TriMas.

Key Attributes, Experience and Skills:

Mr. Stanage has developed an in-depth understanding of our company’s business operations, growth opportunities and challenges, as well as its customer and product base during his nine-year tenure with Hexcel. His over 20 years of management and operations experience at Dana and Honeywell provide him with substantial expertise in the management, strategy, financial and operational requirements of a global manufacturing company.
JOEL S. BECKMAN

Retired Managing Partner,
Greenbriar Equity Group LLC
Age: 63
Director Since: 2003
Committees: Nominating and Corporate Governance, Finance (Chair)

Mr. Beckman is a retired Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is on the board of a number of private companies, and is active in various civic organizations.

Key Attributes, Experience and Skills:

Mr. Beckman brings to his role on the board over 30 years’ experience as an investment banker and an investor in transportation (including aerospace) companies. His experience in the transportation sector, together with his extensive experience in private equity, renders him well-qualified to serve as chair of our finance committee, a position he has held since January 2009, and has made him a key contributor to the board’s consideration of refinancing and capital structure matters.

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PROPOSAL 1—Election of Directors

LYNN BRUBAKER

Retired Vice President/General Manager
Honeywell International Inc.
Age: 61
Director Since: 2005

Committees: Audit, Nominating and Corporate Governance (Chair)

Ms. Brubaker retired from Honeywell International Inc. in 2005, where she had most recently served as Vice President/General Manager—Commercial Aerospace. Ms. Brubaker has held a variety of executive leadership, operational management, strategy, business development and customer management roles in the aerospace industry, including a variety of positions at AlliedSignal Inc. from 1996 until AlliedSignal acquired Honeywell in 1999. Prior to joining AlliedSignal, Ms. Brubaker held management positions with McDonnell Douglas, Republic Airlines (acquired by Northwest Airlines), and ComAir. Ms. Brubaker has been a director of FARO Technologies, Inc. since July 2009, and serves on its audit, compensation, operational audit, and nominating and corporate governance committees. Ms. Brubaker also serves as a director of QinetiQ Group plc, a British company whose shares are listed on the London Stock Exchange, and serves on its remuneration, audit, risk & CSR and nominations committees. Ms. Brubaker also currently serves on the board of a private aerospace company.

Key Attributes, Experience and Skills:

Ms. Brubaker has over 40 years of experience in the aviation and aerospace industries, as well as over 17 years’ experience serving on several boards of directors, and 14 years advising international, high technology and multi-industry companies. In particular, her extensive experience in a wide variety of capacities with the commercial aerospace, defense and space industries enables her to provide valuable insights to the board with respect to these industries. In addition, her ongoing aerospace industry involvement and relationships enable her to provide important insights as to customer feedback independent of management, and her expertise in sales and marketing management enables her to provide valuable observations with regard to our sales and marketing organization. Ms. Brubaker’s extensive contacts within key markets for Hexcel, as well as her experience on the boards of other companies, make her well suited to chair our nominating and corporate governance committee, a position she has held since January 2014.
JEFFREY C. CAMPBELL

Executive Vice President and Chief Financial Officer
American Express Company
Age: 58
Director Since: 2003 (Lead Director)
Committees: Audit (Chair), Nominating and Corporate Governance

Mr. Campbell has served as Executive Vice President and Chief Financial Officer of the American Express Company, a global services company, since August 2013. From January 2004 to June 2013, he served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp., the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and held various management positions of American Airlines from 1990 to 1998. Earlier in his career, Mr. Campbell worked as a certified public accountant with Deloitte, Haskins & Sells from 1986 to 1988. Mr. Campbell has been a director of Aon plc since March 2018, and is a member of its audit and organization and compensation committees.

Key Attributes, Experience and Skills:

Mr. Campbell’s extensive experience in finance and accounting, including his current role as Chief Financial Officer of American Express, and his prior role as Chief Financial Officer of McKesson, as well as over 13 years in executive and management positions in the commercial aviation industry, enable him to provide significant financial expertise to the board, particularly in areas such as compliance, risk management, financing, investor relations and systems solutions, and renders him well-qualified to serve as chair of the audit committee, a position he has held since May 2008. Mr. Campbell’s proven management expertise and tenure on the board led to his appointment as lead director in July 2018.

HEXCEL CORPORATION | 2019 Proxy Statement	3

PROPOSAL 1—Election of Directors

CYNTHIA M. EGNOTOVICH

Retired President, Aerospace Systems Customer Service
United Technologies Corporation
Age: 61
Director Since: 2015
Committees: Audit

Ms. Egnotovich served as President, Aerospace Systems Customer Service of United Technologies Corporation (“UTC”) from July 2012 to November 2013. Previously, Ms. Egnotovich served as Segment President, Nacelles and Interior Systems for Goodrich Corporation (which was acquired by UTC in July 2012) from 2007 to 2012. Ms. Egnotovich joined Goodrich in 1986 and held leadership roles of increasing significance, including Segment President of Engine Systems, Segment President of Electronic Systems and Segment President of Engine & Safety Systems. Ms. Egnotovich served as a director of The Manitowoc Company from 2008 to 2016, where she was a member of its audit committee and served as the chair of its compensation committee. In February 2016, she became a director and chairwoman of the board of The Manitowoc Food Service Company, a spinoff of The Manitowoc Company, subsequently renamed Welbilt, Inc. Ms. Egnotovich continues to be the chairwoman of Welbilt’s board and also serves as chair of its governance committee.

Key Attributes, Experience and Skills:

Ms. Egnotovich brings to the Hexcel board almost 30 years of experience in the aerospace industry, much of which involved senior leadership roles. Ms. Egnotovich has significant experience overseeing and assessing the performance of companies, as well as their accountants, which makes her well suited to serve on our audit committee. In addition, Ms. Egnotovich provides to the board a useful manufacturing perspective, based on her experience as a director of a publicly traded manufacturing company outside of the aerospace industry.

THOMAS A. GENDRON

Chairman, Chief Executive Officer and President
Woodward, Inc.
Age: 58
Director Since: 2010
Committees: Compensation (Chair), Finance

Mr. Gendron has been Chairman, Chief Executive Officer and President of Woodward, Inc., a designer, manufacturer and service provider of energy control and optimization solutions used in global infrastructure equipment, serving the aerospace, power generation and distribution and transportation markets, since 2007. He previously served Woodward as President and Chief Executive Officer from 2005 to 2007 and as President and Chief Operating Officer from 2002 to 2005. Prior to becoming President of Woodward, Mr. Gendron served in a variety of other management positions at Woodward.

Key Attributes, Experience and Skills:

Mr. Gendron’s experience as Chief Executive Officer and President of Woodward includes extensive operations and marketing experience in the aerospace and wind power industries, by virtue of Woodward’s global aircraft and wind turbine controls business. Mr. Gendron’s experience enables him to provide valuable insights regarding the aerospace and wind power industries, including marketing strategies. In addition, Mr. Gendron’s significant manufacturing management experience enables him to provide useful observations regarding our manufacturing operations. His experience in evaluating compensation programs as Woodward’s Chief Executive Officer renders him well-qualified to serve as chair of the compensation committee, and he has served in that capacity since May 2016.

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PROPOSAL 1—Election of Directors

JEFFREY A. GRAVES

Chief Executive Officer and President
MTS Systems Corporation
Age: 57
Director Since: 2007
Committees: Compensation, Finance

Since May 2012, Dr. Graves has served as Chief Executive Officer, President and a director of MTS Systems Corporation, a leading global supplier of test systems and sensors. From 2005 until May 2012, Dr. Graves served as President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer (2003-2005); President and Chief Operating Officer (2002-2003); and Vice President of Technology and Engineering (2001-2002). From 1994 to 2001, Dr. Graves was employed by the General Electric Company, holding a variety of management positions in GE’s Power Systems division from 1996 to 2001, and in GE’s Corporate Research and Development Center from 1994 to 1996. Earlier, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Since 2017, he has been a member of the board of directors of FARO Technologies, Inc. and serves on its audit, compensation and governance and nominating committees. He was a member of the board of directors of C&D Technologies, Inc. from 2005 until 2012, and Teleflex Incorporated from 2007 until 2017. He holds a PhD in Materials Science and has extensive prior involvement in materials development and application processes for airframe, propulsion systems and energy fields.

Key Attributes, Experience and Skills:

Dr. Graves’ extensive experience in executive and management roles with companies engaged in manufacturing and development enables him to share valuable perspectives on manufacturing, engineering, operations and finance matters. Dr. Graves provides valuable insights with respect to our global marketing efforts and strategic initiatives as a result of his significant experience with respect to international market development, particularly in China and India. Moreover, Dr. Graves’ PhD in Materials Science, with extensive experience in aerospace airframes and propulsion, together with his research and development experience, enables him to make significant contributions to the board’s assessment of our research and technology programs and information technology. In particular, he participates in our annual research and technology strategy meeting and provides an assessment to the board on the strategic direction of our product and technology development. Finally, his experience in energy storage facilitates robust discussion by the board on new market opportunities with alternative energy.
GUY C. HACHEY

Retired President and Chief Operating Officer
Bombardier Aerospace, Inc.
Age: 63
Director Since: 2014
Committees: Compensation

From May 2008 to July 2014, Mr. Hachey served as President and Chief Operating Officer of Bombardier Aerospace, Inc. Prior to joining Bombardier in 2008, Mr. Hachey held numerous roles with Delphi Corporation, including the combined positions of Vice President, Delphi Corporation and President, Delphi Europe, Middle East and Africa, as well as Executive Champion for Delphi’s global manufacturing operations. Mr. Hachey began his career in 1978 with General Motors Corporation, where he held manufacturing and engineering leadership positions in Canada and the U.S. Since January 2019, Mr. Hachey has been a member of the board of directors of Meggitt PLC, a British company whose shares are listed on the London Stock Exchange, and is a member of its audit, remuneration and nominations committees.

Key Attributes, Experience and Skills:

Mr. Hachey’s six years’ experience as the President and Chief Operating Officer of a major aircraft manufacturer enables him to provide valuable insights with regard to Hexcel’s aerospace product offerings throughout the world. In addition, Mr. Hachey’s significant experience in overseeing global automotive manufacturing businesses enables him to provide valuable perspectives regarding our manufacturing operations and industrial markets.

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PROPOSAL 1—Election of Directors

CATHERINE A. SUEVER

Executive Vice President – Finance and Administration and Chief Financial Officer
Parker Hannifin Corporation
Age: 60
Director Since: 2018
Committees: Audit

Ms. Suever has served as Executive Vice President—Finance and Administration and Chief Financial Officer of Parker Hannifin Corporation, a leading worldwide manufacturer of motion and control technologies and systems, since April 2017. Ms. Suever joined Parker Hannifin in 1987 and has held roles of increasing responsibility since, including Vice President and Corporate Controller from 2010-2017; Vice President and Controller, Climate & Industrial Controls Group from 2008-2010; Assistant Treasurer in 2007; and Director, Finance and Investor Relations Support in 2006. She has also served Parker Hannifin as Manager of External

Reporting and as a Division Controller and Business Unit Manager for its Gas Turbine Fuel Systems Division. Ms. Suever serves on the Board of Trustees for the National Multiple Sclerosis Society’s Ohio Buckeye Chapter. She is also a member of the CFO Council of the Manufacturers Alliance for Productivity & Innovation (MAPI), the American Institute of Certified Public Accountants (AICPA), and Financial Executives International (FEI).

Key Attributes, Experience and Skills:

Ms. Suever’s extensive experience in finance and accounting enables her to contribute significant financial acumen to the board and provide expertise and advice in compliance, risk management and finance. Moreover, her investor relations experience enables her to provide valuable perspectives regarding communications with the investor community.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 1—Election of Directors

Independence of Directors

Our board affirmatively determined that each director nominee, other than our Chief Executive Officer and President, Mr. Stanage, is independent within the meaning of the listing standards of the NYSE. In addition, the board has determined that the members of the audit committee, compensation committee and nominating and corporate governance committee are independent within the meaning of the NYSE listing standards, and that members of the audit and compensation committees meet the additional independence requirements of the NYSE applicable to audit committee and compensation committee members. In making its independence determinations, the board considered the following: Ms. Brubaker is a non-employee director of a company that is our customer; Ms. Brubaker and Dr. Graves are both non-employee directors of a company that is our supplier; Mr. Campbell is a non-employee director of a company that provides consulting services to us; and Mr. Hachey is a non-employee director of a company that is both a customer and a supplier of ours. After considering, among other things, our sales to each company that is a customer as a percentage of our total sales, our purchases of goods or services from each company that is a supplier or service provider as a percentage of such company’s total sales (or projected sales for 2018), and the fact that Ms. Brubaker, Mr. Campbell, Dr. Graves and Mr. Hachey are not employed by the companies referenced above, the board concluded that our relationships with these companies do not impair Ms. Brubaker’s, Dr. Graves’, Mr. Campbell’s or Mr. Hachey’s independence. In making the independence determination with respect to Dr. Graves and Ms. Suever, the board considered that they are executive officers of companies that are our suppliers. After considering, among other things, the de minimis amount of purchases we made from these companies as a percentage of their respective total sales, the board concluded that our relationships with these companies do not impair Dr. Graves’ or Ms. Suever’s independence.

Meetings and Standing Committees of the Board of Directors

General

During 2018, there were nine meetings of the board, and 18 meetings in the aggregate of the four standing committees of the board. Each of the incumbent directors who served on the board and its committees during 2018 attended or participated in at least 75% of the aggregate number of board meetings and applicable committee meetings held during 2018. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders. Each of the incumbent directors attended the last annual meeting of stockholders.

The board has established the following standing committees: audit committee; compensation committee; finance committee; and nominating and corporate governance committee. The board may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board. Each of our four standing committees operates under a charter adopted by the board. The charter for each committee except the finance committee requires that all members be independent as required by NYSE listing standards. The charter of the finance committee prohibits the committee from taking any action that is required by NYSE rules to be taken by a committee composed entirely of independent directors, unless the finance committee is composed entirely of independent directors. The finance committee is currently composed entirely of independent directors. Our board has also adopted corporate governance guidelines. All committee charters and the corporate governance guidelines are available through the Investor Relations page of our website, www.hexcel.com, under “Corporate Governance.” You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901; or via email at InvestorRelations@Hexcel.com.

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PROPOSAL 1—Election of Directors

The table below provides information regarding the current membership of each standing board committee and the number of meetings held during fiscal year 2018:

Name	Audit	Compensation	Nominating and Corporate Governance	Finance
Joel S. Beckman			■	Chair
Lynn Brubaker	■		Chair
Jeffrey C. Campbell	Chair		■
Cynthia M. Egnotovich	■
Thomas A. Gendron		Chair		■
Jeffrey A. Graves		■		■
Guy C. Hachey		■
David L. Pugh		■	■
Catherine A. Suever	■
Number of Meetings	8	6	2	2
Actions by Written Consent	—	2	3	4

Audit Committee

The audit committee assists the board in its oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 64 of this proxy statement.

All members of our audit committee meet the financial literacy requirements of the NYSE. In addition, our board has determined that Jeffrey C. Campbell and Catherine A. Suever are each an “audit committee financial expert” under SEC rules.

The audit committee has adopted procedures for the receipt, retention and handling of complaints regarding accounting, internal controls and auditing matters by employees, stockholders or other persons. Any person with such a complaint should report it to the board as set forth under “Contacting the Board” on page 11. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Finance Committee

The finance committee provides guidance to the board and management on significant finance matters, including the company’s capital structure, credit facilities, equity and debt issuances, acquisitions, divestitures, liquidity, dividends and share repurchases, and insurance coverage.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee regularly seeks input from the board regarding the skills and attributes it believes new nominees should possess in order to strengthen the board; identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; develops and recommends to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The nominating and corporate governance committee evaluates the board’s and each committee’s performance at least annually. In addition, the nominating and corporate governance committee, in collaboration with the lead director, conducts a peer review of individual directors every other year. The nominating and corporate governance committee has independent authority to select and retain a search firm to assist it in identifying qualified candidates for board membership, and has the sole authority to approve the search firm’s fees and terms of engagement.

Under the charter of the nominating and corporate governance committee and our corporate governance guidelines, the nominating and corporate governance committee is responsible for assessing the appropriate balance of criteria required of board members and, in considering potential director candidates, will consider, among other things, the background and qualifications of the potential director candidate, including knowledge,

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PROPOSAL 1—Election of Directors

experience, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, potential conflicts of interest and such other factors that the nominating and corporate governance committee considers appropriate in the context of the needs or stated requirements of the board.

We do not have a formal policy with regard to consideration of diversity in identifying director nominees. However, both the charter of the nominating and corporate governance committee and our corporate governance guidelines list diversity as one of many attributes and criteria that the committee will consider when identifying and recruiting candidates to fill positions on the board. The committee considers a broad range of diversity, including diversity with respect to experience, skill set, areas of expertise and professional background, as well as race, gender and national origin.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, as well as by other sources including our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate, according to the criteria set forth above. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to the Corporate Secretary at the address listed below under “Contacting the Board” so that it is received at least 120 days prior to the anniversary date of our prior year’s annual meeting of stockholders. The stockholder must supply the following with his or her recommendation:

■	The name and record address of the stockholder and evidence of the stockholder’s ownership of Hexcel stock; and

■	The name, age, business address and residence address of the candidate, a listing of the candidate’s qualifications to be a director, and the candidate’s consent to be named as a director if selected by the committee and nominated by the board.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the candidate or the recommending stockholder. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Compensation Committee

The compensation committee articulates our compensation policy and principles, reviews and approves our compensation programs, including director compensation, and oversees our benefit plans. In this regard, the compensation committee oversees the administration of our incentive plans and may make grants, for example, of non-qualified stock options (“NQOs”), restricted stock units (“RSUs”) and performance-based share awards (“PSAs”) to executive officers, other key employees, directors and consultants; any such grants to Mr. Stanage are subject to the approval of our independent directors.

Additional information regarding the compensation committee, including additional detail about the policies and principles regarding our compensation program, and information concerning the compensation consultant retained by the compensation committee (including a description of services provided by the consultant), is set forth under “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement.

Board Leadership Structure

As stated in our corporate governance guidelines, we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. The board believes that it is appropriate for Mr. Stanage to hold both offices because the combined role enables decisive leadership and clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders and other key constituencies, such as our employees and key customers and suppliers. We also believe we have additional board structure and oversight attributes that facilitate our maintenance of a high standard of corporate governance and effective accountability of the CEO to the board, including the following:

■	Each of the other directors on the board is independent;

■	The board has named a lead director, whose responsibilities are described below;

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PROPOSAL 1—Election of Directors

■	Mr. Stanage’s performance and compensation is reviewed, and his compensation is recommended, by the compensation committee, subject to approval by the independent directors as a group;

■	The independent directors meet regularly in executive sessions without management; and

■	The board regularly reviews performance, management development and succession plans for executive positions.

Our Bylaws dictate that if the Chairman of the Board is not independent, as is the case with Mr. Stanage, then the independent directors are required to designate an independent board member to serve as lead director. The independent directors have designated Mr. Campbell to serve as lead director. In addition to his authority to call a meeting of the independent directors, Mr. Campbell has the responsibilities listed below:

■	Oversees the flow of information to the board;

■	Determines the annual master agenda for board meetings with input from management and other directors;

■	Collaborates with the CEO to ensure that information and materials that are important to the board’s understanding of agenda items are sufficient in scope;

■	Oversees the board’s performance evaluations of the CEO and provides feedback directly to the CEO;

■	Collaborates with the nominating and corporate governance committee to conduct peer reviews of individual directors as part of the board’s evaluation process;

■	Chairs executive sessions of the board and meets with the CEO to discuss matters of board concern; and

■	Collaborates with the nominating and corporate governance committee in monitoring the composition and structure of the board.

Under our corporate governance guidelines, the independent directors are required to meet as a board in executive session, without management, at each regularly scheduled, in person board meeting, but no less than two times a year.

Risk Oversight

The board is actively involved in overseeing our risk management. The board, and each committee, regularly consider potential risks. In addition, we have an active enterprise risk management program, which is designed to measure, manage and aggregate risks on an enterprise-wide basis, and provides a systematic approach to risk assessment and mitigation. Under the enterprise risk management program, management identifies various risks facing the company and assesses such risks, taking into account the likelihood of occurrence and potential impact. Management is responsible for developing an action plan to eliminate, mitigate or monitor such risks. Management makes regular presentations to the board, no fewer than two times per year (and more frequently if circumstances warrant), regarding material risks facing the company, including internal risks related to our operations, strategy, financial condition, and employees, and external risks related to our markets, geographic locations, cybersecurity, regulatory environment, and macroeconomic outlook. At these meetings, the board discusses and reviews these risks, helps management define key risk and business continuity indicators, and determines what, if any, additional actions should be taken to mitigate these risks. In addition, each board committee is responsible for overseeing specific types of risk. The audit committee periodically reviews our currency exchange and hedging policies, tax exposures and processes to ensure compliance with laws and regulations, and also reviews reports from our anonymous hotline that employees and third parties can use to report suspected violations of our Code of Business Conduct. The audit committee also regularly meets in executive session without management present with our outsourced internal audit firm and our independent registered public accounting firm to discuss areas of concern. The finance committee addresses significant financing matters such as our capital structure, credit facilities, equity and debt issuances, acquisitions, divestitures, liquidity, dividends and share repurchases, and insurance coverage. Our compensation committee establishes compensation policies and programs that are designed to prevent incentivizing executives and employees to take on an inappropriate level of risk. The nominating and corporate governance committee is responsible for making recommendations to the board regarding succession planning for senior leadership positions. Each of our board committees delivers a report to the board, no later than the next scheduled board meeting, regarding matters considered at committee meetings that have taken place since the previous board meeting.

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PROPOSAL 1—Election of Directors

Succession Planning

At least annually, the board engages in a review of management development and succession planning to assess organizational and leadership effectiveness, and conducts in-depth discussions regarding specific succession and contingency planning for all key senior leadership positions.

Contacting the Board

Stockholders and other interested parties may contact the non-management members of the board or the lead director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901; facsimile number (203) 358-3972. The Corporate Secretary will review all communications and forward them to the lead director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the lead director. Any communications received by the lead director regarding concerns relating to accounting, internal controls or auditing matters will promptly be brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

It is our policy that all of our directors, officers and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board has adopted the Hexcel Code of Business Conduct, which applies to all of our directors, officers and employees worldwide, and addresses in detail our expectations with regard to conduct that fulfills our policy. The Code can be viewed on the Investor Relations section of our website, www.hexcel.com, under “Corporate Governance.” In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901; or via email at InvestorRelations@Hexcel.com. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to our directors or executive officers, will be promptly disclosed on the Investor Relations section of our website under “Corporate Governance.”

Director Compensation in 2018

Our non-employee director compensation program is comprised of a mix of cash and stock-based compensation designed to attract and retain qualified candidates to serve on our board. In May 2018, the compensation committee performed its annual review of the director compensation program compared with survey data from the National Association of Corporate Directors. The review indicated that our directors were compensated at competitive levels for companies of our size.

Annual non-employee director cash compensation consists of a retainer of $73,000 plus:

■	$25,000 for the lead director

■	$10,000 for each member of the audit committee

■	$7,500 for each member of the compensation committee

■	$5,000 for each member of the nominating and corporate governance committee and the finance committee

Each of the committee chairs receives the following additional annual compensation:

■	$12,500 for the audit committee chair

■	$7,500 for the compensation committee chair

■	$5,000 for each of the nominating and corporate governance committee and the finance committee chairs

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PROPOSAL 1—Election of Directors

Under our non-employee director compensation program, each non-employee director is permitted to elect to receive RSUs in lieu of their annual cash retainer to which they are entitled. In addition, upon initial election to the board and each re-election thereafter, each non-employee director receives a grant of RSUs in an amount determined by the compensation committee following its receipt of the advice of its independent compensation consultant and its consideration of other relevant factors. The grant date value of RSUs issued to directors in 2018 was $105,000. Non-employee director RSUs vest daily over the twelve months following the date of grant and convert into an equivalent number of shares of our common stock on the first anniversary of grant unless the director elects to defer conversion and delivery of the shares underlying the RSUs until termination of service as a director.

In addition to the annual compensation described above, if a special committee is designated by the board, each non-employee director who serves on the special committee receives $1,000 for each meeting attended.

Our stock ownership guidelines, which are described on page 33, apply to non-employee directors, as well as executive officers. All of our non-employee directors, except Ms. Suever, who was elected as a director in May 2018, are in compliance with the guidelines.

The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Joel S. Beckman	88,000	104,983	192,983
Lynn Brubaker	93,000	104,983	197,983
Jeffrey C. Campbell	107,644	104,983	212,627
Cynthia M. Egnotovich	83,000	104,983	187,983
W. Kim Foster(4)	84,685	104,983	189,668
Thomas A. Gendron	93,000	104,983	197,983
Jeffrey A. Graves	85,421	104,983	190,404
Guy C. Hachey	80,493	104,983	185,476
David. L. Pugh(5)	85,500	104,983	190,483
Catherine A. Suever	54,917	104,983	159,900

(1)	The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of RSUs granted to Mr. Foster and Dr. Graves, who each elected to receive RSUs in lieu of their annual cash retainer for 2018. On January 5, 2018, April 13, 2018, and July 6, 2018, Mr. Foster and Dr. Graves were each issued 289, 282 and 272 RSUs in lieu of their quarterly annual retainer payment, respectively, having a grant date fair value of $63.02, $64.68 and $67.03, respectively. On October 12, 2018, Dr. Graves was issued 299 RSUs in lieu of his quarterly annual retainer payment having a grant date fair value of $60.99. The foregoing grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). The amounts do not correspond to the actual value that will be realized by a director. For additional information regarding the assumptions made in calculating these amounts, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The grant date fair value of each RSU granted to directors on May 3, 2018 was $65.82, computed in accordance with FASB ASC Topic 718.

(3)	As of December 31, 2018, each of our non-employee directors held 1,605.23 RSUs that were not yet eligible for conversion, excluding RSUs that a director elected to receive in lieu of the director’s annual cash retainer as disclosed in footnote 1 above, and RSUs for which a director has elected to defer conversion and delivery until termination of his or her service with the board. These RSUs include RSUs provided as dividend equivalents that are accrued with respect to outstanding RSUs when we pay cash or stock dividends to our stockholders, and convert into shares of our common stock when the underlying RSUs to which they relate are converted (excluding fractional RSUs, which are cancelled). All RSUs granted prior to the 2018 annual meeting have either been converted into common stock or are subject to a director election to defer conversion. Each director (other than Ms. Brubaker, Mr. Foster and Ms. Suever) elected to defer conversion and delivery of common stock underlying the RSUs granted in 2018 until termination of his or her service as a director.

(4)	Mr. Foster retired as a member of the board of directors, effective July 26, 2018.

(5)	Mr. Pugh is not standing for re-election at the Annual Meeting.

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Executive Officers

Set forth below is certain information concerning each of our executive officers. For additional information concerning Mr. Stanage, see “PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Directors” on page 2.

		Executive
		Officer
Name	Age	Since	Position(s) With Hexcel
Nick L. Stanage	60	2009	Chairman of the Board; Chief Executive Officer; President; Director
Patrick J. Winterlich	49	2017	Executive Vice President; Chief Financial Officer
Gail E. Lehman	59	2017	Executive Vice President; General Counsel; Secretary
Robert G. Hennemuth	63	2006	Executive Vice President; Human Resources and Communications
Thierry Merlot	58	2016	President – Aerospace, Europe, Middle East, Africa and Asia Pacific
Colleen Pritchett	45	2018	President – Aerospace, Americas
Brett Schneider	46	2018	President – Global Fibers
Timothy Swords	56	2016	President – Industrial

PATRICK J. WINTERLICH was appointed our Executive Vice President and Chief Financial Officer in September 2017. Mr. Winterlich joined Hexcel in 1998 and has served in roles of increasing responsibility in Operations, Finance and Information Technology, serving most recently as Senior Vice President—Tax, Systems and Enterprise Reporting from March 2016 to August 2017. Prior to joining Hexcel, Mr. Winterlich served in several financial capacities at Courtaulds plc, a U.K. international chemicals group. He has a degree in accounting and financial analysis from Warwick University and is a member of the Chartered Institute of Management Accountants.

GAIL E. LEHMAN was appointed our Executive Vice President, General Counsel and Secretary in January 2017. Prior to joining Hexcel, she was Chief Administrative Officer, General Counsel & Corporate Secretary at Noranda Aluminum Holding Corporation from March 2012 to December 2016; its Vice President of Human Resources, General Counsel and Corporate Secretary from February 2011 to March 2012; and its Vice President, General Counsel and Secretary from January 2010 to February 2011. On February 8, 2016, Noranda filed for bankruptcy protection under the U.S. Bankruptcy Code. Ms. Lehman was Vice President, General Counsel and Corporate Secretary at both Hawker Beechcraft Corporation (July 2007-August 2009) and Covalence Specialty Materials Corporation (April 2006-May 2007). From November 2001 through April 2006, she was Assistant General Counsel, Treasury and Finance, and Assistant Secretary of Honeywell International Inc. From 1993 to November 2001, Ms. Lehman held various position of increasing responsibility in the Law Department of Honeywell.

ROBERT G. HENNEMUTH was appointed as our Executive Vice President, Human Resources and Communications in May 2016. Mr. Hennemuth joined Hexcel in March 2006 as Senior Vice President, Human Resources. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International Inc. and, prior to the acquisition of Honeywell by AlliedSignal Inc. in 1999, by AlliedSignal where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including the Honeywell Consumer Products Group.

THIERRY MERLOT became our President, Aerospace, Europe, Middle East, Africa and Asia Pacific in May 2016. From 2010 to May 2016, he was Vice President and General Manager—Aerospace, Europe, Middle East, Africa and Asia Pacific. Mr. Merlot joined Ciba-Geigy in 1988, and became an employee of Hexcel upon the merger between Hexcel and Ciba’s Composites business in 1996. Over the years, he has held several sales and marketing positions in Europe and Asia Pacific for the company. Mr. Merlot began his career in 1983 with Dassault Aviation as an R&D process engineer and Quality Manager for composite materials.

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EXECUTIVE OFFICERS

COLLEEN PRITCHETT became our President, Aerospace, Americas in November 2018. Prior to joining Hexcel, Ms. Pritchett served in a number of capacities for E.I. du Pont de Nemours and Company from June 1996 until November 2018, including most recently as Global Business Director and President of the Electronics & Imaging Advanced Printing business from January 2016 until November 2018; Global Business Director and President of the Electronics & Communications Microcircuit Materials business in Taiwan from May 2015 until December 2015; and Asia Pacific Director of the Performance Polymers business in Shanghai, China from July 2013 until May 2015. Prior to that, Ms. Pritchett held various positions of increasing responsibility at du Pont, such as Global Business Director of the Performance Polymers Kalrez® and Vespel® business; Strategic Planning Manager for the DuPont Company; Strategic Planning Manager for the Performance Coatings business; Americas Business Manager; North America Sales and Distribution Manager; and National Accounts Team Sales Manager, as well as roles in Engineering, Finance and Sales.

BRETT SCHNEIDER became our President, Global Fibers in January 2018. From May 2016 through 2017, Mr. Schneider was our Senior Vice President, Business Development, and from October 2012 to May 2016, Mr. Schneider served as our Vice President, Business Development. Mr. Schneider joined Hexcel in 2001 and has held several other positions with Hexcel, including Shared Services Manager and Global Project Manager at our Duxford, UK plant, Plant Manager for our Salt Lake City fiber operations, Site Manager at our Salt Lake City plant and Director of Advanced Manufacturing. Prior to joining Hexcel, Mr. Schneider served as Operations & Process Development Manager at Meridian Automotive Systems, Plant Manager at Cambridge Industries and Automation Development Manager at US Marine.

TIMOTHY SWORDS became our President, Industrial in May 2016, after serving from October 2012 to May 2016 as Vice President and General Manager—Industrial. He joined Hexcel in 2011 as Vice President, Business Development. Previously, he was General Manager of Commercial Engines Marketing, and Director of Strategic & Regional Marketing at GE Aviation. Prior to his tenure at GE Aviation, he served in several positions for Honeywell Aviation, including Vice President of Technical Sales for Air Transport & Regional and Vice President of Sales, Marketing & Business Development for Engine Systems and Accessories. Earlier in his career, Mr. Swords was a communications systems engineer with AG Communications Systems and with the Johns Hopkins University Applied Physics Lab.

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Security Ownership of Certain Beneficial Owners and Management

Stock Beneficially Owned by Principal Stockholders

The following table sets forth certain information as of December 31, 2018 with respect to the ownership by any person known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock (the number of shares held by each listed stockholder may have changed subsequent to December 31, 2018):

	Number of
	Shares of	Percent of
Name and Address	Common Stock(1)	Common Stock(1)
The Vanguard Group, Inc.(2)	7,522,839	8.9%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(3)	5,442,419	6.4%
55 East 52nd Street
New York, NY 10055
Epoch Investment Partners, Inc.(4)	4,523,680	5.3%
399 Park Avenue
New York, NY 10022

(1)	Based on 84,839,781 shares of common stock outstanding as of February 28, 2019.

(2)	Of the shares listed, The Vanguard Group, Inc. has sole voting power with respect to 43,588 shares, shared voting power with respect to 11,470 shares, sole dispositive power with respect to 7,477,205 shares and shared dispositive power with respect to 45,634 shares. The Vanguard Group’s business address is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares listed in the table and the information in this footnote are derived from an Amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2019.

(3)	BlackRock, Inc. is the parent of several subsidiaries that hold the shares listed in the table. Of the shares listed, BlackRock has sole voting power with respect to 5,054,791 shares and sole dispositive power with respect to 5,442,419 shares. BlackRock’s business address is 55 East 52nd St., New York, NY 10055. The number of shares listed in the table and the information in this footnote are derived from an Amendment to Schedule 13G filed by BlackRock with the SEC on February 4, 2019.

(4)	Epoch Investment Partners, Inc. (“Epoch”) and TD Asset Management Inc. (“TDAM”) are wholly owned subsidiaries of TD Bank Financial Group. Of the shares listed, TDAM has sole voting power and sole dispositive power with respect to 68,657 shares, and Epoch has sole voting power and sole dispositive power with respect to 4,455,023 shares. TDAM’s business address is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2 Canada. Epoch’s business address is 399 Park Avenue, New York, NY 10022. The number of shares listed in the table and the information in this footnote are derived from a Schedule 13G filed by TDAM and Epoch with the SEC on February 8, 2019.

HEXCEL CORPORATION | 2019 Proxy Statement	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Directors and Officers

The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 28, 2019 by our current directors and the executive officers listed in the Summary Compensation Table and by all directors and current executive officers as a group. Except as otherwise indicated in the footnotes to the table, we have been informed that each person listed had sole voting power and sole investment power over the shares of common stock shown opposite his or her name.

	Number of Shares	Percent of
Name	of Common Stock(1)(2)	Common Stock(3)(4)
Nick L. Stanage	574,211	*
Joel S. Beckman(5)	37,821	*
Lynn Brubaker(6)	10,785	*
Jeffrey C. Campbell	47,026	*
Cynthia M. Egnotovich	11,012	*
Thomas A. Gendron	46,546	*
Jeffrey A. Graves	38,023	*
Guy C. Hachey	11,220	*
David L. Pugh	69,490	*
Catherine A. Suever	1,590	*
Patrick J. Winterlich	24,463	*
Gail E. Lehman	12,062	*
Robert G. Hennemuth	133,033	*
Thierry Merlot	92,223	*
All executive officers and directors as a group (17 persons)	1,199,973	1.4%

(1)	Beneficial ownership is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which the person listed has or shares the power to vote or to direct disposition, including (a) shares underlying RSUs that were vested, but the delivery of such shares has been deferred at the election of the holder, (b) shares underlying RSUs that will vest within 60 days following February 28, 2019 and (c) NQOs exercisable on February 28, 2019 or within 60 days thereafter. Shares underlying these RSUs and NQOs are considered outstanding and beneficially owned for the purpose of computing the holder’s percentage of beneficial ownership, but not considered outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The aggregate number of shares underlying such RSUs and NQOs were as follows: Mr. Stanage 358,764; Mr. Beckman 37,821; Ms. Brubaker 1,590; Mr. Campbell 39,223; Ms. Egnotovich 11,012; Mr. Gendron 24,546; Dr. Graves 35,023; Mr. Hachey 11,220; Mr. Pugh 37,490; Ms. Suever 1,590; Mr. Winterlich 14,627; Ms. Lehman 10,596; Mr. Hennemuth 81,618; Mr. Merlot 56,275; and all executive officers and directors as a group 792,437.

(2)	None of our directors or executive officers has pledged any of our common stock.

(3)	Based on 84,839,781 shares of common stock outstanding as of February 28, 2019.

(4)	An asterisk represents beneficial ownership of less than 1%.

(5)	Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

(6)	Includes 9,195 shares held by The Brubaker Family Trust. Ms. Brubaker has investment and voting control over such shares.

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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we address the compensation paid or awarded to the following executive officers of the company, who are listed in the Summary Compensation Table that follows this discussion, and whom we refer to as our “named executive officers” or “NEOs.”

■	Nick L. Stanage, our Chairman, Chief Executive Officer and President

■	Patrick J. Winterlich, our Executive Vice President and Chief Financial Officer

■	Gail E. Lehman, our Executive Vice President, General Counsel and Secretary

■	Robert G. Hennemuth, our Executive Vice President, Human Resources and Communications

■	Thierry Merlot, our President – Aerospace, Europe, Middle East, Africa and Asia Pacific

Executive Summary

Our Operating Performance in 2018

Our operating performance in 2018 was strong, as we delivered record sales, earnings and free cash flow, reflecting continued focus on innovation and execution, and stronger positions in the markets we serve:

■	Sales were $2.189 billion in 2018, an increase of 11% compared to 2017.

■	Diluted net income per common share was $3.11 in 2018, compared to $3.09 in 2017.

■	Adjusted diluted earnings per share was $3.05 for 2018, as compared to $2.68 in 2017. Adjusted diluted earnings per share is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of adjusted diluted earnings per share to GAAP diluted earnings per share.

■	Net cash provided by operating activities was $421.4 million in 2018, compared to $428.7 million in 2017. Free cash flow, a non-GAAP financial measure, was $237.3 million in 2018, compared to $150.6 million in 2017. Free cash flow equals our net cash provided by operating activities minus capital expenditures, which were $184.1 million in 2018 and $278.1 million in 2017.

We achieved these results while continuing to make significant investments in capacity expansions and manufacturing process innovations to accommodate our customers’ anticipated growth, and in research and technology, both internally and through acquisitions and collaborations.

Our Compensation Philosophy and Principles

Our compensation philosophy is based upon pay for performance to create sustainable value for our stockholders. To further our compensation philosophy, our compensation committee has articulated several compensation principles relating to, among other things, structuring performance-based compensation, discouraging excessive risk taking and preventing and remedying executive misconduct. See “Executive Compensation Overview – Our Compensation Philosophy and Principles,” below.

Structure of Our Compensation

Our pay for performance philosophy is demonstrated by the way we have structured the elements of our compensation, which provide a significant level of variability depending on our performance. These elements consist of salary, annual cash incentive awards under our Management Incentive Compensation Plan (“MICP”) and long-term equity awards in the form of non-qualified stock options (“NQOs”), performance-based share awards (“PSAs”) and, for all executives other than Mr. Stanage, restricted stock units (“RSUs”). As demonstrated by the

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COMPENSATION DISCUSSION AND ANALYSIS

chart below, a significant amount of compensation for our named executive officers constitutes variable compensation tied to our financial performance. This is particularly the case for Mr. Stanage, as he does not receive RSUs, but rather a greater percentage of PSAs.

In addition to health and welfare and retirement plans made available to our U.S.-based employees, we provide our U.S.-based named executive officers with some or all of the following benefits: a non-qualified deferred compensation plan, supplemental retirement benefits and severance arrangements with respect to specified termination of employment events. See “Ongoing and Post-Employment Arrangements,” below for additional information. We do not provide personal benefits to our U.S.-based named executive officers (including Mr. Stanage) hired or appointed during the past several years, and only limited personal benefits to other named executive officers, as described below under “2018 Compensation – Personal Benefits.”

NEO Target Pay Mix

2018 Compensation

Salaries

■	For our named executive officers who continued to serve in the same capacities as in 2017, except Mr. Winterlich, salaries were increased in the range of 3% to 6%.

■	Mr. Winterlich did not receive an increase in 2018 as he was promoted to Executive Vice President and Chief Financial Officer in September 2017, at which point his base salary for 2018 was determined.

■	Mr. Merlot received a 6% increase in 2018 in light of his strong performance, his strategic influence within the company, and his relative position compared to the survey data considered by the compensation committee.

MICP – Achievement with regard to the three equally-weighted financial measures under our MICP:

■	Adjusted EBIT – $397 million target; $383.9 million actual performance; 83.8% award

■	Adjusted Diluted Earnings Per Share – $2.99 target; $3.07 actual performance; 126.9% award

■	Cash from Operating Activities – $531 million target; $532.9 million actual performance; 101.8% award

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COMPENSATION DISCUSSION AND ANALYSIS

Averaging the results with respect to these financial measures, the total award payable to each named executive officer was equal to 104.18% of the executive’s target award opportunity (the target award opportunity for the named executive officers ranged from 55% to 100% of the named executive officers’ salaries).

For further information, including how we calculated the financial measures, see “2018 Compensation – Management Incentive Compensation Plan,” below.

Equity Awards – In 2018, we provided three types of equity awards for each named executive officer other than Mr. Stanage, having an aggregate value equal to the named executive officer’s target award opportunity (which ranged from 95% to 145% of the named executive officers’ salaries), as follows:

■	NQOs – 37.5% of the target award opportunity

■	RSUs – 25% of the target award opportunity

■	PSAs – 37.5% of the target award opportunity

To further increase the pay for performance focus of Mr. Stanage’s compensation, we provided equity awards having the following percentages of his target award opportunity (which was 330% of his salary):

■	NQOs – 37.5%

■	PSAs – 62.5%

The number of shares that ultimately will be provided under the PSAs will be based upon our performance with respect to the following two financial measures:

■	ROIC (return on invested capital) (67% weighting) from January 1, 2018 through December 31, 2020

■	Relative EPS Growth (33% weighting) from October 1, 2017 through September 30, 2020

Relative EPS Growth is computed based on our performance relative to the companies in the Standard & Poor’s (“S&P”) MidCap 400 Index.

See “2018 Compensation – Equity Awards” for additional information.

Performance Share Payout for 2016-2018 Period

Messrs. Stanage, Winterlich, Hennemuth, and Merlot received equity awards in 2016, including PSAs providing for awards of our common stock based on our performance during the 2016-2018 period with regard to the following financial measures:

■	ROIC (75% weighting)

■	EPS Growth (25% weighting)

Achievement with regard to these financial measures under our MICP for the 2016-2018 performance period was as follows:

■	ROIC – 14.0% target; 13.85% actual performance; 94.1% award

■	EPS Growth – $8.38 target; $8.64 actual performance; 151.1% award

Based on our performance with regard to these financial measures during the 2016-2018 period, we provided a number of shares of our common stock equal to 108.3% of each named executive officer’s target PSA award opportunity.

See “2018 Compensation – Vesting of PSAs Granted in 2016” for further information.

Stockholder Advisory Vote on Executive Compensation

At our 2018 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers. The stockholder vote in favor of named executive officer compensation totaled approximately 92% of the votes cast, including abstentions. After consideration of the results of the advisory vote, we determined that no revisions to our executive compensation program were necessary in response to the vote.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Best Practices

We follow a number of compensation practices consistent with our stockholder interests and best practices:

What We Do	What We Don’t Do

✓  Structure pay so that a considerable portion is variable and performance-based

✓  Maintain stock ownership guidelines for all executive officers and directors

✓  Maintain a clawback policy that applies to executive officer incentive-based compensation

✓  Maintain an independent compensation committee and independent compensation consultant

✓  Limit maximum incentive payouts

✓  Require compensation committee oversight of annual compensation review and risk assessment

✗   No excise tax gross-up under severance agreements (subsequent to 2013) or under our Executive Severance Policy

✗   No pledging, hedging or short selling by our directors or by any Hexcel employee, including executive officers

✗   No repricing of any stock options, including underwater stock options, without stockholder approval

Executive Compensation Overview

Our Compensation Philosophy and Principles

Our philosophy is to deliver pay for performance. We seek to provide a level of performance that creates sustainable value for our stockholders by generating short-term results while also making investments designed to increase profitability over the long-term.

Our compensation principles, as articulated by the compensation committee, are to:

■	Attract, retain and motivate a high caliber of executive talent

■	Ensure that a significant portion of total target compensation is variable compensation based on company performance

■	Encourage long-term focus while recognizing the importance of short-term performance

■	Determine compensation based on forward looking considerations and not solely on the basis of past compensation or results

■	Align executive and stockholder interests by requiring executive officers to meet ownership guidelines and prohibiting them from pledging our stock or engaging in short sales or any hedging or monetization transactions involving our stock

■	Establish goals for performance-based compensation that are challenging yet attainable

■	Discourage excessive risk taking by structuring pay to consist of both fixed and variable elements, using a mix of short- and long-term company performance metrics and setting maximum total payouts

■	Prevent and remedy executive misconduct, and impose appropriate discipline on individuals who engage in misconduct

We believe that the structure of our compensation program, which is explained in detail below, is consistent with these principles.

Role of Compensation Committee, Compensation Consultant, Human Resources Department and Chief Executive Officer

Role of the Compensation Committee – The compensation committee is responsible for oversight of our compensation and benefit plans and programs. The compensation committee approves the compensation of our executive officers other than Mr. Stanage, and determines Mr. Stanage’s compensation, including goals and target award opportunities, subject to ratification by our independent directors.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the compensation committee annually reviews our compensation policies, practices and programs to determine whether they could result in financial, operational, legal or reputational risk to our company. As a result of its most recent review, the compensation committee concluded that risks arising from our compensation policies, practices and programs are not reasonably likely to have a material adverse effect on our company. In reaching its conclusion, the compensation committee considered, among other factors, that we use a number of approaches to mitigate excessive risk taking in designing our compensation programs, including maximum award levels, the use of multiple financial measures with respect to the MICP and PSAs, multi-year vesting of equity awards, stock ownership guidelines, and our clawback policy.

See “PROPOSAL 1—ELECTION OF DIRECTORS – Meetings and Standing Committees of the Board of Directors – Compensation Committee” for additional information regarding the duties and responsibilities of the compensation committee.

Role of Compensation Consultant – The compensation committee directly engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) to provide advice with respect to its compensation decisions. The compensation committee assessed the independence of Semler Brossy in accordance with NYSE listing standards and concluded that no conflicts of interest were raised in connection with Semler Brossy’s service as an independent consultant to the compensation committee. In reaching its conclusion, the compensation committee noted that Semler Brossy does not provide any other services to us.

Role of our Human Resources Department – Our Human Resources Department provides statistical and other data to the compensation committee to assist it in reviewing compensation we provide to our executives.

Role of our Chief Executive Officer – Mr. Stanage provides recommendations to the compensation committee as to the components of our executive officers’ compensation based on his evaluation of their performance. However, he does not make recommendations regarding his own compensation and is not present during compensation committee discussions regarding determination of his compensation. While the compensation committee considers Mr. Stanage’s compensation recommendations for our other executive officers, the ultimate determinations regarding executive compensation are made by the compensation committee, subject, in the case of Mr. Stanage, to ratification by our independent directors.

Competitive Assessment of Our Compensation

In making its compensation determinations for 2018, the compensation committee took into account several forms of comparative data to gain insight into compensation paid by other companies to executives serving in similar capacities to our named executive officers.

Peer Group

The principal source of comparative data with respect to our named executive officers, to the extent available, was proxy statement data with regard to 14 peer group companies, which was supplemented with survey data as described below. Our primary objective in constructing our peer group was to identify a group of similarly sized peers that represent a blend of companies producing products similar to ours or companies that are suppliers to the aerospace industry, with a preference for companies that fit within both categories. To meet this objective as best as reasonably possible, we used the following criteria:

■	Industry fit – We consider publicly traded United States companies that are:

■	in the same Global Industry Classification Standards (“GICS”) sub-industry as Hexcel (Aerospace and Defense); or

■	in the GICS sub-industries that produce products that are similar to ours.

■	Size – We consider companies that:

■	have revenues in the range of 1/3 to three times our revenues; and

■	have a market capitalization in the range of 1/3 to three times our market capitalization.

■	Other qualitative and quantitative factors that enable us to identify companies with similar talent, business and operational characteristics.

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COMPENSATION DISCUSSION AND ANALYSIS

Not every company in our peer group meets all of the peer group screening criteria. For example, two of the peer group companies we referenced with regard to 2018 compensation were below the market capitalization range criterion. Nevertheless, we concluded that because those companies satisfied the other criteria used in our selection process and possess meaningful business similarities, their continued inclusion in the peer group was appropriate.

The peer group companies used in connection with the compensation committee’s assessment of competitive compensation, which occurred in November 2017, were the following:

AAR Corp.	Esterline Technologies Corporation
A. Schulman, Inc.	H.B. Fuller Company
Albemarle Corporation	Moog Inc.
Barnes Group Inc.	Orbital ATK, Inc.
Cabot Corporation	Rockwell Collins, Inc.
Crane Co.	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	Woodward, Inc.

This is the same peer group that we used with respect to the determination of 2017 compensation, except for the elimination of B/E Aerospace, Inc., as this company was acquired by Rockwell Collins, Inc. in April 2017.

Other Data

The committee also reviewed compensation data from the Equilar Total Compensation Report, an executive compensation survey which aggregates information from over 5,000 companies in various industries. The Equilar data was used to compare each of our named executive officers with those in the same or similar position in companies with revenues similar to Hexcel. In addition, the compensation committee referenced the Willis Towers Watson 2017 General Industrial Executive Survey, a large compensation survey of hundreds of companies in various industries, as well as a subset consisting of Aerospace & Defense Companies within that survey, comprising 52 companies. Due to the breadth of companies in the survey, we size adjust the data based on our revenue for purposes of comparison. In the case of Mr. Merlot, the compensation committee referenced survey data for executives serving in similar roles with respect to regional businesses with a revenue range comparable to the business for which Mr. Merlot has responsibility. The identity of the individual companies comprising the foregoing surveys was not considered by the compensation committee in its evaluation process and, therefore, the compensation committee does not consider the identity of the companies comprising the survey data to be material.

Use of Comparative Data

While we view competitive market information as a helpful reference, this information is not the sole determinant of our executive compensation. In establishing appropriate compensation opportunities for the named executive officers, the committee considers a variety of factors, such as, but not limited to, depth of experience, tenure in position, past performance, internal equity, retention risks and market data. For 2018, target compensation for each named executive officer was positioned within a competitive range of the market median.

2018 Compensation

Salaries

Salary increases for named executive officers ranged from approximately 3% to 6%. Messrs. Stanage and Hennemuth, and Ms. Lehman each received a base salary increase of 3%. Mr. Merlot’s salary increased by approximately 6%. Mr. Winterlich did not receive an increase in 2018, as he was promoted to Executive Vice President and Chief Financial Officer in September 2017, at which point his base salary for 2018 was determined. In approving the salary increases for the named executive officers other than Mr. Stanage, the compensation committee considered Mr. Stanage’s recommendations, which were based on performance evaluations he provided to the compensation committee, as well as data indicating how the salaries of the named executive officers compared to salaries indicated by the peer group data (where available), and survey data. Mr. Merlot’s base salary was increased by 6% in light of his strong performance, his strategic influence within the company, and his relative position compared to the survey data considered by the compensation committee.

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COMPENSATION DISCUSSION AND ANALYSIS

Management Incentive Compensation Plan

The MICP is designed to provide an incentive for eligible participants to help us advance our annual business objectives. Participants, including the named executive officers, are given the opportunity to obtain cash payouts based on our achievement with respect to specified financial measures.

Target Award Opportunity

We provide target award opportunities for our named executive officers based on a percentage of their salary. For those named executive officers on our executive committee (Messrs. Stanage, Hennemuth and Winterlich, and Ms. Lehman), the actual amount received was based entirely upon our performance with regard to the financial measures. For Mr. Merlot, 70% of the target award was based on our performance with regard to the financial measures and 30% was based on achievement of individual goals and objectives. Because of the strong interdependency among our leadership team members for performance of their individual objectives, variations from target award payouts with respect to individual objectives are limited to specific superior or subpar individual performance. However, our overall award pool for MICP awards is based solely on our achievement with respect to the financial metrics. While individual performance can increase or decrease an award, the overall award pool does not increase or decrease as a result. The following table shows the target award opportunities for each of our named executive officers with respect to our 2018 MICP:

Name	Salary	Percentage of Salary	Target Award Opportunity
Nick L. Stanage	$986,637	100%	$986,637
Patrick J. Winterlich	$425,000	65%	$276,250
Gail E. Lehman	$424,875	60%	$254,925
Robert G. Hennemuth	$426,834	60%	$256,100
Thierry Merlot(1)	$377,021	55%	$207,361

(1)	Mr. Merlot’s cash compensation is paid in euros. In determining the dollar amount of his target award opportunity, we converted Mr. Merlot’s salary to U.S. dollars at an exchange rate of 1.14 dollars per euro, which is based on the exchange rate in effect as of December 31, 2018.

Financial Measures Used in the MICP

In 2018, we used three financial measures in connection with the MICP: Adjusted EBIT (earnings before interest and taxes), Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”) and Cash from Operating Activities. We used the same measures in our MICP for 2017 (subject to certain clarifying definitional changes) and, as was the case in 2017, we weighted the measures equally. We believe the financial measures and weighting of those measures have effectively incentivized strong financial performance.

How Did We Calculate The Financial Measures?

Adjusted EBIT

■	Adjusted EBIT is operating income from continuing operations of the company and its subsidiaries plus expenses attributable to merger and acquisition (“M&A”) activities (including expenses with respect to M&A activities that are abandoned), plus business consolidation and restructuring expense, plus severance costs and plus (minus) other expense (income), net, as reported in our consolidated statement of operations.

■	For the 2018 calculation of Adjusted EBIT, we excluded an aggregate of $12.7 million of expenses, which related to restructuring and severance costs, and M&A activities.

Adjusted Diluted EPS

■	Adjusted Diluted EPS is Adjusted EBIT, as defined above, minus interest expense (except as noted below), minus the provision for income taxes, plus (minus) equity in earnings (losses) from our interests in affiliated companies and partnerships, the sum of which is divided by the weighted average number of diluted common shares reported in the prior fourth quarter earnings release. We make further adjustments to the income tax provision to exclude any one-time tax adjustments that relate to prior years or changes in the tax law, the tax effects of the adjustments we made in calculating Adjusted EBIT, as defined above (and identified in our earnings releases), and the after-tax effect of interest expense related to borrowings we made to repurchase our shares during the year.

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COMPENSATION DISCUSSION AND ANALYSIS

■	In addition to reflecting the after-tax effect of the adjustments to Adjusted EBIT noted above, we excluded the $0.12 increase in EPS caused by (i) the release of a valuation allowance in a foreign jurisdiction and release of reserves for uncertain tax positions, and (ii) the change in valuation of our deferred tax assets and liabilities resulting from the enactment of the Tax Cuts and Jobs Act (the “TCJA”) on December 22, 2017.

Cash from Operating Activities

■	Cash from Operating Activities is net cash provided from operating activities of continuing operations for the period from October 1, 2017 through December 31, 2018.

■	We use a 15-month measurement period because we believe it enhances period-to-period comparability for this particular financial measure. By beginning the period in the fourth quarter of the prior year, we avoid the impact of year-end adjustments, such as adjustments to payables and receivables, which might otherwise result in variability that does not reflect management’s performance.

■	In 2018, we adjusted Cash from Operating Activities to exclude $8.7 million attributable to the enactment of the TCJA.

Why Do We Use These Financial Measures?

■	We believe Adjusted EBIT provides an appropriate focus on our operating income while excluding factors (interest and taxes) that generally do not reflect the day-to-day management of our operations. In addition, Adjusted EBIT provides a good indication of the extent to which sales increases in a challenging sales and pricing environment affect our operating income. We make additional adjustments to this measure to exclude items that do not relate to the performance of our executive officers, such as acquisition- and divestiture-related costs, restructuring costs and costs associated with reductions-in-force. These adjustments enable our management to focus on long-term benefits in making certain decisions that may have a short-term impact on cost.

■	We believe Adjusted Diluted EPS provides a good indication of the overall performance of our enterprise. We also believe that Adjusted Diluted EPS is a key financial measure used by investors, and by including it within the MICP, we better align our performance with investor expectations. We eliminate the after-tax effect of interest expense related to borrowings we made to repurchase our shares because we base our calculation of Adjusted Diluted EPS on the weighted average number of diluted common shares reported in the prior fourth quarter earnings release. Because our subsequent repurchases of common stock do not affect the weighted average number of diluted shares we use for purposes of the calculation, we believe that it is not appropriate to reflect the after-tax effect of interest expense incurred with respect to those repurchases. We eliminated the increase in diluted earnings per share resulting from (i) the release of a valuation allowance in a foreign jurisdiction and release of reserves for uncertain tax positions, and (ii) the change in valuation of our deferred tax assets and liabilities resulting from the enactment of the TCJA, because this increase did not reflect our operating performance.

■	We believe Cash from Operating Activities addresses a key metric for our stockholders and an important performance element of our operations, namely our ability to fund capital expenditures, including expenditures to facilitate our expansion to meet forecasted customer requirements, fund research and technology expenditures and broaden our core product portfolio.

MICP Targets and Awards

With regard to each of the MICP financial measures described above, an executive can receive an award only if a specified threshold level of performance is achieved; no award will be provided with respect to the financial measure if performance is below the threshold level. Once the threshold level of performance is achieved, the award can range from a minimum (threshold) of 50% to a maximum of 200% of the target award.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2018, the target established for each performance measure and the performance, expressed as a dollar amount and as a percentage of target performance, that would entitle a participant to a threshold or maximum award with respect to each measure were as follows:

		Performance Required (Dollar Amount and Percentage of Target Performance) for
Performance Measure	Target Performance	Threshold Award (50% of Target Award)	Maximum Award (200% of Target Award)
Adjusted EBIT	$397 million	$357 million 90%	$437 million 110%
Adjusted EPS	$2.99	$2.69	$3.29
		90%	110%
Cash from Operating Activities(1)	$531 million	$425 million 80%	$637 million 120%

(1)	Covers the performance period from October 1, 2017 through December 31, 2018.

The target and actual performance with respect to each financial measure, and the actual MICP award as a percentage of the target award with respect to each measure, is shown on the following table:

Performance Measure	Target Performance	Actual Performance	Actual Award as a Percentage of Target Award Opportunity for the Performance Measure
Adjusted EBIT	$397 million	$383.9 million	83.8%
Adjusted EPS	$2.99	$3.07	126.9%
Cash from Operating Activities	$531 million	$532.9 million	101.8%

As each measure is weighted equally, the MICP award provided to each named executive officer was equal to the average percentage of the target award achieved with respect to each of the measures, or 104.18% of the target award. As a result, aggregate payments to the named executive officers were as follows:

Name	Target Award Opportunity	Actual Award
Nick L. Stanage	$986,637	$1,027,878
Patrick J. Winterlich	$276,250	$287,797
Gail E. Lehman	$254,925	$265,581
Robert G. Hennemuth	$256,100	$266,806
Thierry Merlot	$207,361	$216,029

The actual award payments to our named executive officers are reflected in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table, which appears below under “Executive Compensation.”

Equity Awards

Our equity awards are designed to promote achievement of longer-term corporate goals, align the interests of our named executive officers with those of our stockholders and serve as an important element in our provision of compensation opportunities that are competitive with other companies seeking comparable executive talent.

Equity Incentive Award Opportunity

Similar to the process we use in determining the target award opportunity under the MICP, we base the named executive officers’ equity incentive compensation opportunity on a percentage of their salary, as indicated on the following table:

Name	Salary	Percentage of Salary	Equity Incentive Compensation Opportunity
Nick L. Stanage	$986,637	330%	$3,255,902
Patrick J. Winterlich	$425,000	140%	$595,000
Gail E. Lehman	$424,875	135%	$573,581
Robert G. Hennemuth	$426,834	145%	$618,910
Thierry Merlot(1)	$377,021	95%	$358,170

(1)	Mr. Merlot’s cash compensation is paid in euros. In determining the dollar amount of his equity incentive award opportunity, we converted Mr. Merlot’s salary to U.S. dollars using an exchange rate of 1.14 dollars per euro, which is based on the exchange rate in effect as of December 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards Provided

Our equity incentive compensation for 2018 consisted of NQOs, RSUs and PSAs. For all named executive officers other than Mr. Stanage, the percentage of the equity incentive compensation opportunity allocated to each type of equity award was:

■	NQOs – 37.5%
■	RSUs – 25%
■	PSAs – 37.5%

To further increase the proportion of pay for performance elements within Mr. Stanage’s compensation, we do not provide RSUs to Mr. Stanage. In lieu of RSUs, Mr. Stanage receives PSAs. PSAs constituted 62.5% of his equity incentive compensation opportunity; the remaining 37.5% was allocated to NQOs. As a result, 100% of Mr. Stanage’s long-term incentive compensation is tied to our performance or share price appreciation.

Non-Qualified Stock Options

In accordance with the equity award allocations described above, we granted NQOs to each of our named executive officers in 2018 based upon 37.5% of their respective total equity incentive compensation opportunities. Using a Black-Scholes methodology, we valued the stock options, which were granted on January 29, 2018, at $24.36 per share. As a result of this valuation, the named executive officers received NQOs for the respective numbers of underlying shares set forth below:

Name	Number of Shares Underlying NQOs
Nick L. Stanage	50,121
Patrick J. Winterlich	9,159
Gail E. Lehman	8,829
Robert G. Hennemuth	9,527
Thierry Merlot	5,610

The options have an exercise price per share of $68.15 (the closing price per share of our common stock, as reported by the NYSE, on the date of grant) and vest as to one-third of the underlying shares on each of the first three anniversaries of the date of grant.

The Summary Compensation Table reflects the aggregate grant date fair value of each named executive officer’s NQOs in the “Option Awards” column. See notes 2 and 3 to the Summary Compensation Table for further information.

Restricted Stock Units

We granted RSUs to each of the named executive officers other than Mr. Stanage. As noted above, RSUs were granted based upon 25% of the participating named executive officers’ total equity incentive compensation opportunity. We valued the RSUs in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), based upon the closing price per share of our common stock, as reported by the NYSE on the date of grant, January 29, 2018, which was $68.15 per share.

Based upon this valuation, we granted to the named executive officers the respective numbers of RSUs set forth below:

Name	Number of RSUs
Nick L. Stanage	—
Patrick J. Winterlich	2,182
Gail E. Lehman	2,104
Robert G. Hennemuth	2,270
Thierry Merlot	1,336

One-third of the RSUs vest and are converted into an equivalent number of shares of our common stock on each of the first three anniversaries of the date of grant, except for RSUs granted Mr. Merlot, a French national. In order to provide certain tax benefits under French law, the RSUs granted to Mr. Merlot vest and are converted with respect to two-thirds of the underlying shares on the second anniversary of the date of grant, and with respect to the remaining one-third of the underlying shares on the third anniversary of the date of grant. We also provide dividend equivalents, payable in additional RSUs. For each RSU then held by the grantee (including any RSU previously

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COMPENSATION DISCUSSION AND ANALYSIS

granted as a dividend equivalent), the dividend equivalent to be provided to the grantee will be equal to the per share value of any cash or stock dividend that we pay to holders of our common stock. RSUs granted as dividend equivalents vest in the same manner as the underlying RSUs to which they relate.

The Summary Compensation Table reflects the aggregate grant date fair value of each named executive officer’s RSUs, determined in accordance with FASB ASC Topic 718, in the “Stock Awards” column. See notes 1 and 2 to the Summary Compensation Table for further information.

Performance Share Awards

PSAs are designed to focus our executives’ efforts on specific long-term goals. Unlike our other equity awards, the actual number of shares, if any, ultimately awarded to a named executive officer is dependent upon our performance with respect to specified financial performance measures. We also provide dividend equivalents, payable in additional PSAs. For each PSA then held by the grantee (including any PSA previously granted as a dividend equivalent), the dividend equivalent to be provided to the grantee will be equal to the per share value of any cash or stock dividend that we pay to holders of our common stock. The PSAs granted as dividend equivalents convert into shares based upon our performance in the same manner as the underlying PSAs to which they relate.

As noted above, we allocated 37.5% of the equity incentive opportunity for each named executive officer other than Mr. Stanage to PSAs; we allocated 62.5% of Mr. Stanage’s equity incentive award opportunity to PSAs.

We determined the number of PSAs to be awarded assuming target performance and valued the PSAs based upon the closing price per share of our common stock, as reported by the NYSE on the date of grant, January 29, 2018, which was $68.15 per share. The per share price was equivalent to the fair value of the PSAs on the date of grant, determined in accordance with FASB ASC Topic 718.

Based upon this valuation, the target amount of shares underlying PSAs received by each of the named executive officers is set forth below:

Name	Number of Shares Underlying PSAs at Target Performance
Nick L. Stanage	29,859
Patrick J. Winterlich	3,274
Gail E. Lehman	3,156
Robert G. Hennemuth	3,405
Thierry Merlot	2,005

Financial Measures Used in Connection with the PSAs

We used two long-term financial measures in connection with the PSAs granted in 2018: ROIC (return on invested capital), weighted at 67% of the total target award opportunity under the PSAs, and Relative EPS Growth, weighted at 33% of the total target award opportunity under the PSAs. We used the same financial measures (subject to certain adjustment modifications described below with respect to ROIC) and weightings in 2018 as we used for PSAs granted in 2017.

How Do We Calculate the Financial Measures?

ROIC

■	ROIC is designed to measure the three year average return on invested capital, calculated in accordance with the following formula:

Average (EBIT x (1-tax rate) + equity in earnings of equity method investees in 2018, 2019 and 2020)
Average (debt (current & long-term) + equity - cash and cash equivalents at December 31, 2017, 2018, 2019 and 2020)

■	We adjust EBIT to exclude expenses attributable to M&A activities (including expenses with respect to M&A activities that are abandoned), business consolidation and restructuring expense, severance costs and other expense (income), as reported in our consolidated statement of operations. In 2018, we modified the adjustments to correspond to adjustments made with respect to Adjusted EBIT in the MICP.

■	For purposes of the calculation, we adjust the tax rate to exclude certain items, consistent with the calculation of adjusted net income in our earnings releases.

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COMPENSATION DISCUSSION AND ANALYSIS

■	We exclude from the denominator with respect to the relevant year the effect of our investment in third parties during that year and balance sheet effects of adjustments for other one-time events excluded from EBIT.

■	Information with respect to performance targets for the ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential business or financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the company. We believe our performance target for the ROIC measure was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We will disclose information with respect to the ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our proxy statement for the annual meeting in the year following conclusion of the performance period.

Relative EPS Growth

Relative EPS Growth is based on the extent to which the growth rate in our diluted earnings per share from continuing operations, calculated and presented in accordance with GAAP (“GAAP EPS”), during the performance period from October 1, 2017 through September 30, 2020 exceeds the growth rate in the GAAP EPS of the companies included in the S&P MidCap 400 Index for the same 36-month period. At the conclusion of the performance period, the growth rate in GAAP EPS for the company and for each company included in the S&P MidCap 400 Index, expressed as a percentage, is calculated as follows:

GAAP EPS for the 12 months ended September 30, 2020—GAAP EPS for the 12 months ended September 30, 2017	× 100
GAAP EPS for the 12 months ended September 30, 2017

Award payouts in connection with the Relative EPS Growth performance measure are based on the percentage of S&P MidCap 400 companies whose growth rate in GAAP EPS we exceed (referred to below as the “Performance Percentile”), as follows:

Award Level	Performance Percentile	Award Payout: Percentage of Target Award Opportunity
Threshold	40%	50%
Target	55%	100%
Maximum	75%	200%

In 2018, we changed our practice with regard to the performance period for the Relative EPS Growth financial measure. For the PSAs granted in 2017, Relative EPS Growth was based on the degree to which the growth rate in our GAAP EPS during the performance period from January 1, 2017 through December 31, 2019 exceeded the growth rate in the GAAP EPS of the S&P MidCap 400 companies for the 36-month period beginning and ending one fiscal quarter earlier than the beginning and end of the performance period applicable to the Hexcel (the “comparison period”). We used a one fiscal quarter earlier start and end for the comparison period to enable us to calculate the growth rate for each of the S&P MidCap 400 companies and determine the number of shares ultimately issuable under the PSA awards, in sufficient time to distribute the shares underlying PSA awards in the first quarter of 2020. However, in connection with the PSAs granted in 2018, as noted above, the performance period with regard to the growth rate in our GAAP EPS started on October 1, 2017 and will end on September 30, 2020. As a result, the performance period for the growth rate in our GAAP EPS will be aligned with the comparison period for the S&P MidCap 400 companies. We made this change in order to avoid the potential distortion that would occur if our GAAP EPS at the beginning of the performance period reflected the financial statement impact of the enactment of the TCJA in the fourth quarter of 2017, while the GAAP EPS at the beginning of the comparison period for the S&P MidCap 400 companies would not reflect such financial statement impact.

To address possible changes in the composition of the S&P Midcap 400 during the performance period, we established the following guidelines:

■	If a company has negative earnings per share at the beginning or end of the comparison period, it is removed from the comparison.

■	If a company is acquired by or merges into another company, it will be removed from the comparison; however, if the acquiring company is also an S&P MidCap 400 company, the acquiring company will remain in the comparison.

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COMPENSATION DISCUSSION AND ANALYSIS

■	If an S&P MidCap 400 company consolidates with another company that is not an S&P MidCap 400 company, the consolidated company will not be included in the comparison.

■	If a company becomes subject to bankruptcy proceedings, is delisted or subject to an event having a similar effect on trading in its securities, it will be deemed to have performance below those of other companies included in the comparison.

Why Do We Use These Financial Measures?

■	We use ROIC because it reflects both our operating results and the effectiveness of management’s utilization of our assets. This measure is particularly important in light of continued substantial capital expenditures we expect to make during the performance period to meet forecasted customer requirements, as it underscores the importance of effective management of our ongoing expansions and manufacturing improvements. We adjust the tax rate in the ROIC computation and make adjustments for other items because we believe inclusion of those items could distort results in a manner that inappropriately rewards or penalizes management based on events largely beyond its control and generally not relevant to the year with respect to which the ROIC calculation is made.

■	We use Relative EPS Growth as a financial measure because it introduces a comparative measure that conditions a portion of management’s long-term compensation on performance relative to other companies of similar market capitalization. We believe the relative nature of the Relative EPS Growth measure in the context of our long-term compensation is an important distinguishing element of this financial measure when compared to the Adjusted Diluted EPS measure that we use in connection with the MICP, in addition to the different lengths of time covered by the two measures. Moreover, the focus of the relative measure is on GAAP EPS, which is directly related to management’s overall performance with respect to our enterprise and is a key metric affecting our stock price and, therefore, stockholder value.

Vesting of PSAs Granted in 2016

In 2016, as part of our long-term incentive plan, we granted PSAs to our named executive officers and other employees for the 2016-2018 performance period. The number of shares issuable upon vesting was based on our performance with respect to the two separate financial measures shown on the following table:

Financial Measure	Weighting at Target
ROIC	75%
EPS	25%

Our achievement with regard to the two financial measures is described below.

ROIC – This financial measure generally was calculated in the same manner as described above for PSAs granted in 2018, except that the calculation covered periods and dates relevant to determining the average ROIC during the 2016-2018 period. We made additional adjustments to eliminate the increase in our equity resulting from the tax benefit realized due to the enactment of the TCJA, as well as to eliminate the effect of our investment in third parties for the year of investment and the impact of one-time restructuring costs.

The target award was payable if the average ROIC equaled 14.0%. The average of our ROIC for the 2016-2018 period was 13.85%, which resulted in an award attributable to ROIC that was equal to 94.1% of the target award.

EPS – This financial measure was calculated based upon the cumulative increase in our diluted earnings per share during the 2016-2018 period. Although the calculation and presentation of this measure typically is made in accordance with GAAP, the compensation committee reduced EPS to eliminate the benefit resulting from adoption of the TCJA because the benefit does not reflect our operating performance, and eliminated the impact of one-time restructuring costs and M&A expenses. The target award was payable if EPS for the period was $8.38. Actual EPS for the period, adjusted as described above, was $8.64, which resulted in an award attributable to EPS that was equal to 151.1% of the target award.

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COMPENSATION DISCUSSION AND ANALYSIS

The weighted average award for the two financial measures was 108.3% of the target award; as a result, in January 2019, each of our named executive officers who were granted PSAs in 2016 received a number of shares of our common stock equal to 108.3% of the target amount of the shares underlying the PSAs granted to him, as indicated in the following table:

Name	Number of Shares Underlying PSAs at Target(1)	Number of Shares Issued Upon Vesting(2)
Nick L. Stanage	40,419	44,960
Patrick J. Winterlich	1,277	1,419
Robert G. Hennemuth	5,064	5,632
Thierry Merlot	2,019	2,245

(1)	Messrs. Winterlich and Merlot were not named executive officers at the time the PSAs were granted; Ms. Lehman is not included in the table because she was not a Hexcel employee at the time the PSAs were granted.

(2)	Includes additional shares representing dividend equivalents accrued during the performance period.

Equity Grant Practices

In accordance with our equity award policy, equity awards, namely NQOs, RSUs and PSAs, are granted annually on the third full trading day after the financial results for the last completed fiscal year are released. Unless an exception is approved by the compensation committee, off-cycle equity awards are granted on the third full trading day after the financial results are released for a quarter. We value RSUs and PSAs, and fix the exercise price for our NQOs, based on the closing price of our common stock on the date of grant. Our RSUs and NQOs vest in equal increments on the first three anniversaries of the date of grant, except for RSUs granted to our French employees, including Mr. Merlot. The RSUs granted to our French employees vest as to two-thirds of the underlying shares on the second anniversary of the date of grant, and the remaining one-third of the underlying shares on the third anniversary of the date of grant. PSAs vest in the year following the performance period, after certification of performance results by the compensation committee. We believe that these vesting terms, together with award opportunities under our PSAs, provide our executives with a meaningful incentive for continued employment. Our board of directors has delegated to Mr. Stanage, as sole member of our Equity Grant Committee, authority to grant equity awards on a discretionary basis. Mr. Stanage was provided this authority with respect to 100,000 shares in 2018. These grants may be made only to persons who are not executive officers, and no grant exceeding 10,000 shares may be made to any person in a single year. In 2018, Equity Grant Committee awards were made only with respect to an aggregate of 14,400 shares underlying RSUs.

Personal Benefits

We have ceased providing personal benefits to newly hired or appointed named executive officers, including Messrs. Stanage and Winterlich, and Ms. Lehman, but we continued to provide limited personal benefits to Mr. Hennemuth and Mr. Merlot. Mr. Hennemuth receives a $12,000 annual automobile allowance and an additional $5,600, which is intended to be used for club membership dues, financial counseling and tax planning and preparation, and supplemental life insurance beyond the basic life insurance available to our U.S.-based employees. This allowance is provided only if actually used, and no part of the allowance may be used as a reimbursement for taxes due on the income recognized by the named executive officer as a result of receiving these personal benefits. In accordance with local practices for French employees, Mr. Merlot, who is a resident of France, receives an automobile allowance, which was $9,412 in 2018.

The compensation committee reviews the personal benefits annually.

Additional information regarding personal benefits for our named executive officers is provided in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes.

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COMPENSATION DISCUSSION AND ANALYSIS

Ongoing and Post-Employment Arrangements

We have several plans and agreements addressing compensation for our named executive officers that accrue value as the executive continues to work for us, provide special benefits upon certain types of termination events and provide retirement benefits. These plans and agreements were designed to be a part of a competitive compensation package that encourages our executives to remain employed by us. In some cases, the plans described below are available to other employees as well.

Hexcel Corporation 401(k) Retirement Savings Plan

Under our 401(k) Retirement Savings Plan, referred to below as the “401(k) Plan,” substantially all of our U.S. employees may contribute up to 75% of their cash compensation (subject to applicable Internal Revenue Code limits). We match 50% of employee contributions up to 6% of the employee’s cash compensation, and provide an annual fixed contribution equal to 2% of each participant’s cash compensation (4% for U.S. employees who were 45 years old and employed by us on December 31, 2000). The 401(k) Plan also provides a profit-sharing feature under which we may make an annual contribution to the account of each U.S. employee based on our performance during the preceding year; for 2018, the contribution was 3% of an employee’s cash compensation.

All of our contributions vest incrementally over the first five years of service. Amounts credited to an employee’s account may be invested in a number of funds. Although the 401(k) Plan offers to employees the opportunity to invest our contributions (but not their own) into a Hexcel stock fund, our senior executives, including all U.S.-based named executive officers, are not permitted to invest in the fund.

Amounts that we contribute to the 401(k) Plan accounts of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

Under our Non-Qualified Deferred Compensation Plan (the “NDCP”), eligible U.S.-based employees, including our U.S.-based named executive officers, may defer amounts of their cash compensation in excess of Internal Revenue Code limits applicable to our 401(k) Plan, referred to below as “excess compensation.” We match 50% of a participant’s contributions to the NDCP, up to 6% of the participant’s excess compensation. We also provide the same fixed and profit-sharing contributions with respect to such excess contributions on the same basis as described above with respect to the 401(k) Plan. All participant and Hexcel contributions are fully vested at all times.

Amounts credited to a participant’s account may be invested in a number of notional funds based upon the funds, other than the Hexcel stock fund, available under the 401(k) Plan.

See “Executive Compensation – Non-Qualified Deferred Compensation in 2018” on page 45 below for additional information.

Other Benefits for Named Executive Officers

Supplemental Retirement Benefits

We entered into a supplemental executive retirement agreement (“SERP”) with Mr. Stanage and an executive deferred compensation agreement (“EDCA”) with Mr. Hennemuth that provide additional retirement benefits. The SERP provides benefits to Mr. Stanage based on a formula relating to years of service (subject to a maximum accrual once he attains the age of 65) and specified percentages of annual compensation, subject to offset for contributions we have made to certain other retirement plans. The EDCA generally provides benefits to Mr. Hennemuth based on a formula related to salary and cash incentive awards he has earned subsequent to the effective date of the EDCA. These agreements are described in more detail under “Executive Compensation – Pension Benefits in 2018,” below. We initially entered into these agreements in 2006 (with respect to the EDCA) and 2009 (with respect to the SERP). We have not entered into similar agreements with more recently designated named executive officers, and we would consider several factors, including the competitive compensation environment for executive talent, before we enter into such an agreement in the future.

Supplemental Death Benefit

Under agreements with Messrs. Stanage and Hennemuth, and in accordance with our executive life insurance program for Mr. Winterlich and Ms. Lehman, if the named executive officer dies while employed by us a death benefit will be provided equal to two times the sum of (i) the executive’s salary on the date of death and (ii) the average of the MICP awards paid to the executive in the three years (two years for Mr. Winterlich and Ms. Lehman) prior to death, up to a maximum of $1,500,000 for the named executive officer (other than Mr. Hennemuth for whom there is no maximum death benefit). If the named executive officer’s death is accidental, an additional death benefit will be provided pursuant to our executive accidental death and dismemberment insurance program equal to two times the sum of (i) the executive’s salary on the date of death and (ii) the average of

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COMPENSATION DISCUSSION AND ANALYSIS

the MICP awards paid to the executive in the two years prior to death, up to a maximum of $1,000,000 for the named executive officer ($1,500,000 for Mr. Stanage). The named executive officers do not participate in our basic life insurance or accidental death and dismemberment insurance programs available to our U.S.-based employees. The death benefits provided under the SERP and the EDCA with Messrs. Stanage and Hennemuth are described in the discussions of each agreement under “Executive Compensation – Pension Benefits in 2018,” below.

Retirement Plans in which Mr. Merlot Participates

Mr. Merlot’s retirement benefits are governed by the terms of the collective labor agreement for the Textile Industries in France and the Composites Local Company Agreement (together, the “French CLA”) and French social programs. Under the French CLA, Mr. Merlot is entitled to receive a retirement indemnity equal to four months’ salary, plus a six-month notice period (a three-month notice period if Mr. Merlot is under the age of 65) and a payment related to his non-competition obligations, unless such obligations are waived by the company upon his retirement. Mr. Merlot also receives a pension that is funded by contributions from the company and Mr. Merlot as required by French regulations.

Severance Arrangements, Including Change of Control Provisions

We have severance agreements with all of our U.S.-based named executive officers other than Mr. Stanage, whose severance terms are governed by our Executive Severance Policy, coupled with certain terms set forth in his offer of employment letter. We refer to all of the foregoing documents collectively as the “Severance Arrangements.”

The Severance Arrangements provide payments and other benefits to a U.S.-based named executive officer if we terminate his or her employment for any reason other than disability or “cause” (as defined in the Severance Arrangement related to the named executive officer) or if he or she terminates employment for “good reason” (also as defined in such Severance Arrangement), except in circumstances related to a change in control, which are described in the next paragraph. With respect to the U.S.-based named executive officers, such payments and other benefits generally include a lump sum payment equal to the sum of (or, in the case of Mr. Stanage, equal to 1.5 times the sum of) annual base salary and average annual bonus (generally with respect to the last three annual bonus amounts paid) under the MICP, as well as continued participation in several company health, welfare and other plans, or provision of equivalent benefits (“Continued Participation Benefits”) for one year (in the case of Mr. Stanage, 1.5 years).

If we terminate the named executive officer for any reason other than disability or cause, or the named executive officer terminates employment for good reason within two years after a “Change in Control” or during the period of a “Potential Change in Control” (each as defined in the Severance Arrangement relating to the named executive officer), we generally will provide a lump sum payment equal to 1.5 to 3 times the sum of annual base salary and average annual bonus under the MICP, as well as Continued Participation Benefits for 1.5 to 3 years.

See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for additional information.

We believe that the Severance Arrangements promote management stability and encourage our U.S.-based named executive officers to focus their attention and energies on our business during potential periods of uncertainty. Absent such protections, there is an increased risk that executive officers will seek other employment opportunities if they become concerned about their employment security following or in anticipation of a change in control. We believe that the payments to be made under the Severance Arrangements provide some financial security to a named executive officer in the event that he or she is subject to a specified event of termination in the context of a change in control. Moreover, we believe the Severance Arrangements will facilitate a named executive officer’s support for a corporate transaction involving a change in control that is in the best interest of our stockholders, even though the transaction may have an effect on the named executive officer’s employment with us. We believe that these provisions, together with provisions calling for the lesser payments provided under the Severance Arrangements with respect to specified termination events outside of the context of a change in control, provide an important incentive for our named executive officers to remain with us.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance Arrangements we entered into with certain of our named executive officers through 2013 provided for a “modified gross-up.” Under the modified gross-up, subject to the exception described below, if a named executive officer becomes liable for payment of any excise tax under Section 4999 of the Internal Revenue Code with respect to any payment received in connection with a change in control, we will make an additional payment to the named executive officer. This additional payment was designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the executive would retain the same amount as if no excise tax had been imposed. However, we will not make the tax gross-up payment if the payment received in connection with the change in control is less than 110% of the amount that would not be subject to the excise tax; in that case, the payment to the named executive officer will be reduced to the extent necessary to avoid imposition of the excise tax.

Messrs. Stanage and Hennemuth previously entered into Severance Arrangements with us that provided for a modified gross-up. However, effective in 2014, Mr. Stanage relinquished his right to a modified gross-up. Mr. Hennemuth continues to have a Severance Arrangement that provides a modified gross-up.

We have determined that no newly hired or promoted executive will be eligible for tax gross-up payments in connection with our change in control arrangements. Accordingly, Severance Arrangements we entered into in October 2017 with our other U.S.-based executive officers do not provide for such payments.

Accelerated Vesting of Equity Awards in Connection with a Change in Control

Our equity awards provide that they will vest upon a change in control. This is a so-called “single trigger” vesting provision, in contrast to the “double trigger” provision applicable in our Severance Arrangements, which generally require both a change in control as well as a specified employment termination event before payment is made.

In adopting the single trigger vesting provision for our equity awards, we considered, among other things, that because our equity awards represent a significant portion of total compensation, the single trigger would provide a strong incentive for executive retention and would provide executives with the same opportunity as stockholders to realize value in connection with the change in control. In this regard, we believe the provision will focus the attention of our executives in pursuing a transaction that is in the best interest of our stockholders.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, other officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a “target dollar value,” which consists of the value of common stock owned by the executive or director, and specified members of his or her immediate family, as described below, as a multiple of that executive’s base salary or the director’s annual cash retainer fee, as shown in the table below:

Position	Target Dollar Value (as a multiple of base salary)(1)
Chief Executive Officer	6x salary
Executive Vice Presidents	3x salary
Other Executive Officers	2x salary
Other Officers	1x salary
Directors	5x annual cash retainer fee

(1)	Target Dollar Value generally is based on the number of (i) shares of common stock and (ii) shares underlying vested RSUs with respect to which delivery of the shares has been deferred, in each case owned by (a) the executive officer or director, (b) a parent, child or grandchild of the executive officer or director or (c) a trust or other entity established for the benefit of the executive officer or director, or any of such family members if the executive officer or director maintains the power to dispose of such shares. The value is computed on the last day of each quarter, based on the closing price per share of our common stock, as reported by the NYSE.

Until the target dollar value is achieved, an executive officer must retain 50%, and a director must retain 100%, of all net shares received under any of our incentive plans or programs. “Net shares” means all shares remaining after the sale of shares by the executive officer or director to pay any taxes due with respect to the shares received and, in the case of options, the exercise price.

Once the executive or director holds the target dollar value as of the last day of a calendar quarter, he or she is deemed to be in compliance with the guidelines so long as he or she continues to hold at least the number of shares he or she held as of that date. If an executive officer is promoted, he or she must again achieve compliance with the guidelines, commencing with the last day of the calendar quarter in which the promotion occurred.

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COMPENSATION DISCUSSION AND ANALYSIS

All of our named executive officers and directors, other than Ms. Lehman and Mr. Winterlich, who first became executive officers in 2017, and Ms. Suever, who first became a director in 2018, were in compliance with the guidelines as of December 31, 2018.

Our Insider Trading Policy expressly states that our directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the policy prohibits pledges of company securities.

Clawback Policy

The Hexcel Corporation Clawback Policy is designed to enable the board of directors to recover incentive compensation that is deemed received by an employee under specified circumstances that are inconsistent with the maintenance of a culture that emphasizes integrity and accountability and that reinforces our pay for performance philosophy. The policy is designed to prevent unjust enrichment based on erroneous determinations of performance or undesirable activities that may cause meaningful harm to the company or its stockholders. The policy applies to incentive-based compensation under awards granted during and after 2017.

Under the Clawback Policy, we may recover incentive-based compensation paid to an executive officer with respect to the three years preceding a year in which we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The compensation recoverable is the amount in excess of the amount that would have been payable to the executive officer under the restated financial statements. The clawback may be applied regardless of whether the executive officer was responsible for the error that led to the accounting restatement.

In addition, the policy provides for recovery, at the board’s discretion, from our current or former employees, including our executive officers, of incentive-based compensation under other specified circumstances, including:

■	a material error in the calculation of a performance measure on which incentive-based compensation was received by a current or former employee during the three fiscal years completed before the date on which the material error is discovered;

■	a current employee or former employee engaged in fraudulent or intentional misconduct that causes or might reasonably be expected to cause material reputational, financial or other harm to the company; and

■	a current or former employee has improperly or grossly negligently failed, including in a supervisory capacity, to identify, escalate, monitor or manage risks that caused or might reasonably be expected to cause material reputational, financial or other harm to the company.

These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities, other than amounts with respect to the same compensation that the Chief Executive Officer or Chief Financial Officer has paid to us under Section 304 of the Sarbanes-Oxley Act of 2002.

In addition to the remedies above, our equity grants to named executive officers also include a clawback provision in the event the named executive officer violates certain obligations to us, including confidentiality, non-competition and non-solicitation obligations.

34	HEXCEL CORPORATION | 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally places a $1 million limitation on the deductibility of compensation paid by a publicly-held company to certain of its executive officers. For tax years beginning prior to January 1, 2018 (and specified pre-existing contractual arrangements as described below), certain compensation is exempt from this deduction limitation if it meets the requirements of “performance-based compensation” under Section 162(m). In setting compensation prior to 2018, we structured our annual incentive program and stock options in a manner intended to qualify for this exemption.

As part of the TCJA, the performance-based compensation exemption under Section 162(m) was eliminated for tax years commencing after December 31, 2017. The TCJA also expanded the number of executive officers who are subject to the deductibility limit. As a result, beginning in 2018, all compensation we pay to specified executive officers is subject to the deductibility limit, subject to payments under specified pre-existing contractual arrangements as described below. Nevertheless, as was the case in previous years, our principal consideration in authorizing compensation for our named executive officers is whether we believe such compensation is consistent with our compensation philosophy, described above under “Executive Compensation Overview – Our Compensation Philosophy and Principles.” Accordingly, we believe it is important to retain the flexibility to compensate executives in a manner designed to meet these objectives, even if such compensation is potentially not deductible for tax purposes.

The TCJA provides that its elimination of the performance-based compensation exemption under Section 162(m) does not apply with respect to compensation under a “written binding contract” that was in effect on November 2, 2017 and is not materially modified thereafter. We believe that compensation expense we incur with respect to the exercise of stock options, the vesting of PSAs and, under certain limited circumstances, the vesting of RSUs granted prior to November 2, 2017 will continue to be deductible under applicable regulations. However, due to uncertainties in the interpretation and implementation of the changes to Section 162(m) under the TCJA, including the scope of the regulatory relief for these pre-existing arrangements, we can offer no assurance regarding the extent to which, if any, compensation payable in 2018 and subsequent years under pre-existing arrangements with covered employees will be deductible.

HEXCEL CORPORATION | 2019 Proxy Statement	35

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This report is provided by the following independent directors, who comprise the committee:

Thomas A. Gendron, Chair

Jeffrey A. Graves

Guy C. Hachey

David L. Pugh

36	HEXCEL CORPORATION | 2019 Proxy Statement

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Nick L. Stanage	2018	986,637	2,034,891	1,220,948	1,027,878	918,365	157,843	6,346,562
Chairman, CEO	2017	957,900	1,855,926	1,113,546	1,100,723	1,725,134	150,970	6,904,199
and President	2016	930,000	1,685,870	1,011,715	1,362,450	1,674,574	797,805	7,462,414
Patrick J. Winterlich(7)	2018	425,000	371,826	223,113	287,797	—	28,209	1,335,945
EVP and CFO	2017	341,281	112,161	67,318	252,412	—	371,436	1,144,608
Gail E. Lehman(8)	2018	424,875	358,469	215,074	265,581	—	24,824	1,288,823
EVP, General Counsel	2017	412,500	347,996	208,813	284,402	—	89,399	1,343,110
and Secretary
Robert G. Hennemuth	2018	426,834	386,751	232,078	266,806	229,298	82,785	1,624,552
EVP, Human Resources	2017	414,402	375,518	225,314	285,713	278,721	81,561	1,661,229
and Communications	2016	402,332	352,037	211,250	353,650	217,349	77,511	1,614,129
Thierry Merlot(9)	2018	377,021	227,689	136,660	216,029	—	83,039	1,040,438
President, Aerospace,	2017	361,920	192,203	115,350	228,735	—	80,628	978,836
Europe, Middle East,	2016	320,633	140,354	84,247	250,506	—	78,449	874,189
Africa and Asia Pacific
(1)	Includes the aggregate grant date fair value of RSUs and PSAs granted to the named executive officer during the years indicated, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the named executive officer. The amounts included for PSAs reflect the estimate of aggregate compensation cost to be recognized over the life of the PSAs, determined as of the grant date in accordance with FASB ASC Topic 718, but without giving effect to estimated forfeitures. The value of each PSA award at the grant date, assuming that (i) the target level of performance will be achieved and (ii) the level of performance resulting in the maximum payout will be achieved, is as follows:

	2018 Amount Included in Stock Awards		2017 Amount Included in Stock Awards		2016 Amount Included in Stock Awards
	Target	Maximum	Target	Maximum	Target	Maximum
Nick L. Stanage	2,034,891	4,069,782	1,855,926	3,711,851	1,685,876	3,371,753
Patrick J. Winterlich	223,123	446,246	67,317	134,633	—	—
Gail E. Lehman	215,081	430,163	208,818	417,635	—	—
Robert G. Hennemuth	232,051	464,102	225,331	450,662	211,219	422,439
Thierry Merlot	136,641	273,282	115,342	230,684	84,212	168,425
(2)	For additional information regarding the assumptions made in calculating these amounts, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	Includes the aggregate grant date fair value of all NQOs granted to the named executive officer during the year indicated, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that will be realized by the named executive officer.

(4)	Reflects amounts earned under the MICP with respect to the indicated year, which amounts were paid in the following year.

HEXCEL CORPORATION | 2019 Proxy Statement	37

EXECUTIVE COMPENSATION

(5)	For each year, represents the difference between the actuarial present value of the executive’s accumulated benefit under his applicable retirement plan arrangement, as of December 31 of the indicated year and December 31 of the prior year. See “Pension Benefits in 2018” on page 42 for information regarding the pension arrangements applicable to Messrs. Stanage and Hennemuth. The 2018 actuarial present value of executive pension benefits for Messrs. Stanage and Hennemuth were affected by increasing discount rates. The present value for Mr. Stanage was further impacted by an annually updated IRS mortality assumption.

These changes in present value do not directly relate to the final potential payout, and can vary significantly year-over-year based on: (i) changes in salary; (ii) other one-time adjustments to salary; (iii) actual age versus predicted age at retirement; (iv) the discount rate used to determine present value of the benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit and an increase in the discount rate has the opposite effect. The amounts in this column were calculated assuming retirement at age 65, which is the normal retirement age under the relevant pension plans and arrangements. The interest rate and mortality assumptions used are consistent with those used in the preparation of our financial statements. See Note 7, “Retirement and Other Postretirement Benefit Plans,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the pension benefits table under “Pension Benefits in 2018,” on page 42 for a description of the interest rate and mortality assumptions.

(6)	The amounts for our named executive officers in the “All Other Compensation Column” for 2018 include the following:

Name	Hexcel Contributions to 401(k) Retirement Savings Plan ($)	Hexcel Contributions to Non-Qualified Deferred Compensation Plan ($)	Premiums for Life Insurance ($)	Premiums for Long-Term Disability Insurance ($)	Premiums for Accidental Death and Dismemberment Insurance ($)	Perquisites Allowance(a) ($)
Nick L. Stanage	21,850	128,412	2,970	4,251	360	—
Patrick J. Winterlich	22,193	—	2,515	3,261	240	—
Gail E. Lehman	22,335	—	2,249	—	240	—
Robert G. Hennemuth	21,850	36,102	1,980	5,013	240	17,600
Thierry Merlot(b)	—	—	3,859	—	—	9,412

(a)	Mr. Hennemuth had a perquisites allowance that consisted of a car allowance of $12,000 and an additional amount of $5,600. The additional amount is intended to be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, and premiums for supplemental life and health insurance beyond the standard life and health insurance available to the executive. The additional amount was used by Mr. Hennemuth for supplemental life insurance. Mr. Merlot receives an automobile allowance. The other named executive officers do not receive any perquisites.

(b)	In addition to the amounts in the table, Hexcel contributed €61,200 ($69,768) to a statutory pension benefit plan for Mr. Merlot, as required under French regulations.

(7)	Mr. Winterlich became a named executive officer in 2017, following his promotion to Executive Vice President and Chief Financial Officer on September 1, 2017.

(8)	Ms. Lehman was appointed Executive Vice President, General Counsel and Secretary in January 2017.

(9)	For Mr. Merlot, the amounts in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns, are paid or determined in the local currency, euros, and converted to U.S. dollars at an exchange rate of 1.14 dollars per euro, which is based on the exchange rate in effect as of December 31, 2018. Mr. Merlot’s salary in euros was €330,720 in 2018, his automobile allowance was €8,257, and his premiums for life insurance were €3,385.

38	HEXCEL CORPORATION | 2019 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2018

									All Other			Grant
									Stock	All Other		Date
									Awards:	Option		Fair
			Estimated Possible			Estimated Future			Number	Awards:	Exercise	Value of
			Payouts Under			Payouts Under			of	Number of	or Base	Stock
			Non-Equity Incentive			Equity Incentive			Shares	Securities	Price of	and
			Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date(3)	Date(3)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)(5)	($/Sh)	($)(6)
Nick L.	—	—	493,319	986,637	1,973,274	—	—	—	—	—	—	—
Stanage	01/29/2018	01/23/2018	—	—	—	14,929	29,859	59,718	—	—	—	2,034,891
	01/29/2018	01/23/2018	—	—	—	—	—	—	—	50,121	68.15	1,220,948
Patrick J.	—	—	138,125	276,250	552,500	—	—	—	—	—	—	—
Winterlich	01/29/2018	01/23/2018	—	—	—	1,637	3,274	6,548	—	—	—	223,123
	01/29/2018	01/23/2018	—	—	—	—	—	—	2,182	—	—	148,703
	01/29/2018	01/23/2018	—	—	—	—	—	—	—	9,159	68.15	223,113
Gail E.	—	—	127,463	254,925	509,850	—	—	—	—	—	—	—
Lehman	01/29/2018	01/23/2018	—	—	—	1,578	3,156	6,312	—	—	—	215,081
	01/29/2018	01/23/2018	—	—	—	—	—	—	2,104	—	—	143,388
	01/29/2018	01/23/2018	—	—	—	—	—	—	—	8,829	68.15	215,074
Robert G.	—	—	128,050	256,100	512,200	—	—	—	—	—	—	—
Hennemuth	01/29/2018	01/23/2018	—	—	—	1,702	3,405	6,810	—	—	—	232,051
	01/29/2018	01/23/2018	—	—	—	—	—	—	2,270	—	—	154,701
	01/29/2018	01/23/2018	—	—	—	—	—	—	—	9,527	68.15	232,078
Thierry	—	—	103,681	207,361	414,722	—	—	—	—	—	—	—
Merlot	01/29/2018	01/23/2018	—	—	—	1,002	2,005	4,010	—	—	—	136,641
	01/29/2018	01/23/2018	—	—	—	—	—	—	1,336	—	—	91,048
	01/29/2018	01/23/2018	—	—	—	—	—	—	—	5,610	68.15	136,660
(1)	The amounts shown reflect the threshold, target and maximum payments the named executive officer was eligible to receive based on achievement with respect to performance goals under the MICP. The actual awards we paid for 2018 are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. If the threshold performance for any financial measure under the MICP is not attained, no portion of the MICP award attributable to that measure is paid. More detail concerning the 2018 MICP financial performance measures is provided on pages 23-25.

(2)	Reflects the number of shares of our common stock underlying PSAs granted under our 2013 Incentive Stock Plan (the “2013 ISP”); the PSAs will convert into shares of common stock after a three-year performance period based on the level of achievement with respect to specified performance measures. No PSAs will convert with respect to a financial measure if a threshold level of performance is not achieved. The terms of the PSAs are described in more detail on pages 27-29.

(3)	For our regular annual equity awards, the compensation committee approved a dollar value of the awards (as a percentage of salary) and the performance requirements for conversion of PSAs into shares of common stock at its meeting on January 23, 2018. In accordance with our equity grant policy, the grant date for the 2018 annual equity awards was January 29, 2018, the third trading day following the release of 2017 fourth-quarter and year-end earnings.

(4)	Reflects RSUs granted under the 2013 ISP, which, except for the RSUs granted to Mr. Merlot, will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The RSUs granted to Mr. Merlot will vest and convert at the rate of two-thirds of the underlying shares on the second anniversary of the grant date and the remaining one-third of the underlying shares on the third anniversary of the grant date. The terms of the RSUs are described in more detail on pages 26-27.

(5)	Reflects NQOs granted under the 2013 ISP, which will vest and become exercisable at the rate of one-third of the underlying shares on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 26.

(6)	Reflects the grant date fair value of PSAs, RSUs and NQOs granted to the named executive officers in 2018, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is equal to the amount that we will expense in our financial statements over the award’s vesting schedule, but without giving effect to estimated forfeitures. For RSUs, fair value is calculated using the closing price of our common stock on the grant date. For PSAs, fair value is calculated using the target number of shares of common stock subject to the PSA award and the closing price of our common stock on the grant date. For NQOs, fair value is calculated using the applicable Black-Scholes derived value on the grant date. For additional information on the valuation assumptions used in calculating the fair value of these instruments, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts, computed in accordance with FASB ASC 718, do not necessarily correspond to the actual value that will be realized by the named executive officers.

HEXCEL CORPORATION | 2019 Proxy Statement	39

EXECUTIVE COMPENSATION

Description of Plan-Based Awards

All NQOs, RSUs and PSAs granted to the named executive officers in fiscal year 2018 were granted under the 2013 ISP and are governed by the terms and conditions of the 2013 ISP and the applicable award agreements. See pages 26-29 of this proxy statement for a discussion of NQOs, RSUs and PSAs.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the named executive officers as of December 31, 2018:

			Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Nick L.	01/31/2011	57,068	—		19.02	01/31/2021
Stanage	01/30/2012	46,562	—		25.03	01/30/2022
	01/28/2013	41,321	—		28.27	01/28/2023
	01/28/2014	34,912	—		43.01	01/28/2024
	01/27/2015	56,578	—		43.96	01/27/2025
	01/26/2016	43,209	21,603		41.71	01/26/2026	44,960	2,578,006	—	—
	01/30/2017	20,402	40,802		50.50	01/30/2027	—	—	37,302	2,138,897
	01/29/2018	—	50,121		68.15	01/29/2028	—	—	30,050	1,723,067
Patrick J.	01/28/2014	2,345	—		43.01	01/28/2024
Winterlich	01/27/2015	3,348	—		43.96	01/27/2025
	01/26/2016	2,276	1,137		41.71	01/26/2026	5,132	294,269	—	—
	01/30/2017	1,234	2,466		50.50	01/30/2027	599	34,347	1,352	77,524
	01/29/2018	—	9,159		68.15	01/29/2028	2,195	125,861	3,294	188,878
Gail E.	01/30/2017	3,826	7,651		50.50	01/30/2027	1,864	106,882	4,197	240,656
Lehman	01/29/2018	—	8,829		68.15	01/29/2028	2,117	121,389	3,176	182,112
Robert G.	01/30/2012	21,631	—		25.03	01/30/2022
Hennemuth	01/28/2013	15,913	—		28.27	01/28/2023
	01/28/2014	10,263	—		43.01	01/28/2024
	01/27/2015	13,355	—		43.96	01/27/2025
	01/26/2016	9,023	4,510		41.71	01/26/2026	6,787	389,167	—	—
	01/30/2017	4,129	8,255		50.50	01/30/2027	2,011	115,311	4,528	259,636
	01/29/2018	—	9,527		68.15	01/29/2028	2,284	130,965	3,426	196,447
Thierry Merlot	02/01/2010	16,100	—		10.90	02/01/2020
	01/31/2011	8,810	—		19.02	01/31/2021
	01/30/2012	10,067	—		25.03	01/30/2022
	01/28/2014	4,192	—		43.01	01/28/2024
	01/27/2015	5,611	—		43.96	01/27/2025
	01/26/2016	3,599	1,798		41.71	01/26/2026	2,245	128,728	—	—
	01/30/2017	2,114	4,226		50.50	01/30/2027	1,544	88,533	2,318	132,914
	01/29/2018	—	5,610		68.15	01/29/2028	1,344	77,065	2,017	115,655

(1)	All options listed in this table vest in equal increments on each of the first three anniversaries of the grant date and will expire on the tenth anniversary of the grant date.

40	HEXCEL CORPORATION | 2019 Proxy Statement

EXECUTIVE COMPENSATION

(2)	This column includes unvested RSUs granted on January 26, 2016, January 30, 2017 and January 29, 2018 under the 2013 ISP, and the number of shares of Hexcel common stock underlying PSAs granted on January 26, 2016 that were earned based on attainment, during the 2016-2018 performance period, of the applicable performance criteria for the PSAs (the “Earned Shares”). In January 2019, following the compensation committee’s certification of performance, the Earned Shares were distributed to each named executive officer as follows:

Earned
Shares
Nick L. Stanage	44,960
Patrick J. Winterlich	1,419
Gail E. Lehman	—
Robert G. Hennemuth	5,632
Thierry Merlot	2,245

The RSUs vest and convert into shares of Hexcel common stock at the rate of one-third per year on each of the first three anniversaries of the grant date, except for grants made to Mr. Merlot, which vest and convert into shares as to two-thirds of the underlying shares on the second anniversary of the grant date and the remaining one-third on the third anniversary of the grant date. In addition, the amounts shown in the table include dividend equivalents provided with respect to the RSUs and PSAs. Dividend equivalents vest at the same time and in the same proportion as the RSUs or PSAs to which the dividend equivalents relate.

(3)	Market values were computed using a price of $57.34 per share, the closing price of Hexcel common stock on December 31, 2018, as reported by the NYSE.

(4)	This column reflects the shares that each named executive officer would receive based on the target award for the PSAs granted on January 30, 2017 and January 29, 2018. If the PSA awards were to payout at maximum, the number of shares (and market value of such shares) outstanding as of December 31, 2018 with respect to unvested PSAs granted on January 30, 2017 and January 29, 2018, respectively, was for Mr. Stanage: 73,502 shares ($4,214,605) and 59,718 shares ($3,424,230); for Mr. Winterlich: 2,666 shares ($152,868) and 6,548 shares ($375,462); for Ms. Lehman: 8,270 shares ($474,202) and 6,312 shares ($361,930); for Mr. Hennemuth: 8,924 shares ($511,702) and 6,810 shares ($390,485); for Mr. Merlot: 4,568 shares ($261,929) and 4,010 shares ($229,933). Each named executive officer will receive a number of shares of common stock based on the extent to which the performance criteria for the respective PSAs are attained. Any such shares into which the PSAs will convert will be received by the named executive officer in early 2020 for the PSAs granted in 2017 and early 2021 for the PSAs granted in 2018. The number of PSAs shown in the table include dividend equivalents provided with respect to PSAs, which are converted into shares of Hexcel common stock in the same proportion as the initially granted PSAs are converted into shares.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards(2)
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on	Acquired	on
	on Exercise	Exercise(1)	on Vesting	Vesting
Name	(#)	($)	(#)	($)(3)
Nick L. Stanage	52,174	2,752,939	38,324	2,491,060
Patrick J. Winterlich	—	—	5,604	272,031
Gail E. Lehman	—	—	925	62,484
Robert G. Hennemuth	—	—	8,623	568,801
Thierry Merlot	15,321	764,142	3,658	241,362

(1)	The value realized is equal to the difference between the closing price per share of our common stock, as reported by the NYSE on the date of exercise, and the exercise price, multiplied by the number of shares underlying the options.

(2)	Reflects RSUs and PSAs that vested during 2018, including one-third of the RSUs granted in each of 2015, 2016 and 2017 and the PSAs granted in 2015. RSUs vest in equal increments on the first three anniversaries of the grant date, except for grants made to Mr. Merlot, which vest as to two-thirds of the underlying shares on the second anniversary of the grant date and the remaining one-third of the underlying shares on the third anniversary of the grant date. The PSAs vested in 2018 based on the level of achievement with respect to specified performance measures for the 2015-2017 performance period. The number of shares acquired on vesting of the RSUs and PSAs include dividend equivalents that vested in the same proportion as the RSUs or PSAs to which they relate, as applicable.

(3)	The value realized is equal to the closing price per share of our common stock, as reported by the NYSE on the vesting date, multiplied by the number of RSUs or PSAs vested.

HEXCEL CORPORATION | 2019 Proxy Statement	41

EXECUTIVE COMPENSATION

Pension Benefits in 2018

Messrs. Stanage and Hennemuth participate in the following pension plans and arrangements:

Supplemental Executive Retirement Agreement with Mr. Stanage

We have entered into a supplemental executive retirement agreement (the “SERP”) with Mr. Stanage. The SERP provides for a retirement benefit intended to supplement Mr. Stanage’s retirement income from our 401(k) Plan and Non-Qualified Deferred Compensation Plan (described on page 31). The SERP includes the following provisions:

■	Upon Mr. Stanage’s retirement on or after his 65th birthday, he will receive a lump sum equal to the actuarial present value of the “Normal Retirement Benefit,” subject to a reduction to reflect the additional actuarial cost of Mr. Stanage’s benefit election for his designated beneficiary in the event he dies before receiving any benefits under the SERP, as described below, versus the default election available under the SERP (the “Survivor Benefit Adjustment”). The SERP generally defines the “Normal Retirement Benefit” as a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after payment of 120 such payments (with any such payments after his death made to his beneficiary or his estate) in an amount equal to (a) the product of his “Final Average Pay” and the “Benefit Percentage” less (b) all contributions made by us for his account under our 401(k) Plan.

■	“Final Average Pay” generally equals Mr. Stanage’s average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and amounts earned under all management incentive or other bonus plans in which he participates. Any incentive pay or other bonus is deemed to be earned ratably over the period for which it was earned.

■	The “Benefit Percentage” is 7/30 of 1% for each month of service, but will not increase further once Mr. Stanage reaches age 65.

■	Contributions made by us for Mr. Stanage’s account under our 401(k) Plan are expressed as a monthly amount in the form of an actuarially equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date Mr. Stanage attains age 65, and assuming that our contributions earn interest at the rate 6% from the date of the contribution until the date it is actually paid to Mr. Stanage.

■	If Mr. Stanage’s employment terminates prior to age 65 (early retirement), he will receive a lump sum equal to the actuarial present value of the “Early Retirement Benefit,” subject to the Survivor Benefit Adjustment. The SERP generally defines the “Early Retirement Benefit” as a monthly benefit starting on the first day of the month after the month in which his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments (with any such payments after his death made to his beneficiary or his estate), in an amount equal to the product of his Final Average Pay and the Benefit Percentage less any contributions made by us for his account under our 401(k) Plan, and reduced by ¼% per payment for each full calendar month by which the commencement of the Early Retirement Benefit precedes Mr. Stanage’s attainment of age 65.

■	Pursuant to his election, if Mr. Stanage dies before receiving any benefits under the SERP, his designated beneficiary will receive a lump sum equal to the lump sum Mr. Stanage would have received under the SERP had he terminated his employment on the day preceding his death (the “Survivor Benefit”). Mr. Stanage has several alternative Survivor Benefit elections under the SERP, subject to provisions addressing the timing and effectiveness of an election and, except in the case of the default election described below, the Survivor Benefit Adjustment. In lieu of Mr. Stanage’s current election, Mr. Stanage may elect for his designated beneficiary to receive any of the following, which will take effect 12 months after the date on which it is made:

■	A lump sum that is the actuarial equivalent to the “Pre-Retirement Survivor Benefit” defined as a monthly benefit, starting on the first day of the month following the month in which he dies and ending with the month in which his designated beneficiary dies, that is equal to 50% of the monthly benefit Mr. Stanage would have received had he terminated employment on the day prior to his death and commenced receiving benefits in the form of a 50% joint and survivor annuity. As this is the default election under the SERP, no additional actuarial cost would accrue against Mr. Stanage’s benefit post-effectiveness of this election.

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■	A lump sum that is the actuarial equivalent to the Pre-Retirement Survivor Benefit, but in lieu of 50%, either 75% or 100% of the monthly benefit Mr. Stanage would have received had he terminated employment on the day prior to his death and commenced receiving benefits in the form of a corresponding 75% or 100% joint and survivor annuity.

■	Upon certain other types of termination, or permitted elections, the amount and form of benefit are different:

■	Termination for cause – no benefits are payable.

■	Termination without cause, or by Mr. Stanage for good reason (i) within two years after a change in control (as defined in the SERP), (ii) during the period of a potential change in control, or (iii) at the request of a person who takes action to cause a change in control – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, except that 24 months of service (or, if less, the number of months preceding Mr. Stanage’s 65th birthday) are added for purposes of computing the Benefit Percentage. A “potential change in control” exists during the period beginning at the time the company enters into an agreement that, if consummated, would result in a change in control and ending at the time such agreement results in a change in control or becomes of no further force or effect.

■	Termination without cause (other than in connection with the events described in (i), (ii) and (iii) of the preceding paragraph) or by Mr. Stanage for good reason – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, except that 12 months of service (or, if less, the number of months preceding Mr. Stanage’s 65th birthday) are added for purposes of computing the Benefit Percentage.

■	Termination due to disability – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, but without any actuarial or other reduction to reflect commencement of payment before Mr. Stanage reaches age 65.

The enhanced benefits that would be payable if the termination events (other than termination for cause) occurred on December 31, 2018 are quantified in the table on page 51.

The SERP generally provides to Mr. Stanage the ability to irrevocably elect to receive, in lieu of a lump sum payment with regard to a benefit described above, a monthly payment of such benefit, which will take effect 12 months after the date on which such election is made. If he makes such an election, except with respect to the Survivor Benefit, the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates, and the amount of the monthly benefit will be actuarially adjusted to take into account that the first payment of the applicable benefit will not take place until the fifth anniversary of the date on which his employment terminates.

Retirement Agreement with Mr. Hennemuth

We have entered into an Executive Deferred Compensation and Consulting Agreement (the “EDCA”) with Mr. Hennemuth. The EDCA is a non-qualified, unfunded supplemental pension plan that, in accordance with certain irrevocable elections made by Mr. Hennemuth, provides for a lump sum payment consisting of two components (i) a consulting and retirement income payment component and (ii) an insurance benefits component.

Consulting and Retirement Income Payment

■	The consulting and retirement income component is based on the amount of Mr. Hennemuth’s accrued benefit under the EDCA, which is equal to 1.5% of Mr. Hennemuth’s aggregate salary and incentive cash bonuses earned while employed by us from March 20, 2006 until termination of his employment.

■	If Mr. Hennemuth retires or otherwise ceases to be employed by us on or after his 65th birthday, he will be entitled to receive, as part of his lump sum payment, the actuarial present value of monthly payments equal to 1/12 of his accrued benefit, commencing in the calendar month following his retirement and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

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■	If Mr. Hennemuth’s employment terminates prior to age 65, he will be entitled to receive, as part of his lump sum payment, an early retirement benefit equal to the actuarial present value of monthly payments (taking into account a reduction to reflect commencement of such payments prior to his 65th birthday) equal to 1/12 of his accrued benefit, commencing in the calendar month following his termination of employment and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

■	If Mr. Hennemuth dies prior to his 65th birthday and prior to receiving his lump sum payment under the EDCA, a lump sum payment will be payable to his beneficiary in an amount equivalent to the actuarial present value of a monthly pension for the balance of the beneficiary’s life that is based on the actuarial equivalent of the early retirement benefit that Mr. Hennemuth would been entitled to receive had he retired immediately prior to his death.

■	Upon a change in control, Mr. Hennemuth will be entitled to receive, as part of his lump sum payment, the actuarial present value of monthly payments equal to 1/12 of his accrued benefit, commencing the month following the change in control and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

Insurance Benefits

■	The insurance benefits include (i) life insurance benefits and (ii) medical and dental insurance benefits. The insurance benefits are payable in a lump sum equal to the actuarial present value, determined as of the time of Mr. Hennemuth’s retirement or termination of employment, of the insurance benefits, calculated as set forth below and payable, commencing in the calendar month following his termination of employment and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

■	Life insurance benefit – The life insurance benefits consist of the following amounts:

■	For the period following termination of Mr. Hennemuth’s employment with Hexcel and prior to his 65th birthday, life insurance in an amount equal to the lesser of (i) two times the present value of Mr. Hennemuth’s accrued benefit and (ii) the amount of life insurance on Mr. Hennemuth in effect at the time of his termination of employment.

■	For the period from Mr. Hennemuth’s 65th but only until his 75th birthday, the lesser of (i) the present value of Mr. Hennemuth’s accrued benefit and (ii) the amount of life insurance on Mr. Hennemuth in effect at the time of his retirement or other termination.

■	Medical and dental insurance benefits – These benefits are based on the assumed continuation of Mr. Hennemuth’s medical and dental insurance coverage in effect at the time his employment terminates from the time of termination of employment until he reaches age 75.

Notwithstanding the foregoing payment provisions, upon termination for cause, no benefits are payable.

The EDCA contains the following additional provisions:

■	Mr. Hennemuth is required to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment.

■	Mr. Hennemuth has agreed in the EDCA not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us (or, if earlier, at such time as he no longer receives any benefits under the EDCA), unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

Pension Benefits Table

The table below shows the present value, as of December 31, 2018, of accumulated benefits payable to Messrs. Stanage and Hennemuth (the only U.S. based named executive officers covered by defined benefit retirement arrangements) upon their retirement, as well as the number of years of service credited under their respective retirement arrangements. Mr. Merlot is eligible to receive a pension that is funded by our contributions and by Mr. Merlot, the value of which will be determined in accordance with French regulations at the time of retirement.

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Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Nick L. Stanage	Supplemental Executive Retirement Agreement	9.17	8,387,961	0
Robert G. Hennemuth	Executive Deferred Compensation Agreement	12.75	2,342,827	0

(1)	The amounts in this column were calculated assuming retirement at age 65, the normal retirement age under the relevant retirement arrangement, and using interest rate and mortality assumptions consistent with those used in the preparation of our financial statements.
See Note 7, “Retirement and Other Postretirement Benefit Plans” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, for a description of these interest rate and mortality assumptions.

These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65, and reflect the following discount rates used to determine the present value of the lump sum payable at age 65: Mr. Stanage 3.40% and Mr. Hennemuth 4.00%. These rates are consistent with those used for purposes of pension calculations in our financial statements. See footnote 5 to the Summary Compensation Table on page 37 for a description of factors affecting the difference between the actuarial present value of the executive’s accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year.

Non-Qualified Deferred Compensation in 2018

Under the NDCP, eligible U.S. employees, including our U.S. named executive officers, may defer amounts of their cash compensation in excess of IRS limits applicable to our 401(k) Plan, referred to below as “excess compensation.” We match 50% of a participant’s contributions to the NDCP, up to 6% of the participant’s excess compensation. We also provide the same fixed and profit-sharing contributions with respect to such excess contributions on the same basis as provided under our 401(k) Plan. See “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements—Hexcel Corporation 401(k) Retirement Savings Plan” for additional information. All participant and Hexcel contributions are fully vested at all times.

Amounts credited to a participant’s account may be invested in a number of notional funds based upon the funds available under our 401(k) Plan, other than the Hexcel stock fund.

Messrs. Stanage and Hennemuth participated in the NDCP in 2018. Neither Ms. Lehman nor Mr. Winterlich participated in the NDCP in 2018. Mr. Merlot is not eligible to participate in the NDCP because he is not a U.S. employee.

Name	Executive Contributions in Last Fiscal Year($)	Company Contributions in Last Fiscal Year($)(1)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Balance at Last Fiscal Year-End($)(3)
Nick L. Stanage	61,096	128,412	42,014	1,061,518
Patrick J. Winterlich	—	—	—	—
Gail E. Lehman	—	—	—	—
Robert G. Hennemuth	26,431	36,102	7,981	504,256

(1)	The amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table on page 37.

(2)	The aggregate annual earnings in 2018 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(3)	For each named executive officer, the amount in this column includes aggregate contributions, if any, by both the named executive officer and the company to the NDCP, that were reported as compensation in the Summary Compensation Table in previous years: Mr. Stanage, $751,380; Mr. Hennemuth, $398,221.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments and benefits that would be provided to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2018. The information in this section does not include information related to:

■	distributions under the NDCP. See “Non-Qualified Deferred Compensation in 2018.”

■	RSUs, PSAs and shares underlying stock options that vested prior to the termination event.

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■	short-term incentive payments that would not be increased due to the termination event.

■	distributions to Mr. Stanage under the SERP other than incremental payments payable to Mr. Stanage that are addressed below. See “Pension Benefits in 2018—Supplemental Executive Retirement Agreement with Mr. Stanage.”

■	distributions to Mr. Hennemuth under the EDCA. See “Pension Benefits in 2018—Retirement Agreement with Mr. Hennemuth.”

■	other payments and benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including under our 401(k) Plan.

We have severance agreements with all of our U.S. named executive officers other than Mr. Stanage, whose severance terms are governed by our Executive Severance Policy, coupled with certain terms set forth in his offer of employment letter. We refer to all of the documents collectively as the “Severance Arrangements.” The Severance Arrangements are described below.

The Severance Arrangements generally provide payments and other benefits to a named executive officer if we terminate his or her employment for any reason other than disability or “cause” (as defined in the Severance Arrangement related to the named executive officer) or if he or she terminates employment for “good reason” (also as defined in such Severance Arrangement). In circumstances related to a “change in control” or a “potential change in control” (each as defined in such Severance Arrangement) the payments are enhanced. With respect to the named executive officers, such payments and other benefits generally include a lump sum payment equal to the sum of, or a multiple of the sum of annual base salary and average bonus under the MICP, as well as continued participation in all medical, dental, life insurance and other welfare and perquisite plans and programs in which the executive was participating on the date of termination (“Continued Participation Benefits”) for a specified period of time. These payments are further described below.

Executive Severance Policy

The compensation committee maintains an Executive Severance Policy that applies to any executive employee of the company who has received an offer letter of employment from the company that expressly extends the provisions of the policy to such executive. Currently, Mr. Stanage is the only named executive officer subject to the policy.

As applied to Mr. Stanage, the policy provides that, among other things:

■	upon termination due to Mr. Stanage’s death, his legal representative will receive a pro rata portion of Mr. Stanage’s annual bonus, based on the portion of the year that elapsed prior to his death (the “pro-rata bonus”).

■	upon termination due to Mr. Stanage’s disability, he will receive the pro-rata bonus and disability benefits in accordance with the terms of the long-term disability program then in effect for senior executives of the company.

■	upon termination of Mr. Stanage by the company other than for disability or cause, or upon his resignation for good reason, other than in relation to a change in control, he will receive

■ the pro-rata bonus;

■ a cash lump sum equal to one and one-half times the sum of his annual base salary and one and one-half times the average of the last three annual bonus amounts awarded to him for the last three plan years completed prior to the termination date; and

■ Continued Participation Benefits for one and one-half years following the termination date.

■	upon termination of Mr. Stanage by the company other than for disability or cause, or upon Mr. Stanage’s termination for good reason, in each case during a “potential change in control” (as defined in the policy) or within two years after a change in control, he will receive two and one-half times the lump sum payment described above and the Continued Participation Benefits for two and one-half years. He also will receive these benefits if, during a potential change in control, we terminate Mr. Stanage at the request of a person who takes any action designed to cause a change in control.

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The compensation committee may amend or terminate the policy in its discretion, but no amendment or termination can adversely affect a covered executive’s vested rights and no amendment or termination can become effective as to an executive earlier than the later of one year after written notice is delivered to such executive or two years after the occurrence of a change in control.

The Executive Severance Policy does not provide for a tax gross-up with respect to excise taxes incurred under Section 280G and Section 4999 of the Internal Revenue Code in connection with a change in control.

Mr. Stanage has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of 18 months following the termination of his employment. This includes, for example, any situation in which Mr. Stanage is an employee of or consultant to, or owner of a business. If Mr. Stanage’s termination is in connection with a change in control for which Mr. Stanage receives enhanced severance payments, the period is extended to 30 months. However, this restriction would not apply if Mr. Stanage’s duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Stanage also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information and processes, technologies, designs and inventions.

Severance Agreements

We have entered into executive severance agreements with each of Messrs. Winterlich and Hennemuth and Ms. Lehman that provide for us to make certain payments to the named executive officer upon termination of employment under specified circumstances. In particular:

■	if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his or her employment for good reason, other than in relation to a change in control, the executive will receive:

	■	a lump sum payment equal to the sum of the executive’s then current base salary and average MICP award over the prior three years;

	■	Continued Participation Benefits for one year; and

	■	the executive may receive an MICP award prorated for the portion of the year during which the executive was employed prior to termination, if such award is payable under the terms of the MICP.

■	in the event that we terminate the executive for any reason other than for disability or cause, or if the executive terminates his or her employment for good reason, in each case during a period of a “potential change in control” (as defined in the executive severance agreement) or within two years after a change in control, or if, during a potential change in control, we terminate the executive at the request of a person who takes any action designed to cause a change in control, the executive will receive the same payments and benefits as described above except that:

	■	for Mr. Hennemuth, the lump sum payment will be equal to three times the sum described above and for Mr. Winterlich and Ms. Lehman, the lump sum payment will be equal to two times the sum described above;

	■	for Mr. Hennemuth, the period of Continued Participation Benefits will be three years instead of one, and for Mr. Winterlich and Ms. Lehman, the period of Continued Participation Benefits will be two years instead of one; and

	■	Mr. Hennemuth also will be entitled to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999 of the Internal Revenue Code, but only if the total “parachute payments” exceed his untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Hennemuth for the excise tax as well as any income tax and excise tax payable by Mr. Hennemuth as a result of any reimbursements for the excise tax.

■	in the event of termination due to death or disability, the executive will receive an MICP award prorated for the portion of the year he or she was employed.

In consideration for these payments, the executive has agreed to a non-competition covenant for one year following termination of employment or, in the case of Mr. Hennemuth, three years following a termination in connection with a change in control, and, in the case of Mr. Winterlich and Ms. Lehman, two years following a termination in

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connection with a change in control. Each executive severance agreement annually renews automatically unless we notify the applicable executive of our intention not to renew, in which case the agreement will terminate one year following such notification.

Mr. Merlot’s severance benefits are determined by the French CLA. Pursuant to the French CLA, Mr. Merlot is entitled to receive the following upon termination of his employment:

■	up to 20 times the average monthly compensation paid (based on the 12 months prior to termination), including bonus payments;

■	a notice period payment approximately equal to three times the compensation he received the month prior to termination; and

■	a non-competition payment equal to 12 months’ average salary for the prior 12 months, including bonus payments (unless we waive his non-competition obligations).

Retirement Agreement with Mr. Stanage

As described on pages 42-43, the SERP agreement that we entered into with Mr. Stanage provides for enhanced benefits upon our termination of him without cause, termination by Mr. Stanage for good reason or our termination of him without cause or termination by Mr. Stanage for good reason during a potential change in control or within two years following a change in control, and in connection with a potential change in control, if we terminate Mr. Stanage at the request of a person who takes any action designed to cause a change in control.

Equity Awards

Each of our named executive officers hold outstanding NQOs, RSUs and PSAs. Upon termination of employment of a named executive officer, the treatment of the equity award depends on the nature of the termination. The following is a description of the treatment of a named executive officer’s equity awards upon each different type of termination and upon a change in control under the terms of the applicable award agreement.

NQOs

■	Voluntary departure or termination without cause – the named executive officer has 90 days to exercise the NQO to the extent vested; to the extent not vested, the NQO terminates.

■	Disability/Death – all NQOs immediately vest and remain exercisable for one year.

■	Retirement – any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the named executive officer has five years from the date of retirement to exercise the NQOs (but in no event can the named executive officer exercise an NQO after the expiration of the ten-year term of the NQO).

■	Termination for Cause – all NQOs are forfeited.

■	Change in Control – all NQOs (including NQOs held by a named executive officer who retired prior to the change in control) immediately vest, and if the named executive officer is terminated without cause or terminates his or her employment for good reason within two years after the change in control, the NQOs, to the extent they remain outstanding following the change in control, remain exercisable for two years.

RSUs

■	Voluntary departure or termination with or without cause – all RSUs are forfeited.

■	Disability/Death – all RSUs immediately vest and convert to common stock.

■	Retirement – all RSUs continue to vest on the schedule set forth in the RSU agreement. If the named executive officer dies prior to the third anniversary of the grant date, all RSUs immediately vest and convert to common stock.

■	Change in Control – all RSUs immediately vest and convert to common stock.

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PSAs

■	Termination for cause – the entire award is forfeited.

■	Termination by the company without cause, or due to disability, death, or by the named executive officer for good reason – the named executive officer is entitled to a pro rata award of common stock based on the portion of the performance period for which he or she was employed, and also based on the extent to which the performance target is attained.

■	Retirement – the named executive officer is entitled to receive the full award of common stock for the performance period, in each case determined based on the actual level of attainment of the applicable performance goal.

■	Change in Control – the award is paid out immediately, based on target performance.

An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he or she is age 65 or age 55 with five or more years of service with us.

Our agreements relating to NQOs, RSUs and PSAs generally require that the employee comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and refrain from competing with us. The non-competition provision is substantially similar to that contained in the severance arrangements of our named executive officers described above. If the employee fails to comply with this requirement, then any outstanding equity grants are forfeited and the employee must deliver to the company the number of shares the employee received during the 180-day period immediately prior to the breach of the non-competition requirement, and if the employee sold any shares during this 180-day period, then the employee must deliver to the company the proceeds of such sales. These equity grants are also subject to the terms of the applicable plans under which they were issued, including terms that cover other possible grounds for forfeiture or recoupment of payments and gains, and terms under the plans providing for adjustments by the compensation committee upon specified events affecting the company.

Change in Control; Potential Change in Control; Good Reason; Cause

A “Change in Control” is generally defined in our plans and agreements to mean any of the following:

■	the acquisition by any person of 50% or more of our common stock

■	the acquisition by any person of 40% or more of our common stock within a 12 month period

■	a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were board approved replacements of the existing directors

■	a merger of Hexcel or a sale of all or substantially all of the assets of Hexcel, unless (i) more than 50% of the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction

However, an event that does not constitute a change in the ownership of Hexcel, a change in the effective control of Hexcel, or a change in the ownership of a substantial portion of Hexcel’s assets, each as defined Section 409A of the Internal Revenue Code, will not constitute a “Change in Control.”

A “Potential Change in Control,” as defined in the Severance Arrangements, exists during the period commencing at the time the company enters into an agreement that, if consummated, would result in a Change in Control and ends at the time such agreement either (i) results in a Change in Control or (ii) terminates, expires or otherwise becomes of no further force or effect.

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“Good reason” generally is defined in our Executive Severance Policy (applicable to Mr. Stanage) and Mr. Hennemuth’s severance agreement to mean:

■	A 10% (in the case of Mr. Stanage) or a material (in the case of Mr. Hennemuth) reduction in the executive’s base salary

■	A material diminution in the executive’s position, duties, responsibilities or authority

■	Failure by us to continue any compensation plan in which the executive participates that is material to the executive’s total compensation, unless replaced with a plan of substantially equivalent value

■	Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least 20 paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

■	Failure to provide facilities or services which are reasonably necessary for the executive’s position

■	Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement or failure by us to remain liable to the executive after such assumption

■	Any termination by us of the executive’s employment that is not effected pursuant to a notice that complies with the applicable severance arrangement

■	With respect to Mr. Hennemuth only, the relocation of his principal place of employment to a location more than 50 miles from his place of employment as of the date of his agreement

■	Willful failure to pay the executive any portion of his compensation within a specified number of days after such compensation is due

Mr. Winterlich’s and Ms. Lehman’s severance agreements generally define “good reason” as a 10% reduction in “Total Direct Compensation” (base salary, annual target under the MICP, and grant date value of an annual equity award under our incentive stock plan).

“Cause” is generally defined in our plans and agreements applicable to named executive officers to mean (i) the willful and continued failure by the named executive officer to substantially perform his or her duties after we have notified the executive in writing of the nonperformance or (ii) the willful engagement by the named executive officer in misconduct that materially harms us. Before we can terminate a named executive officer for cause, our board must give the named executive officer notice describing the reasons we intend to terminate the named executive for cause and must pass a resolution approved by at least two-thirds of the board determining that the named executive officer is guilty of the improper conduct, and must provide the named executive officer with the opportunity to be heard before the board with counsel present.

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Potential Payments and Benefits upon Termination of Employment on December 31, 2018

The table below describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or a change in control (including a “potential change in control”) on December 31, 2018, exclusive of items described in the introductory paragraph of this section. However, such payments generally would not be provided in connection with a termination for cause.

None of the payments or benefits reflected in the chart below would be payable solely in the event of a change in control without a subsequent termination, except for vesting and conversion of the equity awards for all named executive officers (and the related values) reflected below.

	Cash Severance/ Payment at Death ($)(1)	Incremental Benefit under SERP ($)(2)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2018 share price) ($)(4)	Total Termination Benefits ($)
Nick L. Stanage
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	4,300,641	1,035,209	22,611	—	5,358,461
Involuntary or good reason termination after change in control	5,375,802	2,070,417	37,686	—	7,483,905
Death	3,000,000	—	—	—	3,000,000
Disability	—	1,624,156	—	—	1,624,156
Patrick J. Winterlich
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	660,751	—	7,496	196,147	864,394
Involuntary or good reason termination after change in control	1,321,502	—	14,992	731,910	2,068,404
Death	2,390,209	—	—	586,336	2,976,545
Disability	—	—	—	586,336	586,336
Gail E. Lehman
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	662,079	—	14,474	221,147	897,700
Involuntary or good reason termination after change in control	1,324,158	—	28,948	703,446	2,056,552
Death	2,324,158	—	—	501,810	2,825,968
Disability	—	—	—	501,810	501,810
Robert G. Hennemuth
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	728,890	—	10,566	—	739,456
Involuntary or good reason termination after change in control	2,186,670	—	31,698	—	2,218,368
Death	2,457,780	—	—	—	2,457,780
Disability	—	—	—	—	—

HEXCEL CORPORATION | 2019 Proxy Statement	51

EXECUTIVE COMPENSATION

	Cash Severance/ Payment at Death ($)(1)	Non- Competition Payment ($)(5)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2018 share price) ($)(4)	Total Termination Benefits ($)
Thierry Merlot(6)
Voluntary retirement(7)	—	—	—	—	—
Involuntary termination(8)	1,097,275	601,812	—	—	1,699,087
Involuntary termination after change in control(8)	1,097,275	601,812	—	—	1,699,087
Death(9)	—	—	—	—	—
Disability(9)	—	—	—	—	—

(1)	Involuntary or good reason termination, with or without a change in control. For all named executive officers, represents the lump sum cash payment that would have been paid to the executive under the Executive Severance Policy, in the case of Mr. Stanage, an executive severance agreement, in the case of Ms. Lehman and Messrs. Winterlich and Hennemuth, or the French CLA, in the case of Mr. Merlot.

Death. Represents the death benefit (assuming accidental death of the named executive officer) that would have been paid under agreements with Messrs. Stanage and Hennemuth and our executive life insurance and accidental death and dismemberment insurance policies. The death benefit disclosed for Messrs. Stanage and Winterlich and Ms. Lehman would have been paid by the insurers under our executive life insurance and accidental death and dismemberment insurance policies. For Mr. Hennemuth’s death benefit, $2,000,000 would have been paid by our insurers, with the remainder paid by the company pursuant to our agreement with Mr. Hennemuth.

(2)	For all named executive officers, represents the difference between (i) the actual lump sum the named executive officer would have received upon the indicated type of termination on December 31, 2018, and (ii) the lump sum the named executive officer would have received had he or she voluntarily terminated his or her employment on December 31, 2018. Mr. Hennemuth would not receive an enhancement to his EDCA benefits as a result of any type of termination of employment or a change in control. Under the French CLA, Mr. Merlot does not receive any enhanced benefits as a result of any type of termination of employment or change in control other than an involuntary dismissal as indicated in the table entries respecting his involuntary termination.

(3)	Represents Hexcel’s share of the value of welfare/medical benefits for (i) one and one-half years (in the case of Mr. Stanage) or one year (in the case of Ms. Lehman and Messrs. Winterlich and Hennemuth), upon involuntary or good reason termination without a change in control, and (ii) two and one-half years (in the case of Mr. Stanage), two years (in the case of Ms. Lehman and Mr. Winterlich), or three years (in the case of Mr. Hennemuth), in the event of involuntary or good reason termination following a change in control. Mr. Merlot does not receive any additional welfare/medical benefits in the event of any type of termination, however he is entitled to benefits under the French CLA and unemployment insurance benefits. These benefits are paid by the French government and not by the company.

(4)	Reflects the value of equity awards that were unvested on December 31, 2018, and that would have vested as a result of the indicated type of termination of employment of the named executive officer. The value of an equity award is not included for Messrs. Stanage, Hennemuth or Merlot because each of them was retirement eligible under the terms of the equity awards on December 31, 2018 and could have received the equity award immediately or in accordance with the schedule set forth in the applicable award agreement after retirement.

(5)	Assumes that the company will provide a payment to Mr. Merlot in respect of his not competing with the company for a period of one year following employment termination. We may elect to release Mr. Merlot from the non-competition obligation, in which case no payment would be due to him.

(6)	For Mr. Merlot, the amounts in this chart are paid or determined in the local currency, the euro, and converted to U.S. dollars at an exchange rate of 1.14 dollars per euro, which is based on the exchange rate in effect as of December 31, 2018.

(7)	Mr. Merlot is not retirement eligible under the French CLA.

(8)	Represents the payment upon dismissal due to Mr. Merlot under the French CLA.

(9)	Mr. Merlot does not receive any additional benefits upon death or disability beyond the coverage provided by the French CLA or French insurance, which benefits are not paid by the company.

52	HEXCEL CORPORATION | 2019 Proxy Statement

Proposal 2—Approval of the Company’s 2018 Executive Compensation

We are seeking a stockholder vote with respect to compensation provided to our named executive officers for 2018 as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

The company’s executive compensation program and compensation paid to the named executive officers are described on pages 17-35 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the company’s circumstances and to promote our compensation philosophy, which is to deliver pay for performance that creates sustainable value for our stockholders. We currently hold our advisory stockholder vote with respect to named executive officer compensation every year.

This vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from stockholder outreach programs.

Accordingly, the board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the company’s named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, and the compensation tables and related material included in the proxy statement for the 2019 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY’S 2018 EXECUTIVE COMPENSATION.

HEXCEL CORPORATION | 2019 Proxy Statement	53

CEO Pay Ratio

Hexcel strives to provide market competitive pay and benefits that reward employees for performance and reflect internal pay equity for roles of similar scope and impact. We utilize published compensation survey data in each major market where we operate to assist us in providing competitive compensation in the country or region in which the jobs are performed. These compensation practices are key to supporting a diverse workforce and providing opportunities for all employees to contribute, develop new skills and abilities, and manage their careers. Hexcel is a global company that employs people in 15 countries.

Pursuant to SEC regulations, Hexcel determined the identity of its median paid employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to Hexcel’s CEO in 2018, as described below.

Measurement Date

We identified the median employee using our employee population as of December 31, 2018. As of that date, we had approximately 6,288 employees.

Measurement Process

We identified the median employee by determining, based on an examination of our internal records, the actual Total Cash Compensation of each of our employees globally as of the measurement date, December 31, 2018. Total Cash Compensation consists of base pay (including all differentials, on-call, vacation, sick and overtime pay) and annual bonus or sales incentives. Once the median employee was identified, we calculated the median employee’s annual total compensation in the same manner as we calculate the amount set forth in the “Total” column in the Summary Compensation Table (i.e., including items such as the value of stock and option awards, as well as retirement and benefit plans, to the extent applicable). We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using the applicable exchange rate in effect on December 31, 2018.

Pay Ratio

We believe the pay ratio information set forth below, which was calculated in a manner consistent with SEC regulations, constitutes a reasonable estimate. As other companies may use different methodologies and assumptions to identify their median employee, the pay ratio set forth below may not be comparable to pay ratios reported by other companies.

Our median employee’s total annual compensation was $60,504. Our CEO’s total annual compensation was $6,346,562. Therefore, our CEO to median employee pay ratio is 104.9 to 1.

54	HEXCEL CORPORATION | 2019 Proxy Statement

Proposal 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

On January 22, 2019, the compensation committee (sometimes referred to below as the “committee”) approved an amendment (the “Amendment”) to the Hexcel Corporation 2013 Incentive Stock Plan (the “Plan”) (the provision of the Amendment increasing the authorized number of shares available for issuance under the Plan also was approved by the board on February 6, 2019). If approved by stockholders, the Amendment will be effective immediately upon such approval. We believe that the Amendment advances the interests of Hexcel and its subsidiaries (the “Company”) and our stockholders by (i) increasing the number of shares authorized for issuance under the Plan, which will facilitate continuation of our equity compensation program, (ii) addressing changes in U.S. federal tax law, (iii) incorporating changes designed to place limitations upon share recycling and limitations on the payment of dividends and dividend equivalents, and (iv) clarifying certain provisions of the Plan.

The full text of the Plan, reflecting the modifications that will be in effect if the Amendment is approved, is set forth in Annex B to this proxy statement. If the Amendment is not approved by stockholders, the Plan will remain in effect in its current form, and Hexcel will continue to grant awards under the Plan until the shares available for grant are exhausted.

Principal Provisions of the Amendment

The Amendment would result in several modifications to the Plan, including those described below.

Increase in Authorized Number of Shares. The principal modification to the Plan under the Amendment is an increase in the authorized number of shares available for issuance under the Plan by 3,300,000 shares.

We believe that the increase in the number of shares available for issuance under the Plan will enable us to continue to fulfill the purpose of the Plan, which is to attract, motivate and retain our employees, directors and consultants, and provide them with the incentives to pursue the long-term profitability and success of the Company. In this regard, we believe that our equity awards promote achievement of longer term corporate goals, align the interests of Plan participants with those of our stockholders and serve as an important element in our provision of compensation opportunities that are competitive with other companies seeking comparable talent. In addition, our equity awards are an important component of our compensation program and reinforce a pay-for-performance culture. Absent stockholder approval of the Amendment, the number of shares currently available under the Plan may not be sufficient to meet our anticipated needs with respect to our equity compensation program beyond 2019.

In considering the number of additional shares to be authorized for issuance under the Amendment, the committee assessed our past equity grant practices as measured by our historical burn rate, and reviewed potential dilution to Hexcel’s stockholders as measured by overhang; and projected equity usage, as explained in more detail below. We believe these measures show that our grant practices are reasonable in light of the objectives of the Plan, and underscore our continued adherence to prudent equity award practices.

Historical Burn Rate – Burn rate represents the total number of shares underlying non-qualified stock options (“NQOs”), restricted stock units (“RSUs”) and performance share awards (“PSAs”) granted during the applicable year, divided by the basic weighted average common shares outstanding for the applicable year (NQOs, RSUs and PSAs are the only types of equity awards we have granted over the past several years). The historical burn rate for 2016, 2017 and 2018 was 0.5950%, 0.6846% and 0.4874%, respectively.

Overhang – Overhang represents the total number of shares available for future grants plus the total number of shares underlying outstanding NQOs, RSUs and PSAs, divided by the weighted average common shares outstanding at December 31, 2018. After taking into account the additional 3,300,000 shares to be authorized for issuance if the Amendment is approved by stockholders, the overhang at December 31, 2018 would have been 8.51%.

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PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

Projected Equity Usage – The projected usage of shares for equity awards was estimated based on historical grants, mix of equity awards, and Hexcel’s stock price. Based on these factors, we anticipate that, if the Amendment is approved by the stockholders, shares available for issuance under the Plan will be sufficient for purposes of the equity component of our compensation program for at least seven years. However, future events, including changes in our business, stock price, equity grant practices of our competitors and other changes in circumstances, may affect the period of time during which sufficient authorized shares remain available.

As of February 28, 2019, we have issued 3,048,992 shares under the Plan, and there were 2,019,571 shares underlying outstanding awards under the Plan (including 1,089,114 shares underlying NQOs, 289,525 shares issuable under RSUs and 640,932 shares issuable under PSAs if maximum performance levels are achieved. Shares available for issuance with respect to awards that have not yet been granted under the Plan totaled 786,824 shares.

Modifications to Address Tax Law Changes. As described above under “Compensation Discussion and Analysis—Tax Considerations,” Section 162(m) of the Internal Revenue Code (“Section 162(m)”) was changed substantially as a result of federal tax reform legislation enacted in December 2017, commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”). Prior to enactment of the TCJA and under Section 162(m), the $1 million per taxable year limit on Hexcel’s ability to deduct certain compensation paid to each of its “covered employees” (the Chief Executive Officer and our next three most highly-compensated executive officers, other than our Chief Financial Officer), did not apply to compensation that met the requirements of “qualified performance-based compensation.” The Plan included provisions regarding the grant of Qualified Performance-Based Awards (as defined in the Plan), which were intended to meet the requirements of “qualified performance-based compensation,” and, therefore, qualify for the exception from the limit on deductibility under Section 162(m). The TCJA generally eliminated the exception for “qualified performance-based compensation;” however, the exception remains available with respect to payments under certain “written binding contracts” in effect on November 2, 2017 and not materially modified thereafter). The Amendment includes the following modifications, principally designed to address the changes to Section 162(m):

■	No performance-based stock award granted on or after January 1, 2018 can be a Qualified Performance-Based Award.

■	The specified performance goals and adjustments previously applicable to Qualified Performance-Based Awards may, at the discretion of the committee, be applied to other performance-based stock awards (the committee always had this discretion, but the Plan would make this discretion explicit with regard to the specified goals and adjustments). See “Summary of the Plan, as Proposed to be Amended—Performance-Based Awards” for a description of the specified goals and adjustments. However, the Amendment does not limit the committee’s discretion in determining the terms and conditions of the other performance-based stock awards, which, as is currently the case under the Plan, need not incorporate the specified performance goals or adjustments.

■	The requirement that the committee consist solely of persons who qualify as an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) will no longer be applicable, except with respect to any outstanding Qualified Performance-Based Awards. The Plan will continue, however, to require that all committee members qualify as “independent” under NYSE listing standards and as “non-employee directors” within the meaning of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended.

Modifications Designed to Place Limitations Upon Share Recycling and Limitations on Payment of Dividends and Dividend Equivalents. The Amendment provides the following:

■	Shares tendered or withheld to satisfy a participant’s tax withholding obligation will not be available for subsequent grants under the Plan. Currently, the Plan addresses only shares withheld to satisfy a tax withholding obligation.

■	The exercise or settlement of SARs (as defined in the Plan) will reduce the shares of common stock available under the Plan by the total number of shares to which the exercise or settlement of the SARs relates, not just the net amount of shares actually issued upon exercise or settlement.

■	In the event that the committee provides for the accrual of dividends or dividend equivalents with respect to an award under the Plan, such dividends or dividend equivalents will be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the award to which they relate. Currently, the Plan imposes this restriction on dividend equivalents, but not on dividends.

56	HEXCEL CORPORATION | 2019 Proxy Statement

PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

Clarifying Changes. The Amendment provides clarification with respect several provisions in the Plan, including among others, the following:

■	The Plan currently provides that, in connection with specified extraordinary transactions, such as certain mergers or consolidations, a sale of all or substantially all of the Company’s assets or a dissolution or liquidation of Hexcel, the committee may, among other things, choose to cancel each award and have the Company make a cash payment to affected Plan participants in consideration of the cancellation. With respect to outstanding stock options or SARs, the amount to be paid in cash is equal to the excess of (x) the value, as determined by the committee, of the property (including cash) received by the holder of a share of common stock as a result of such event over (y) the exercise price of a share of common stock subject to such stock option or stock appreciation right. The Amendment clarifies that if the per share value of common stock equals or is less than the per share exercise price of a share of common stock subject to a participant’s stock option or stock appreciation right, the Company will not be required to make any payment to the participant.

■	In connection with certain changes in Hexcel’s capitalization, including, without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a subsidiary or business unit, or similar transaction effected without receipt or payment of consideration by the Company, the Amendment clarifies that the committee is required to make appropriate adjustments on an equitable basis.

■	In connection with adjustments to outstanding awards made by the committee to address specified transactions, the Amendment clarifies that any fractional shares resulting from such adjustments shall be eliminated and that such adjustments must be consistent with Section 409A or 424 of the Internal Revenue Code (the “Code”), to the extent applicable.

■	The Amendment adds a provision to the Plan explicitly stating that each participant is solely responsible for the tax consequences of awards under the Plan.

Extension of Plan Termination Date. In accordance with the current terms of the Plan, if the Amendment is approved, the termination date of the Plan will be extended to the tenth anniversary of the date of stockholder approval of the Amendment.

Summary of the Plan, as Proposed to be Amended

The following is a summary of the principal features of the Plan, as proposed to be amended by the Amendment. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Plan, as proposed to be amended, which is attached to this proxy statement as Annex B.

Authorized Shares

If the proposed amendment to the Plan is approved by stockholders, a total of 7,105,000 shares will be available for issuance under the Plan (including shares underlying awards outstanding under the Plan and shares previously issued under the Plan). In addition, (i) shares underlying outstanding awards under the Plan and under the Hexcel Corporation 2003 Incentive Stock Plan (the “Prior Plan”) that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of common stock, and (ii) shares that are not actually issued pursuant to performance-based stock awards under the Plan and the Prior Plan because the maximum performance levels have not been achieved and such shares have not been earned, will again be available for grant under the Plan.

The closing price per share of Hexcel common stock on the NYSE on March 15, 2019 was $69.17.

The following categories of shares of common stock will not be available for grants of awards under the Plan: (i) shares tendered or withheld in payment of the exercise price of stock options, (ii) shares tendered or withheld by Hexcel to satisfy a participant’s tax withholding obligations, (iii) shares repurchased by Hexcel using the proceeds from the exercise of stock options and (iv) the total number of shares to which the exercise or settlement of an SAR relates (not just the net amount of shares actually issued upon exercise or settlement).

No more than 50% of the shares of common stock available for grant pursuant to awards under the Plan may be granted pursuant to awards other than stock options and SARs. For purposes of this limitation only, with respect to a performance-based stock award, the number of shares of common stock deemed to be granted is the number of shares that would ultimately be issued if the target level of the applicable performance condition is achieved.

HEXCEL CORPORATION | 2019 Proxy Statement	57

PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

The maximum number of shares of common stock that may be covered by awards that are granted to any non-employee director in any calendar year is equal to 20,000 shares. Except as described below with respect to incentive stock options (“ISOs”) and adjustments, the Plan does not otherwise substantively limit the number of shares of common stock that may be covered by awards that are granted any participant.

Purpose

The purpose of the Plan is to attract, motivate and retain employees, directors and consultants of the Company, and to provide them with incentives to pursue the long-term profitability and success of the Company.

Administration

Subject to the terms of the Plan, the Plan is administered by the compensation committee of our board of directors. The committee must consist of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended), as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority and, with respect to Qualified Performance-Based Awards, as an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The committee has the authority to administer the Plan, including without limitation the authority to (i) periodically make determinations with respect to the participation of employees, directors and consultants in the Plan, (ii) make determinations with respect to the terms of awards made pursuant to the Plan, provided that awards that vest based on the lapse of time must vest over a period of at least three years, and the performance period for performance-based stock awards must be at least one year, subject to such exceptions as the committee may make for death, disability, new hires, promotions, retirement, change in control, and other special circumstances, (iii) interpret and construe the provisions of the Plan and any award agreement under the Plan and (iv) prescribe, amend and rescind rules and regulations relating to the Plan. The committee may from time to time delegate its powers and responsibilities to a subcommittee of the committee. All decisions, determinations and interpretations of the committee under the Plan will be final, binding and conclusive on all participants and other persons. In addition, the committee may from time to time authorize a subcommittee consisting of one or more Hexcel directors (including directors who are employees of the Company) or employees of the Company to grant awards pursuant to the Plan, subject to such restrictions and limitations as the committee may specify and to the requirements of applicable law.

Eligibility

All employees, directors and consultants of the Company are eligible to be selected by the committee to receive an award pursuant to the Plan (such a person who is selected to receive an award is referred to herein as a “participant”). As of February 28, 2019, there are approximately 6,455 employees of the Company, approximately 506 consultants to the Company, and 9 members of the Hexcel board of directors (exclusive of one director who also is an employee of Hexcel).

Award Types

The Plan permits grants of the following types of awards, subject to such terms and conditions as the committee shall determine, consistent with the terms of the Plan: (i) stock options, (ii) SARs, and (iii) other stock-based awards, which are equity-based or equity-related awards other than stock options, SARs or Qualified Performance-Based Awards. Due to changes in the federal income tax laws enacted in 2017, no additional Qualified Performance-Based Awards may be granted under the Plan.

Stock Options and SARs

Subject to the terms and conditions set forth in the Plan, the committee may grant stock options either in the form of ISOs or NQOs, or may grant SARs. ISOs are stock options that are designated by the committee as an incentive stock option and meet the applicable requirements of incentive stock options pursuant to Section 422 of the Code.

A stock option granted to a participant under the Plan enables a participant to purchase a specified number of shares of common stock at a specified exercise price per share during specified time periods, each as determined by the committee in its discretion, provided that no stock option may have a per share exercise price that is less than the Fair Market Value (as defined below) of a share of common stock on the grant date or a term of more than ten (10) years. A SAR granted to a participant under the Plan enables a participant to receive an amount of cash, or

58	HEXCEL CORPORATION | 2019 Proxy Statement

PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

shares of stock with a Fair Market Value, or both, equal to the increase in Fair Market Value of a specified number of shares of common stock between the grant date of the SAR and the date on which it is exercised. The exercise price per share of common stock covered by a SAR may not be less than the Fair Market Value of a share of common stock on the grant date, and a SAR may not have a term of more than 10 years.

For this purpose, “Fair Market Value” is equal to the closing sales price of a share of common stock on the grant date or, if not so reported for such day, the immediately preceding business day, of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading.

A stock option or SAR may be exercised by such methods and procedures as the committee determines from time to time. The exercise price of shares of common stock purchased upon exercise of stock options may be paid in any manner determined by the committee from time to time, including without limitation through net physical settlement or other method of cashless exercise.

Stock options granted under the Plan that are intended to qualify as ISOs are subject to certain additional terms and conditions as set forth in the Plan, including: (i) each stock option that is intended to qualify as an ISO must be designated as an ISO in the applicable award agreement, (ii) ISOs may be granted only to individuals who are employees of the Company, (iii) the aggregate Fair Market Value (determined as of the grant date of the ISOs) of the number of shares of common stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under all plans of the Company cannot exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code, and (iv) no ISO may be granted to a person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of common stock of the Company unless (a) the exercise price of such ISO is at least 110% of the Fair Market Value of a share of common stock at the time such ISO is granted and (b) such ISO is not exercisable after the expiration of five years from its grant date. The maximum number of shares of common stock that may be subject to awards granted under the Plan that are intended to be ISOs may not exceed 400,000 shares of common stock in the aggregate. Any stock option granted under the Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO will be treated under the Plan as a NQO.

Any repricing of a stock option or cash tender by Hexcel for a stock option will require the approval of Hexcel’s stockholders.

Other Stock-Based Awards

Other stock-based awards are equity-based or equity-related awards other than stock options, SARs or Qualified Performance-Based Awards that are denominated in, or have a value determined by reference to, a number of shares of common stock that is specified at the time of grant, subject to such terms and conditions as the committee may determine. Other stock-based awards may include, without limitation, phantom stock, restricted stock units, deferred share units or share-denominated performance units, any of which may be settled in shares of common stock or by payment in cash or otherwise, based on the value of shares of common stock. In addition, other stock-based awards may be subject to performance-based and/or service-based conditions. Other stock-based awards we previously have granted under the Plan include RSUs and PSAs.

Performance-Based Awards

Performance-based awards under the Plan include Qualified Performance-Based Awards and other stock-based awards that are subject to performance conditions, which we refer to below as “other performance-based awards.” Qualified Performance-Based Awards were intended to meet the requirements of “qualified performance-based compensation,” and therefore qualify for the exemption from the limit on deductibility under Section 162(m), which is described in more detail above under “Modifications to Address Tax Law Changes.” However, the TCJA eliminated the exemption in 2017 (subject to an exception for payments under certain “written binding contracts” in effect on November 2, 2017 and not materially modified thereafter), and, therefore, no Qualified Performance-Based Awards may be granted on or after January 1, 2018. As all outstanding Qualified Performance-Based Awards granted prior to November 2, 2017 may qualify for the exemption from the limit on deductibility under Section 162(m), provisions of the Plan relating to Qualified Performance-Based Awards continue to be in effect with respect to these awards.

HEXCEL CORPORATION | 2019 Proxy Statement	59

PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

The performance goals applicable to Qualified Performance-Based Awards, and that may be applicable to other performance-based awards, may relate to the performance of Hexcel, a subsidiary, any subsection of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure, and shall (or with respect to other performance-based awards, may) be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, stockholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). In determining attainment of a performance goal applicable to a performance-based award, the committee shall (or, solely with respect to a other performance-based award, may) exclude the negative impact of unusual, non-recurring or extraordinary items attributable to (i) acquisitions or dispositions of stock or assets, (ii) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by Hexcel or its subsidiaries after the goal is established, (iii) restructuring activities, (iv) disposal of a segment of a business, (v) discontinued operations, (vi) the refinancing or repurchase of bank loans or debt securities, (vii) unbudgeted capital expenditures, (viii) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (ix) conversion of some or all of convertible securities to common stock and (x) any business interruption event.

For purposes of clarity, the foregoing provisions do not limit the committee’s discretion to determine the terms and conditions of other performance-based awards, including any adjustments to the awards, which need not incorporate the specified performance goals or adjustments.

Dividends and Dividend Equivalents

The committee may provide for the payment of dividends or dividend equivalents with respect to an award. However, such dividends or dividend equivalents will be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the award to which they relate.

Amendment and Termination

The committee has the authority to terminate the Plan or make such modifications or amendments to the Plan as it may deem advisable, but no amendment to the Plan that requires stockholder approval under applicable law, rule, regulation or stock exchange listing requirement will become effective without the approval of our stockholders. In addition, no termination, modification or amendment of the Plan may adversely affect the rights of a participant under an outstanding award without the consent of such participant.

Adjustments

The Plan includes provisions that require or permit the committee to make certain adjustments upon the occurrence of specified events, including provisions that provide as follows: (i) in the event of any change in the number or type of shares of Hexcel common stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or any other event or transaction, the committee will make equitable adjustments in the type of shares and in the limitations on the number of shares with respect to which the committee may grant awards under the Plan, (ii) in the event of any increase or decrease in the number or type of issued shares of Hexcel common stock resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend, or any other increase or decrease in the number of such shares without receipt or payment of consideration by the Company, the committee will equitably adjust the type or number of shares subject to each outstanding award and the exercise price per share, if any, of shares subject to each such award, (iii) in the event of a merger, consolidation or similar transaction as a result of which the holders of shares of Hexcel common stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the committee will appropriately adjust each outstanding award so that it pertains and applies to the securities which a holder of the number of shares of common stock subject to such award would have received in such transaction, (iv) in the event of a dissolution or liquidation of Hexcel, a sale of all or substantially all of the Company’s assets or a merger, consolidation or similar transaction involving Hexcel in which the holders of Hexcel common stock receive securities, cash and/or other property (other than shares of the surviving corporation in such transaction), the committee may either cancel outstanding awards and provide for cash payments to participants in consideration of such cancellation, or provide for the exchange of outstanding awards for awards with respect to some or all of the property received by holders of common stock in the transaction (and may also provide for payment to the

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PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

participant in partial consideration for payment of the award), and (v) in the event of any change in the capitalization of Hexcel or other corporate change (other than those described in (ii), (iii) and (iv) above, including, without limitation, any extraordinary cash dividend, spin-off, split-off, or sale of a subsidiary or business unit, the committee will make equitable adjustments to the issuer, number and type of shares subject to awards and such other terms of such award as the committee considers appropriate.

Provisions Relating to Awards Issued to Replace Awards of an Acquired Entity

In the context of a corporate acquisition or merger, the committee may grant awards under the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards of an entity other than Hexcel. Unless otherwise required by the listing rules of any securities exchange on which shares of common stock are traded, common stock covered by such awards will not count against the number of shares otherwise available for issuance under the Plan.

Effective Date and Termination

The Plan originally became effective on May 2, 2013, the date on which stockholders initially approved the Plan. The Amendment, if approved, will be effective immediately following stockholder approval. In accordance with the terms of the Plan, as adopted, if the Amendment is approved, the termination date of the Plan will be extended to the tenth anniversary of the date of stockholder approval. Any approval by stockholders of any subsequent amendment to the Plan will further extend the termination date of the Plan to the tenth anniversary of the date of such stockholder approval.

U.S. Federal Income Tax Consequences

The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to certain types of awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. United States tax laws may change, and United States federal, state and local tax consequences for any participant will depend on his or her individual circumstances.

NQOs

A participant will not recognize any taxable income upon the grant of a NQO and the Company will not be entitled to a tax deduction with respect to such grant.

Upon exercise of a NQO, the participant will recognize compensation income in an amount equal to the excess of the aggregate fair market value of the acquired shares of our common stock on the exercise date over the aggregate exercise price paid by the participant. The amount of compensation income recognized by the participant is subject to applicable payroll taxes. Hexcel generally will be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant, at the time such compensation income is recognized. The participant’s tax basis for the shares of our common stock received pursuant to the exercise of a NQO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale or other disposition of shares of our common stock received upon the exercise of a NQO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

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PROPOSAL 3—Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan

ISOs

A participant will not recognize any taxable income upon the grant or exercise of an ISO, but the excess of the aggregate fair market value of the acquired shares of our common stock on the exercise date (the “ISO shares”) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Hexcel will not be entitled to a tax deduction with respect to such grant or exercise. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Hexcel would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes compensation income at the time of disposition equal to the excess, if any, of the lesser of (1) the aggregate fair market value of the ISO shares on the exercise date and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. Hexcel generally will be entitled to a deduction in an amount equal to the compensation income recognized by the participant, at the time such compensation income is recognized.

Restricted Stock and Restricted Stock Units

A participant will not recognize any taxable income upon the grant of a restricted stock award and the Company will not be entitled to a tax deduction with respect to such grant. When the restrictions lapse with regard to any installment of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize compensation income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize any taxable income upon the grant of RSUs, and Hexcel will not be entitled to a tax deduction with respect to such grant. The participant will recognize compensation income at the time the RSUs are settled, in an amount equal to the cash paid or the fair market value of the shares delivered to the participant. The amount of compensation income recognized by the participant is subject to applicable payroll taxes. Hexcel generally will be entitled to a deduction in an amount equal to the compensation income recognized by the participant, at the time such compensation income is recognized.

Performance-Based Awards

A participant will not recognize any taxable income upon the grant of a performance-based award and the Company will not be entitled to a tax deduction with respect to such grant. The participant will recognize compensation income at the time the performance-based award vests or is settled, depending on the structure of the award, in an amount equal to the dollar amount, or the fair market value of the shares of common stock, subject to the award. The amount of compensation income recognized by the participant is subject to payroll taxes. Hexcel generally will be entitled to a deduction in an amount equal to the compensation income recognized by the participant, at the time such compensation income is recognized.

New Plan Benefits

Future awards to employees under the Plan will be subject to the discretion of the committee and cannot be determined at this time. While non-employee directors receive RSUs under our non-employee director compensation program based on a fixed grant date fair value, the number of RSUs granted will be based upon the fair market value of our common stock at future dates, and the amount of the grant date fair value of RSUs to be granted to the directors may change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE HEXCEL CORPORATION 2013 INCENTIVE STOCK PLAN.

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Equity Compensation Plan Information

The following information is provided as of December 31, 2018. All numbers in columns (a) and (c) refer to shares of Hexcel common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	2,079,776	(1)	$38.97	(2)	1,411,186	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	2,079,776	(1)	$38.97	(2)	1,411,186	(3)

(1)	Includes 1,284,815 shares issuable upon the exercise of NQOs, 236,425 shares issuable upon the vesting and conversion of RSUs, and 558,536 shares issuable with respect to outstanding PSAs. With respect to PSAs for the 2016-2018 performance period, reflects 142,092 shares to be issued, based on the actual level of attainment of ROIC and EPS Growth (the applicable performance measures during the 2016-2018 period). See “Compensation Discussion and Analysis—2018 Compensation—Vesting of PSAs Granted in 2016” on pages 29-30 for additional information. With respect to PSAs for the 2017-2019 performance period, assumes that we will attain the maximum level of ROIC and Relative EPS Growth under the PSAs for the performance period, and with respect to the PSAs for the 2018-2020 performance period, assumes that we will attain the maximum level of ROIC and Relative EPS Growth under the PSAs for the performance period, each of which would result in the PSAs converting into the maximum number of shares of our common stock that can be awarded under the PSAs in early 2020 and 2021, respectively. To the extent that the maximum level of the performance measures is not achieved, shares that are not issuable upon conversion of the PSAs will again become available for future issuance under the 2013 ISP.

(2)	Excludes the RSUs and PSAs referred to in note 1 above because they have no exercise price.

(3)	Includes: (i) 1,284,815 shares of common stock available for future issuance under the 2013 ISP (but does not include additional shares that will be available if the proposed amendment to the 2013 ISP is approved. See “Proposal 3 – Approval of an Amendment to the Hexcel Corporation 2013 Incentive Stock Plan”) and (ii) shares of common stock available for purchase under the Hexcel Corporation 2016 Employee Stock Purchase Plan, as amended and restated, including 126,371 shares purchased by participants in January 2019.

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Audit Committee Report

The audit committee is responsible for assisting the board in its oversight of the integrity of our financial statements, our exposure to financial risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. We also appoint our independent registered public accounting firm, and submit our selection to our stockholders for ratification. We operate under a written charter adopted and approved by the board of directors, which is available on our website, www.hexcel.com.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). Our responsibility is to monitor and review these processes.

We held eight meetings in 2018, held numerous discussions with management and met in executive session, without management, with Ernst & Young LLP, our independent registered public accounting firm for 2018. We also met in executive session, without management present, with our internal auditors. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed pursuant to PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.”

Our independent registered public accounting firm also provided the written disclosures required by applicable requirements of the PCAOB, and we discussed with the independent registered public accounting firm their independence.

Based on our review and the discussions referred to above, the audit committee recommended that the board of directors include Hexcel’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Jeffrey C. Campbell, Chair

Lynn Brubaker

Cynthia M. Egnotovich

Catherine A. Suever

The Members of the Audit Committee

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Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm

General

We are asking stockholders to ratify the audit committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2019. Stockholder ratification of the appointment of EY is not required under our Certificate of Incorporation, Bylaws or otherwise, but is being submitted as a matter of good corporate practice. The audit committee is not bound by the outcome of this vote, but, if the appointment of EY is not ratified by our stockholders, the audit committee will reconsider the appointment.

EY has audited our financial statements annually since 2016. A representative of EY is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders present at the meeting.

Fees

The following table shows the aggregate fees for professional services rendered by EY for the company in 2018 and 2017, respectively:

	Year Ended December 31,
	2018	2017
Audit fees(1)	$2,792,000	$2,994,000
Audit-related fees(2)	15,000	150,000
Tax-related fees(3)	201,000	90,000
All other fees(4)	115,000	25,000
Total	$3,123,000	$3,259,000

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, review of the financial statements included in our Forms 10-Q and 10-K and services provided in connection with foreign statutory and regulatory filings.

(2)	Audit-related fees comprise fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not included in reported audit fees, including services in connection with our registered offering of senior notes in 2017.

(3)	Tax-related fees are fees incurred for professional services rendered for tax planning, tax compliance and tax advice.

(4)	All other fees in 2018 primarily relate to consulting services for an enterprise risk assessment. All other fees in 2017 relate to assistance with disclosures in our proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

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Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which we and any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities or any of their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel will be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

■	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person;

■	the benefits to us;

■	the availability of other sources for the product or service that is the subject of the transaction;

■	the timing of the transaction;

■	the potential impact of the transaction on a director’s independence; and

■	any other factors deemed relevant.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Based solely on a review of the copies of such reports filed and representations from our directors and executive officers, for the year ended December 31, 2018, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors were complied with, except that reports of changes in beneficial ownership were filed after the applicable due date for (i) Messrs. Winterlich and Merlot with respect to sales of 1,500 shares and 1,709 shares, respectively, and (ii) Mr. Graves with respect to the grant of RSUs in lieu of a portion of his quarterly cash retainer.

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Other Matters

As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for consideration by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders in accordance with their judgment on such matters.

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Stockholder Proposals

Stockholder proposals intended for inclusion in our proxy statement and annual report for the 2020 annual meeting of stockholders must be submitted in writing to us at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, must be received by us no later than November 23, 2019 and must comply in all other respects with SEC regulations relating to such inclusion.

Our Bylaws require that proposals of stockholders other than proposals submitted for inclusion in our proxy statement and proxy, and nominations for the election of directors at the 2020 annual meeting of stockholders be received by us not later than January 10, 2020, and must be accompanied by additional information specified in our Bylaws, a copy of which may be obtained upon request to our Corporate Secretary at the address provided above.

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Annual Report

Our Annual Report to Stockholders containing the company’s audited consolidated financial statements for the year ended December 31, 2018, is being mailed together with this proxy statement to all stockholders of record that have not provided contrary instructions. Additional copies are available without charge upon request. Requests should be addressed to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901.

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Annex A

Reconciliation of Adjusted EPS to GAAP EPS:

	Year Ended December 31,
(All in millions, except earnings per share)	2018	2017
GAAP net income	$276.6	$284.0
Restructuring expense(1)	5.4	—
Discrete tax benefits(2)	(4.7)	(15.6)
Tax Legislation(3)	(6.2)	(22.1)
Adjusted net income (Non-GAAP)	$271.1	$246.3
Diluted Shares (GAAP)	89.0	91.9
Earnings per Share (GAAP)	$3.11	$3.09
Adjusted Earnings per Share (Non-GAAP)	$3.05	$2.68

(1)	The year ended December 31, 2018 included restructuring expense for a European facility.

(2)	The year ended December 31, 2018 included benefits of $4.7 million related to the release of a valuation allowance in a foreign jurisdiction and release of reserves for uncertain tax positions. The year ended December 31, 2017 included benefits of $9.1 million primarily related to the release of a valuation allowance in a foreign jurisdiction, as well as $6.5 million related to the release of reserves for uncertain tax positions.

(3)	The years ended December 31, 2018 and 2017 included benefits of $6.2 million from a tax method accounting change related to the enactment of U.S. tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”) and $22.1 million related to the TCJA, respectively.

We believe that adjusted net income and adjusted diluted net earnings per share, each of which is a non-GAAP financial measure, is meaningful to investors because it provides a view of Hexcel with respect to ongoing operating results exclusive of items that are not indicative of our underlying core performance or business trends. Special items represent significant charges or credits that are important to an understanding of Hexcel’s overall operating results in the periods presented. This non-GAAP measure is not presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

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Annex B

HEXCEL CORPORATION

2013 INCENTIVE STOCK PLAN

(as amended to reflect Amendment 2019-1)

I. Purpose

The Plan is intended to attract, motivate and retain Employees, Directors and consultants of the Company, and to provide them with incentives to pursue the long-term profitability and success of the Company.

II. Definitions

(a)    “Award” means a grant pursuant to the Plan in the form of a Stock Appreciation Right, Stock Option, Other Stock-Based Award or Qualified Performance-Based Award.

(b)    “Award Agreement” means a written agreement setting forth the terms and conditions of an Award made under the Plan.

(c)    “Board” means the Board of Directors of the Corporation.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance thereunder.

(e)    “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

(f)     “Common Stock” means the common stock of the Corporation, par value $0.01, or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section X of the Plan.

(g)    “Company” means the Corporation together with all of the Subsidiaries.

(h)    “Corporation” means Hexcel Corporation, a Delaware corporation.

(i)     “Covered Employee” means a Participant who is an executive officer of the Corporation within the meaning of Rule 3b-7 promulgated under the Exchange Act.

(j)     “DGCL” means the Delaware General Corporation Law, as in effect from time to time.

(k)    “Director” means a member of the Board.

(l)     “Effective Date” means the first date that the stockholders of the Corporation approve the Plan in a manner that satisfies the requirements of the DGCL and the rules of the New York Stock Exchange.

(m)   “Employee” means an employee of the Company.

(n)    “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing sales price on the date of determination or, if not so reported for such day, the immediately preceding business day, of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the closing bid price on the date of determination or, if not so reported for such day, on the immediately preceding business day as reported on The NASDAQ Stock Market or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(p)    “Grant Date” means, with respect to any Award, the date on which the Committee completes the corporate action necessary to create a legally binding obligation on the Corporation constituting the Award, or such future date on which the grant is to be effective as provided by the Committee at the time of the corporate action.

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(q)    “ISO” means any Stock Option, or portion thereof, awarded to a Participant pursuant to the Plan that is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Section 422 of the Code.

(r)     “Other Stock-Based Award” has the meaning assigned to such term in Section VI(b).

(s)    “Participant” means an Employee, Director or consultant to whom one or more Awards have been granted pursuant to the Plan that have not been fully settled, cancelled or terminated or that are otherwise are no longer outstanding, such Person’s authorized transferees, and, following the death of such Person, his or her successors, heirs, executors, and administrators, as the case may be.

(t)     “Performance-Based Award” means (i) a Qualified Performance-Based Award or (ii) an Other Stock-Based Award subject to performance-based conditions.

(u)    “Performance Goals” means objective measures of performance based on one or more criteria established by the Committee that must be met during a Performance Period as a condition to vesting or payment of a Qualified Performance-Based Award or may be required to be met as a condition to vesting or payment of an Other Stock-Based Award subject to performance-based conditions. Such criteria may relate to the performance of the Corporation, a Subsidiary, any subsection of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria, and shall (or, solely with respect to an Other Stock-Based Award, may) be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). In addition to the foregoing, Other Stock-Based Awards may also have performance-based measures not described in this paragraph, but which may be established by the Committee at the time of grant of such Other Stock-Based Award.

In determining attainment of a Performance Goal (A) the Committee shall (or, solely with respect to an Other Stock-Based Award, may) exclude the negative impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Corporation or the Subsidiaries after the goal is established, (3) restructuring activities, (4) disposal of a segment of a business, (5) discontinued operations, (6) the refinancing or repurchase of bank loans or debt securities, (7) unbudgeted capital expenditures, (8) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) conversion of some or all of convertible securities to common stock and (10) any business interruption event; and (B) the Committee may determine to exclude such other items as it deems appropriate; provided, that with respect to a Qualified Performance Based Award, any exclusion shall be determined within ninety (90) days after the start of a Performance Period [~~to exclude such other items, each~~], shall be determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis [~~as may~~], and shall be permitted by Section 162(m) of the Code with respect to a Qualified Performance-Based Award.

(v)     “Performance Period” means, (i) with respect to any Qualified Performance-Based Award, the period of time over which attainment of the applicable Performance Goals is measured and (ii) with respect to any Other Stock-Based Award subject to performance-based conditions, the period of time over which attainment of such performance-based conditions is measured. Performance Periods may be overlapping.

(w)    “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(x)    “Plan” means this Hexcel Corporation 2013 Incentive Stock Plan, as it may be amended from time to time.

(y)    “Qualified Performance-Based Award” means an award granted to a Covered Employee prior to January 1, 2018 pursuant to Section VI(c), the payment of which is conditioned upon the attainment of one or more Performance Goals, which is intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) of the Code.

(z)    “Securities Act” means the Securities Act of 1933, as amended.

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(aa)   “Stock Appreciation Right” means a right granted to a Participant pursuant to Section VI(a) of the Plan to receive an amount of cash, or shares of Common Stock with a Fair Market Value, or both, equal to the increase in the Fair Market Value of a specified number of shares of Common Stock between the Grant Date of the right and the date on which it is exercised.

(bb)   “Stock Option” means a right granted pursuant to Section VI(a) of the Plan to purchase a specified number of shares of Common Stock at a specified exercise price per share of Common Stock.

(cc)  “Subsidiary” means any “subsidiary” of the Corporation within the meaning of Rule 405 under the Securities Act.

III. Eligibility

All Employees, Directors and consultants of the Company are eligible to be selected by the Committee to receive an Award pursuant to the Plan.

IV. Plan Administration

(a)    The Plan shall be administered by the Committee, which shall consist of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under Section 16 of the Exchange Act), [~~an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and~~]as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority[~~.~~ ] and, with respect to Qualified Performance-Based Awards, an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall periodically make determinations with respect to the participation of Employees, Directors and consultants in the Plan and the terms of Awards, including but not limited to amount, type, vesting schedule, exercise price, term, treatment upon termination of employment or other service relationship of the Participant, form of payment, Performance Goals, performance conditions, and such other terms and conditions as the Committee deems appropriate, in each case which shall be contained in an Award Agreement with respect to the Award; provided, that, Awards that vest based upon the lapse of time shall vest over a period of at least three (3) years, and the Performance Period for Performance-Based Awards shall be at least one (1) year, but, in each case, the Committee may make exceptions for death, disability, new hires, promotions, retirement, change in control, and other special circumstances.

(b)    The Committee shall have full discretionary authority to interpret and construe the provisions of the Plan and any Award Agreement and to make determinations pursuant to any Plan provision or Award Agreement. The Committee shall have the authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws. For purposes of clarity, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants and all other Persons. All decisions, determinations and interpretations of the Committee pursuant to the Plan shall be final, binding and conclusive on all Participants and all other Persons.

(c)    On or after the Grant Date of an Award, the Committee may (i) accelerate the date on which such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment or other service relationship during which such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of such Award, (iv) provide for the payment of dividends or dividend equivalents with respect to such Award or (v) permit the transferability of such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, any repricing of a Stock Option or cash tender by the Corporation for a Stock Option shall require the approval of the stockholders of the Corporation.

(d)    The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary and such Person ceases to be a Subsidiary, unless the Committee determines otherwise. The Committee may, without limitation and in its discretion, in connection with any such determination, take any action permitted under Section IV(c) upon or after such cessation, subject to such terms and conditions as the Committee shall specify. The employment of a Participant with the Company shall not be deemed to have terminated for any purpose of the Plan if such

HEXCEL CORPORATION | 2019 Proxy Statement	B-3

Participant is employed by the Corporation or a Subsidiary, and such Participant’s employment is subsequently transferred among the Corporation and the Subsidiaries, unless and to the extent the Committee specifies otherwise in writing in the Award Agreement or otherwise.

(e)    All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more Directors (including Directors who are Employees) or Employees to grant Awards, subject to such restrictions and limitations as the Committee may specify and to the requirements of DGCL Section 157.

(f)     To the extent, and in the manner, provided by the Corporation’s Certificate of Incorporation, as it may be amended from time to time, each member of the Committee, and each Director to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to Section IV(e), shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission, or determination relating to the Plan. To the extent permitted by applicable law, including without limitation the DGCL, each non-Director Employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to Section IV(e) shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission or determination relating to the Plan, in the same manner and to the same extent as the members of the Committee and Directors.

V. Stock Subject to Awards under the Plan, Share Counting Rules and Certain Limitations on Awards

(a)    Stock Subject to the Plan.

(i)     The capital stock subject to Awards under the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section X, and subject to Section V(a)(ii) below, the maximum number of shares of Common Stock that shall be available for grant pursuant to Awards under the Plan shall be [~~3,805,000~~]7,105,000 in the aggregate.

(ii)     The following categories of shares of Common Stock shall again be available for grant pursuant to Awards under the Plan, in addition to shares available for grant under paragraph (a)(i) of this Section V: (A) shares related to Awards that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of Common Stock, and the number of shares that are not actually paid pursuant to Performance-Based Awards that are earned at less than their maximum performance levels and (B) shares related to awards granted under the Hexcel Corporation 2003 Incentive Stock Plan, As Amended and Restated May 7, 2009 (the “2003 Plan”), that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of Common Stock, and the number of shares that are not actually paid pursuant to performance-based awards granted under the 2003 Plan that are earned at less than their maximum performance levels. The following categories of shares of Common Stock shall not be available for grant pursuant to Awards under the Plan: (1) shares tendered or withheld in payment of the exercise price of Stock Options, (2) shares tendered or withheld [~~by the Corporation~~]to satisfy a Participant’s tax withholding obligation, and (3) shares repurchased by the Corporation using the proceeds from the exercise of Stock Options. In addition, the exercise or settlement of Stock Appreciation Rights shall reduce the shares of Common Stock available under the Plan by the total number of shares to which the exercise or settlement of the Stock Appreciation Rights relates, not just the net amount of shares actually issued upon exercise or settlement.

(iii)    Subject to adjustment in accordance with the provisions of Section X, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan that are intended to be ISOs shall not exceed 400,000 shares of Common Stock in the aggregate.

(iv)    No more than fifty percent (50%) of the shares of Common Stock available for grant pursuant to Awards under the Plan shall be granted pursuant to Awards other than Stock Options and Stock Appreciation Rights. For purposes of this limitation only, with respect to a Performance-Based Award, the number of shares of Common Stock deemed to be granted shall be that number of shares that would ultimately be issued if the target level of the applicable performance condition or Performance Goal is achieved.

(b)    Assumption, Replacement, Conversion and Adjustment. In the context of a corporate acquisition or merger, the Committee may grant Awards pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards of an entity other than the Corporation. Unless otherwise required by the listing rules of any securities exchange on which shares of Common Stock are traded, Common Stock covered by Awards granted pursuant to this Section V(b) shall not count against the number of shares

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available for issuance pursuant to Section V(a).

(c)    Individual Award Limits. Subject to adjustment as provided in Section X:

(i)     the maximum number of shares of Common Stock that may be covered by Stock Options or Stock Appreciation Rights that are granted to any Covered Employee in any calendar year is equal to the maximum number of shares specified in Section V(a);

(ii)    the maximum number of shares of Common Stock that may be covered by Qualified Performance-Based Awards that are granted to any Covered Employee in any calendar year is equal to 345,000 shares; and

(iii)    the maximum number of shares of Common Stock that may be covered by Awards that are granted to any Director who is not an Employee in any calendar year is equal to 20,000 shares.

VI. Awards Under The Plan

The Committee may from time to time grant Awards to Participants, subject to the following terms and conditions:

(a)    Stock Options and Stock Appreciation Rights.

(i)     Terms and Conditions. The exercise price per share of Common Stock covered by any Stock Option or Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date of the Stock Option or Stock Appreciation Right. Each Stock Option and Stock Appreciation Right shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the Grant Date of such Stock Option or Stock Appreciation Right and set forth in the applicable Award Agreement; provided, however, that no Stock Option or Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date of such Stock Option or Stock Appreciation Right; and, provided, further, that each Stock Option and Stock Appreciation Right shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the applicable Award Agreement. Each Stock Option and Stock Appreciation Right may be exercised in whole or in part. The partial exercise of a Stock Option or Stock Appreciation Right shall have no impact on the remaining portion thereof. A Stock Option or Stock Appreciation Right shall be exercised by such methods and procedures as the Committee determines from time to time. The exercise price of shares of Common Stock purchased upon exercise of Stock Options may be paid in any manner determined by the Committee from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(ii)    Additional Terms for ISOs. Each Stock Option that is intended to qualify as an ISO shall be designated as such in the applicable Award Agreement, and if the applicable Award Agreement does not include any such designation, the Stock Option shall be deemed to be a non-qualified Stock Option. ISOs may only be granted to Persons who are Employees. The aggregate Fair Market Value (determined as of the Grant Date of the ISOs) of the number of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code. Any Stock Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a non-qualified Stock Option. No ISO may be granted to a Person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (i) the exercise price per share of Common Stock subject to such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five (5) years from its Grant Date.

(b)    Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards other than Stock Options, Stock Appreciation Rights or Qualified Performance-Based Awards in such amounts and subject to such terms and conditions as the Committee shall determine (each such award an “Other Stock-Based Award”). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock units, deferred share units or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award.

HEXCEL CORPORATION | 2019 Proxy Statement	B-5

(c)    Qualified Performance-Based Awards. A Qualified Performance-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. The amount payable with respect to any Qualified Performance-Based Award shall be determined in any manner permitted by Section 162(m) of the Code. Unless otherwise specified in the Award Agreement for a Qualified Performance-Based Award, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to the Qualified Performance-Based Award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the objective level of achievement of the applicable Performance Goals. For purposes of clarity, the Committee may exercise the discretion provided by the foregoing sentence in a non-uniform manner among Participants. Within ninety (90) days after the beginning of a Performance Period with respect to any Qualified Performance-Based Award, and in any case before twenty-five percent (25%) of the Performance Period has elapsed, the Committee shall establish the Performance Goals for such Performance Period. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Qualified Performance-Based Awards in a way that disqualifies them as “qualified performance-based compensation” under Section 162(m) of the Code.

VII. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award.

VIII. Other Terms and Conditions

(a)    Transferability; Transfers Upon Death. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may at any time permit in its discretion Awards to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised by the Participant’s designated authorized person or permitted transferee, provided that such authorized person or permitted transferee has been designated prior to the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such effective designation, such Awards may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer of any Award or the right to exercise any Award, whether by will, the laws of descent and distribution, or to any permitted transferee or authorized person, shall be effective to bind the Corporation unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b)    Termination of Employment or Other Relationship. The Committee shall determine the consequences with respect to each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or other relationship with the Company.

(c)    No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(d)    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date that such shares are issued on the books and records of the Corporation. For the avoidance of doubt, for purposes of the foregoing sentence the right to receive dividend equivalents with respect to an Award shall not be considered a right as a stockholder with respect to the shares of Common Stock covered by such Award.

(e)    Dividend Equivalents/Dividends. In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividends or dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

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(f)     Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(g)    Securities Matters. Notwithstanding anything to the contrary herein, the Corporation shall not be obligated to cause to be issued any shares of Common Stock pursuant to the Plan, including upon the exercise of any Stock Option granted hereunder, unless and until the Corporation is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates representing such shares bear such legends, as the Committee deems necessary or desirable. The Corporation may, in its sole discretion, defer the effectiveness of an exercise of a Stock Option hereunder or the issuance of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state, local or foreign securities laws. The Corporation shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a Stock Option or the issuance of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of a Stock Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. Notwithstanding the foregoing, the Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state, local or foreign laws.

(h)    Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Corporation in connection with any Award will be used for general corporate purposes.

IX. Termination, Modification and Amendments

(a)    The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement shall become effective unless the same shall be approved by the requisite vote of the Corporation’s stockholders.

(b)    No termination, modification or amendment of the Plan may adversely affect the rights conferred by a previously granted Award without the consent of the recipient thereof.

X. Adjustment Upon Certain Changes

Subject to any action by the stockholders of the Corporation required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock (or any other common stock of the Corporation) are listed for trading:

(a)    Shares Available for Grants. In the event of any change in the number or type of shares of Common Stock (or any other common stock of the Corporation) outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, or any change in the type and number of shares of Common Stock (or any other common stock of the Corporation) outstanding by reason of any other event or transaction, the Committee shall make equitable adjustments in the type of shares and in the limitations on the number of shares with respect to which the Committee may grant Awards as described in Section V.

(b)    Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number or type of issued shares of Common Stock (or any common stock of the Corporation) resulting from a subdivision or consolidation of shares of Common Stock (or any other common stock of the Corporation) or the payment of a stock dividend (but only on the shares of Common Stock or other common stock of the Corporation), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the type or number of shares subject to each outstanding Award and the exercise price per share, if any, of shares subject to each such Award[~~.~~ ]; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

HEXCEL CORPORATION | 2019 Proxy Statement	B-7

(c)    Certain Mergers. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall appropriately adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d)    Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis) or (iii) a merger, consolidation or similar transaction involving the Corporation in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, in its sole discretion, have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee, of such share of Common Stock, provided that with respect to the shares of Common Stock subject to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (1) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of a share of Common Stock subject to such Stock Option or Stock Appreciation Right, provided that if the per share value of Common Stock equals or is less than the per share exercise price of a share of Common Stock subject to such Stock Option or Stock Appreciation Right, the Company shall not be required to make any payment to the Participant upon surrender of the Stock Option or Stock Appreciation Right; or

(B) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction, and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price per share, if any, of stock subject to the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e)    Other Changes. In the event of any change in the capitalization of the Corporation or corporate change other than those specifically referred to in subsections (b), (c) or (d) of this Section X, including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, or similar transaction, the Committee [~~may~~]shall make such equitable adjustments in the issuer, number and type of shares subject to Awards outstanding on the date on which such change occurs, such as, for example, a substitution of Awards, and in such other terms of such Award as the Committee may consider appropriate; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

(f)     Committee Discretion; No Other Rights. The Committee shall exercise the discretion granted to it pursuant to this Section X in a manner necessary to preserve the intended benefits of the Plan for the Corporation and the Participants. Except as expressly provided in the Plan, no Participant or other Person shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(g)    Construction. Nothing in clauses (c), (d) or (e) of this Section X shall be deemed to supersede any provision of an Award that provides for accelerated vesting, termination, or other consequence in connection with any event or change to which such clauses apply.

(h)    Savings Clause. No provision of this Section X shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

B-8	HEXCEL CORPORATION | 2019 Proxy Statement

XI. No Special Employment Rights

No Person shall have any claim or right pursuant to this Plan to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserves the right at any time to terminate a Participant’s employment or other service relationship and to increase or decrease the compensation of a Participant from the rate in existence at the time of grant of any Award.

XII. Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its principles of conflicts of law.

XIII. Savings Clauses

(a)    In General. The Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

(b)    Section 409A of the Code.

(i)    To the extent applicable, it is intended that the Plan and the Awards granted hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, the Plan and the Awards granted hereunder shall be interpreted and administered to be in compliance therewith or exempt therefrom and if any provision of the Plan or any term or condition of any Award would frustrate or conflict with this intent, then the provision, term or condition will be interpreted and deemed amended so as to avoid the frustration or conflict.

(ii)    Notwithstanding anything herein or in any Award Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant during the six-month period immediately following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier than the end of such six-month period, the first business day after the date of the Participant’s death). Notwithstanding anything in this Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under this Plan, and in no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of Section 409A of the Code. Although the Corporation intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent nor warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

XIV. Effective Date and Termination

The Plan shall be effective on the Effective Date. The Plan shall terminate on the tenth (10th) anniversary of the date of the latest stockholder approval of the Plan, including without limitation any stockholder approval of an amendment to the Plan to increase the number of shares of Common Stock that may be granted hereunder. No Awards shall be granted after the termination of the Plan, but all Awards outstanding under the Plan at the time of termination shall remain outstanding pursuant to the terms thereof.

Following the Effective Date, no further awards will be granted under the 2003 Plan. For purposes of clarity, shares of Common Stock related to all awards granted under the 2003 Plan prior to the Effective Date are acknowledged and affirmed as having been properly authorized and validly granted under the 2003 Plan.

HEXCEL CORPORATION | 2019 Proxy Statement	B-9

HEXCEL CORPORATION

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 9, 2019

This Proxy is Solicited by the Board of Directors of Hexcel Corporation

P R O X Y	The undersigned stockholder of Hexcel Corporation (Hexcel) hereby appoints Nick L. Stanage, Patrick J. Winterlich and Gail E. Lehman and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 13, 2019 at the Annual Meeting of Stockholders (the Annual Meeting) to be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 9, 2019 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 22, 2019, receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

ANNUAL MEETING OF STOCKHOLDERS OF

HEXCEL CORPORATION

May 9, 2019

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement, annual report to stockholders and related materials are available at http://investors.hexcel.com/financials/proxy-materials

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2,3 AND 4.

1.	Election of directors (check one box only):	FOR	AGAINST	ABSTAIN
	Nick L. Stanage	☐	☐	☐
	Joel S. Beckman	☐	☐	☐
	Lynn Brubaker	☐	☐	☐
	Jeffrey C. Campbell	☐	☐	☐
	Cynthia M. Egnotovich	☐	☐	☐
	Thomas A. Gendron	☐	☐	☐
	Jeffrey A. Graves	☐	☐	☐
	Guy C. Hachey	☐	☐	☐
	Catherine A. Suever	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve 2018 executive compensation	☐	☐	☐

3.	Amendment to the Hexcel Corporation 2013 Incentive Stock Plan	☐	☐	☐

4.	Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2019	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions given, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.       ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Date: _____________________________________________, 2019

Signature of Stockholder

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲